                                                                     EXHIBIT 4.9
================================================================================



                             AMENDED AND RESTATED
                               REVOLVING CREDIT
                            AND TERM LOAN AGREEMENT



                         dated as of January 30, 1997


                                     among


                         PETRO STOPPING CENTERS, L.P.,



                       THE FIRST NATIONAL BANK OF BOSTON
                      AND THE OTHER LENDING INSTITUTIONS
                          LISTED ON SCHEDULE 1 HERETO
                                    -------- -

                                      and


                       THE FIRST NATIONAL BANK OF BOSTON,
                                    as Agent




================================================================================

                               TABLE OF CONTENTS
                               -----------------

1.  DEFINITIONS AND RULES OF INTERPRETATION..................................1
      1.1.  Definitions......................................................1
      1.2.  Rules of Interpretation..........................................27
2.  THE REVOLVING CREDIT FACILITY............................................28
      2.1.  Commitment to Lend...............................................28
      2.2.  Commitment Fee...................................................28
      2.3.  Reduction of Total Commitment....................................28
      2.4.  The Revolving Credit Notes.......................................29
      2.5.  Interest on Revolving Credit Loans...............................29
      2.6.  Requests for Revolving Credit Loans..............................29
      2.7.  Conversion Options...............................................30
              2.7.1.  Conversion to Different Type of Revolving
                      Credit Loan............................................30
              2.7.2.  Continuation of Type of Revolving Credit Loan..........30
              2.7.3.  Eurodollar Rate Loans..................................31
      2.8.  Funds for Revolving Credit Loans.................................31
              2.8.1.  Funding Procedures.....................................31
              2.8.2.  Advances by Agent......................................31
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS..................................32
      3.1.  Maturity.........................................................32
      3.2.  Mandatory Repayments of Revolving Credit Loans...................32
      3.3.  Optional Repayments of Revolving Credit Loans....................32
4.  THE TERM LOANS...........................................................33
      4.1.  Term Loan A......................................................33
              4.1.1.  Commitment to Lend.....................................33
              4.1.2.  The Term A Notes.......................................33
              4.1.3.  Scheduled Installment Payments of Principal of
                      Term Loan A............................................33
              4.1.4.  Interest on Term Loan A................................34
      4.2.  Term Loan B......................................................35
              4.2.1.  Commitment to Lend.....................................35
              4.2.2.  The Term B Notes.......................................35
              4.2.3.  Scheduled Installment Payments of Principal
                      of Term Loan B.........................................35
              4.2.4.  Interest on Term Loan B................................36
      4.3.  Optional Prepayment of the Term Loans............................37
      4.4.  Mandatory Prepayment of the Term Loans and Expansion
            Loans............................................................37
              4.4.1.  Proceeds...............................................37
              4.4.2.  Excess Cash Flow Recapture.............................38
              4.4.3.  Application............................................39
              4.4.4.  Expiration of Additional Tender Period.................39
5.  THE EXPANSION LOAN.......................................................39
      5.1.  Commitment to Lend...............................................39
              5.1.1.  Commitments............................................39

                         5.1.1.1.  Initial Disbursement Period...............39
                         5.1.1.2.  Subsequent Disbursement Period............40
              5.1.2.  Conditions to Advances.................................40
      5.2.  Commitment Fee...................................................41
      5.3.  Scheduled Installment Payments of Principal on the
            Expansion Loan...................................................42
      5.4.  Reduction of Total Expansion Commitment..........................42
      5.5.  The Notes........................................................42
      5.6.  Interest on Expansion Loan.......................................43
              5.6.1.  Interest Rates.........................................43
              5.6.2.  Notification by Borrower...............................43
              5.6.3.  Amounts................................................43
      5.7.  Borrower's Requisition...........................................44
      5.8.  Funds for Advances...............................................44
              5.8.1.  Funding Procedures.....................................44
              5.8.2.  Advances by Agent......................................44
6.  REPAYMENT OF THE EXPANSION LOAN..........................................45
      6.1.  Maturity.........................................................45
      6.2.  Mandatory Repayments of Loans....................................45
              6.2.1.  Availability Exceeded..................................45
              6.2.2.  Excess Cash Flow.......................................45
      6.3.  Optional Repayments of Loan......................................46
7.  LETTERS OF CREDIT........................................................46
      7.1.  Letter of Credit Commitments.....................................46
              7.1.1.  Commitment to Issue Letters of Credit..................46
              7.1.2.  Letter of Credit Applications..........................46
              7.1.3.  Terms of Letters of Credit.............................47
              7.1.4.  Reimbursement Obligations of Banks.....................47
              7.1.5.  Participations of Banks................................47
      7.2.  Reimbursement Obligation of the Borrower.........................47
      7.3.  Letter of Credit Payments........................................48
      7.4.  Obligations Absolute.............................................49
      7.5.  Reliance by Issuer...............................................49
      7.6.  Letter of Credit Fee.............................................49
8.  CERTAIN GENERAL PROVISIONS...............................................50
      8.1.  Fees Payable to Agent............................................50
              8.1.1.  Closing Fee............................................50
              8.1.2.  Agent's Fee............................................50
      8.2.  Payments to Agent................................................50
      8.3.  Taxes............................................................50
      8.4.  Computations.....................................................52
      8.5.  Inability to Determine Eurodollar Rate...........................52
      8.6.  Illegality.......................................................52
      8.7.  Additional Costs, etc............................................53
      8.8.  Capital Adequacy.................................................54
      8.9.  Certificate......................................................54
      8.10. Indemnity........................................................54

      8.11.  Interest After Default..........................................55
               8.11.1.  Overdue Amounts......................................55
               8.11.2.  Amounts Not Overdue..................................55
      8.12.  Interest Limitation.............................................55
      8.13.  Replacement of Bank.............................................56
9.  COLLATERAL SECURITY AND GUARANTIES.......................................57
      9.1.   Security of Borrower............................................57
      9.2.   Guaranties and Security of Subsidiaries.........................57
10. REPRESENTATIONS AND WARRANTIES...........................................57
      10.1.  Partnership and Corporate Authority.............................57
               10.1.1.  Existence; Good Standing.............................57
               10.1.2.  Authorization........................................57
               10.1.3.  Enforceability.......................................58
      10.2.  Governmental Approvals..........................................58
      10.3.  Title to Properties; Leases.....................................58
      10.4.  Financial Statements and Projections............................59
               10.4.1.  Financial Statements.................................59
               10.4.2.  Projections..........................................59
               10.4.3.  Solvency.............................................59
      10.5.  No Material Changes, etc........................................60
      10.6.  Franchises, Patents, Copyrights, etc............................60
      10.7.  Litigation......................................................60
      10.8.  No Materially Adverse Contracts, etc............................60
      10.9.  Compliance with Other Instruments, Laws, etc....................60
      10.10. Tax Status......................................................61
      10.11. No Event of Default.............................................61
      10.12. Holding Company and Investment Company Acts.....................61
      10.13. Absence of Financing Statements, etc............................61
      10.14. Perfection of Security Interest.................................61
      10.15. Certain Transactions............................................61
      10.16. Employee Benefit Plans..........................................62
               10.16.1. In General...........................................62
               10.16.2. Terminability of Welfare Plans.......................62
               10.16.3. Guaranteed Pension Plans.............................62
               10.16.4. Multiemployer Plans..................................63
      10.17. Regulations U and X.............................................63
      10.18. Environmental Compliance........................................63
      10.19. Subsidiaries, etc...............................................65
      10.20. Reasonably Equivalent Value.....................................65
      10.21. Disclosure......................................................65
      10.22. Chief Executive Offices.........................................66
      10.23. Fiscal Year.....................................................66
      10.24. No Amendments to Certain Documents..............................66
      10.25. Representations Under Recapitalization Documents................66
      10.26. Insurance.......................................................66
      10.27. Representations Regarding each Project..........................66
               10.27.1. Condition of Property................................66

               10.27.2. Relevant Contracts...................................66
11. AFFIRMATIVE COVENANTS OF THE BORROWER....................................67
      11.1.  Punctual Payment................................................67
      11.2.  Maintenance of Office...........................................67
      11.3.  Records and Accounts............................................67
      11.4.  Financial Statements, Certificates and Information..............67
      11.5.  Notices.........................................................69
               11.5.1.  Defaults.............................................69
               11.5.2.  Environmental Events.................................69
               11.5.3.  Notification of Claim against Collateral.............69
               11.5.4.  Notice of Litigation and Judgments...................69
      11.6.  Existence; Maintenance of Properties............................70
      11.7.  Insurance.......................................................70
      11.8.  Taxes...........................................................71
      11.9.  Inspection of Properties and Books, etc.........................71
               11.9.1.  General..............................................71
               11.9.2.  Commercial Finance Examinations......................71
               11.9.3.  Appraisals...........................................71
               11.9.4........................................................71
               Environmental Assessments.....................................71
      11.10. Compliance with Laws, Contracts, Licenses, and Permits..........72
      11.11. Employee Benefit Plans..........................................72
      11.12. Use of Proceeds.................................................72
      11.13. Further Assurances..............................................73
      11.14. Additional Mortgaged Property...................................73
      11.15. Interest Rate Protection Arrangements...........................73
      11.16. Cost Overruns...................................................73
      11.17. Contingency Reserve.............................................74
      11.18. Deposit of Funds Advanced.......................................74
      11.19. Advances to Contractor..........................................74
      11.20. Construction Inspector..........................................74
      11.21. Landlord Consents...............................................75
12. CERTAIN NEGATIVE COVENANTS OF THE BORROWER...............................75
      12.1.  Restrictions on Indebtedness....................................75
      12.2.  Restrictions on Liens...........................................78
      12.3.  Restrictions on Investments.....................................80
      12.4.  Distributions...................................................82
      12.5.  Merger, Consolidation and Disposition of Assets.................82
               12.5.1.  Mergers and Acquisitions.............................82
               12.5.2.  Disposition of Assets................................83
      12.6.  Sale and Leaseback..............................................85
      12.7.  Compliance with Environmental Laws..............................85
      12.8.  Employee Benefit Plans..........................................85
      12.9.  Transactions with Affiliates....................................86
      12.10. No Changes to Old Notes and New Notes...........................86
      12.11. Fiscal Year.....................................................86
      12.12. No Negative Pledges.............................................86

      12.13. Upstream Limitations............................................86
      12.14. Inconsistent Agreements.........................................86
      12.15. Undeveloped Land................................................87
13. FINANCIAL COVENANTS OF THE BORROWER......................................87
      13.1.  Maximum Consolidated Leverage Ratio.............................87
      13.2.  Minimum Net Worth...............................................87
      13.3.  Consolidated Cash Flow Ratio....................................88
      13.4.  Consolidated EBITDA/Interest....................................88
      13.5.  Consolidated Capital Expenditures...............................89
      13.6.  Operating Income................................................89
      13.7.  Operating Leases................................................89
14. CLOSING CONDITIONS.......................................................90
      14.1.  Loan Documents, etc.............................................90
               14.1.1.  Loan Documents.......................................90
               14.1.2.  Recapitalization Documents...........................90
               14.1.3.  New Notes............................................90
      14.2.  Certified Copies of Charter Documents...........................90
      14.3.  Action..........................................................90
      14.4.  Incumbency Certificate..........................................90
      14.5.  Validity of Liens...............................................91
      14.6.  Perfection Certificates and UCC Search Results..................91
      14.7.  Survey and Taxes................................................91
      14.8.  Title Insurance.................................................91
      14.9.  Landlord Consents...............................................91
      14.10. Certificates of Insurance.......................................91
      14.11. Appraisals......................................................92
      14.12. Hazardous Waste Assessments.....................................92
      14.13. Solvency Opinion................................................92
      14.14. Opinions of Counsel.............................................92
      14.15. Payment of Fees.................................................92
      14.16. Commercial Finance Examination..................................92
      14.17. Tender and Consent Under Indenture..............................92
      14.18. New Notes.......................................................93
      14.19. Satisfaction of Conditions of Recapitalization
             Documents.......................................................93
      14.20. Completion of Recapitalization..................................93
      14.21. No Material Adverse Change......................................93
      14.22. Capitalization..................................................93
      14.23. Transaction Costs...............................................93
      14.24. Consents and Approvals..........................................93
      14.25. Pro Forma Balance Sheet.........................................93
15. CONDITIONS TO ALL BORROWINGS.............................................93
      15.1.  Representations True; No Event of Default.......................94
      15.2.  No Legal Impediment.............................................94
      15.3.  Governmental Regulation.........................................94
      15.4.  Proceedings and Documents.......................................94
      15.5.  Conditions to Advances and Revolving Credit Loans for
             Permitted Financed Acquisitions.................................94

               15.5.1.  Acquisition Documents................................94
               15.5.2.  Real Estate Matters..................................95
               15.5.3.  Use of Proceeds......................................95
      15.6.  Conditions to Advances and Revolving Credit Loans for
             Construction....................................................95
               15.6.1.  Construction Documents...............................95
               15.6.2.  Subcontracts.........................................95
               15.6.3.  Other Contracts......................................96
               15.6.4.  Deliveries...........................................96
                        15.6.4.1.  Plans and Specifications..................96
                        15.6.4.2.  Mortgage and Title Insurance Policy.......96
                        15.6.4.3.  Other Insurance...........................96
                        15.6.4.4.  Evidence of Sufficiency of Funds..........96
                        15.6.4.5.  Evidence of Access, Availability of
                                   Utilities, Governmental Approvals.........96
                        15.6.4.6.  Environmental Report......................97
                        15.6.4.7.  Survey....................................97
               15.6.5.  Legal Opinions.......................................97
               15.6.6.  Lien Search..........................................97
               15.6.7.  Notices..............................................97
               15.6.8.  Appraisal............................................97
               15.6.9.  Performance; No Default..............................97
               15.6.10. Proceedings and Documents............................97
               15.6.11. No Damage............................................98
               15.6.12. Certificate..........................................98
               15.6.13. Approval by Construction Inspector...................98
               15.6.14. Final Survey.........................................98
               15.6.15. Certificate of The Borrower's Architect..............98
               15.6.16. Payment of Costs.....................................98
16. EVENTS OF DEFAULT; ACCELERATION; ETC.....................................98
      16.1.  Events of Default and Acceleration..............................98
      16.2.  Termination of Commitments.....................................102
      16.3.  Remedies.......................................................102
      16.4.  Distribution of Collateral Proceeds............................103
17. SETOFF..................................................................103
18. THE AGENT...............................................................104
      18.1.  Authorization..................................................104
      18.2.  Employees and Agents...........................................105
      18.3.  No Liability...................................................105
      18.4.  No Representations.............................................105
      18.5.  Payments.......................................................105
               18.5.1.  Payments to Agent...................................105
               18.5.2.  Distribution by Agent...............................106
               18.5.3.  Delinquent Banks....................................106
      18.6.  Holders of Notes...............................................106
      18.7.  Indemnity......................................................106
      18.8.  Agent as Bank..................................................107

      18.9.  Resignation....................................................107
      18.10. Notification of Defaults and Events of Default.................107
      18.11. Duties in the Case of Enforcement..............................107
19. EXPENSES................................................................108
20. INDEMNIFICATION.........................................................109
21. SURVIVAL OF COVENANTS, ETC..............................................109
22. ASSIGNMENT AND PARTICIPATION............................................110
      22.1.  Conditions to Assignment by Banks..............................110
      22.2.  Certain Representations and Warranties;
             Limitations; Covenants.........................................111
      22.3.  Register.......................................................112
      22.4.  New Notes......................................................112
      22.5.  Participations.................................................112
      22.6.  Disclosure.....................................................113
      22.7.  Assignee or Participant Affiliated with
             the Borrower...................................................113
      22.8.  Miscellaneous Assignment Provisions............................113
      22.9.  Assignment by Borrower.........................................114
      22.10. Syndication....................................................114
23. NOTICES, ETC............................................................114
24. GOVERNING LAW...........................................................115
25. HEADINGS................................................................115
26. COUNTERPARTS............................................................115
27. ENTIRE AGREEMENT, ETC...................................................116
28. WAIVER OF JURY TRIAL....................................................116
29. CONSENTS, AMENDMENTS, WAIVERS, ETC......................................116
30. SEVERABILITY............................................................117
31. NO RECOURSE AGAINST OTHERS..............................................117
32. CONFIDENTIALITY.........................................................117
33. TRANSITIONAL ARRANGEMENTS...............................................118
      33.1.  Original Credit Agreement Superseded...........................118
      33.2.  Return and Cancellation of Notes...............................118
      33.3.  Interest and Fees Under Superseded Agreement...................118

                                   SCHEDULES
                                   ---------

Schedule  1     -   Banks; Commitments; Commitment Percentages
Schedule 10.3   -   Titles to Properties;Leases
Schedule 10.7   -   Litigation
Schedule 10.15  -   Certain Officer,Director and Employee Transactions
Schedule 10.16      ERISA Matters
Schedule 10.18  -   Environmental Matters
Schedule 10.19  -   Joint Ventures and Partnerships
Schedule 10.23  -   Fiscal Year Ends
Schedule 10.26  -   Insurance
Schedule 12.1   -   Indebtedness
Schedule 12.2   -   Liens
Schedule 12.3   -   Investments
Schedule 12.9   -   Transactions with Affiliates


                                    EXHIBITS
                                    --------

Exhibit A-1     -  Form of Amended and Restated Revolving Credit Note
Exhibit A-2     -  Form of Amended and Restated Term A Note
Exhibit A-3     -  Form of Amended and Restated Term B Note
Exhibit A-4     -  Form of Expansion Note
Exhibit B-1     -  Form of Loan Request
Exhibit B-2     -  Form of Advance Request
Exhibit C       -  Form of Compliance Certificate
Exhibit D       -  Form of Assignment and Acceptance
Exhibit E       -  Form of Mortgage Amendment
Exhibit F       -  Form of Partnership Pledge Agreement
Exhibit G-1     -  Form of Security Agreement (Borrower)
Exhibit G-2     -  Form of Security Agreement (Subsidiaries)
Exhibit H       -  Form of Stock Pledge Agreement
Exhibit I       -  Form of Subordination Agreement
Exhibit J-1     -  Form of Guaranty
Exhibit J-2     -  Form of Limited Recourse Guaranty
Exhibit K       -  Form of Trademark Assignment
Exhibit L-1     -  Mortgaged Property delivered prior to Closing Date
Exhibit L-2     -  Mortgaged Property delivered after the Closing Date
Exhibit M       -  Assignment of Contracts
Exhibit N       -  Assignment of Insurance
Exhibit O       -  Borrower's Requisition
Exhibit P       -  Assignment of Architect's Contract
Exhibit Q       -  Assignment of Construction Contract
Exhibit R       -  Construction Inspectors Certificate

                              AMENDED AND RESTATED
                              --------------------
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    ----------------------------------------

  This AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of January 30, 1997, by and among PETRO STOPPING CENTERS, L.P. (the "Borrower"), a Delaware limited partnership having its principal place of business at 6080 Surety Drive, El Paso, Texas 79905, THE FIRST NATIONAL BANK OF BOSTON, a national banking association, and the other lending institutions listed on
Schedule 1 and THE FIRST NATIONAL BANK OF BOSTON as agent for itself and such
-------- -
other lending institutions.

  WHEREAS, pursuant to the Revolving Credit and Term Loan Agreement dated as of May 18, 1994 (as amended and in effect from time to time, the "Original Credit Agreement"), by and among the Borrower, certain of the Banks (as hereinafter defined) and the Agent (as hereinafter defined), the Banks party thereto made loans and other extensions of credit to the Borrower to refinance existing indebtedness of the Borrower and for working capital and partnership purposes and for financing new site expansions; and

  WHEREAS, the Borrower has requested, among other things, to amend and restate the Original Credit Agreement and to provide additional financing to effect the Recapitalization (as hereinafter defined) and to finance acquisitions and development of new truck stop properties or Petro:Lube facilities and for general corporate and working capital purposes, and the Banks are willing to provide such additional financing on the term and conditions set forth herein;

  NOW, THEREFORE, the Borrower, the Banks and the Agent agree that on the Closing Date the Original Credit Agreement is hereby amended and restated in its entirety as set forth herein and shall remain in full force and effect only as set forth herein.

                 1.  DEFINITIONS AND RULES OF INTERPRETATION.
                     ---------------------------------------

  1.1.  DEFINITIONS.
        -----------
  The following terms shall have the meanings set forth in this (S)1 or elsewhere in the provisions of this Credit Agreement referred to below:

  Additional Tax Distributions.  Distributions to pay tax liabilities arising
  ----------------------------
from the application of Section 704(c) of the Code.

  Additional Tender Period.  The period from the Closing Date through 120 days
  ------------------------
following the Closing Date.

  Adjustment Date.  The first Business Day which is five (5) days after the
  ---------------
earlier to occur of (a) the Borrower delivers to the Agent or (b) the Borrower is required to deliver to the Agent the Compliance Certificate required by
(S)11.4(c) hereof for the Borrower's fiscal quarter most recently ended.

  Advance.  See (S)5.1.
  -------

  Advance Request. See (S)5.1.2.
  ---------------

  Affiliate.  Any Person that would be considered to be an affiliate of the
  ---------
Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

  Agent's Head Office.  The Agent's head office located at 100 Federal Street,
  -------------------
Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

  Agent.  The First National Bank of Boston acting as agent for the Banks.
  -----

  Agent's Special Counsel.  Bingham, Dana & Gould LLP or such other counsel as
  -----------------------
may be approved by the Agent.

  Applicable Margin.  For each period commencing on an Adjustment Date through
  -----------------
the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Leverage Ratio, as determined for the fiscal quarter ended immediately preceding the applicable Rate Adjustment Period.

---------------------------------------------------------------------------------------------------------
                                        BASE RATE    EURODOLLAR    BASE RATE    EURODOLLAR    LETTER OF
LEVERAGE RATIO                           A LOANS    RATE A LOANS    B LOANS    RATE B LOANS   CREDIT FEE
--------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Greater than or equal to 5.25:1.00         1.50%        2.75%        2.25%          3.25%        2.75%
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Less than 5.25:1.00 but greater than or    1.25%        2.50%        2.00%          3.00%        2.50%
equal to 4.25:1.00
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Less than 4.25:1.00                        1.00%        2.25%        2.00%          3.00%        2.25%
---------------------------------------------------------------------------------------------------------

  Notwithstanding the foregoing, (a) for Loans outstanding and the Letter of Credit Fees payable during the period commencing on the Closing Date through the date immediately preceding the First Adjustment Date to occur after March 31, 1997, the Applicable Margin shall be the highest Applicable Margin set forth above, and (b) if the Borrower fails to deliver any Compliance Certificate when required by (S)11.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

  Architect's Contract.  As to each applicable Project, the contract dated after
  --------------------
the Closing Date between the Borrower and each of the Borrower's Architects.

  Asset Swap.  Any exchange of property or assets of the Borrower or any of its
  ----------
Subsidiaries for property or assets of an unaffiliated third party which consist of property or assets, including without limitation Stopping Centers, New Profit Centers and Petro:Lubes, owned or used by the Borrower or such Subsidiary in the ordinary course of business.

  Assignment and Acceptance.  See (S)22.1.
  -------------------------

  Assignment of Contracts.  The collateral assignment of contracts, permits,
  -----------------------
licenses and approvals executed and delivered by the Borrower to the Agent and substantially in the form of Exhibit M hereto.
                             ------- -

  Assignment of Insurance.  The collateral assignment of insurance policies
  -----------------------
executed and delivered by the Borrower to the Agent and substantially in the form of Exhibit N hereto.
        ------- -

  Attributable Debt.  With respect to any sale and leaseback transaction, as at
  -----------------
the date of determination, the greater of (a) the fair value of the property subject to such arrangement (as determined in good faith by the Board of Directors) and (b) the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

  Balance Sheet Date.  September 27, 1996.
  ------------------

  Banks.  FNBB and the other lending institutions listed on Schedule 1 hereto
  -----                                                     -------- -
and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to (S)22.

  Base Rate.  The higher of (a) the annual rate of interest announced from time
  ---------
to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

  Base Rate A Loans.  Revolving Credit Loans, all or any portion of the Term
  -----------------
Loan A and all or any portion of any Advance bearing interest calculated by reference to the Base Rate.

  Base Rate B Loans.  All or any portion of the Term Loan B bearing interest
  -----------------
calculated by reference to the Base Rate.

  Base Rate Loans.  The Base Rate A Loans and Base Rate B Loans.
  ---------------

  Borrower.  As defined in the preamble hereto.
  --------

  Borrower's Architect.  For each Project for which, in the Borrower's
  --------------------
reasonable determination, an architect is required, an architect selected by the Borrower.

  Borrower's Requisition.  As defined in (S)5.6.
  ----------------------

  Board of Directors.  (a) With respect to the Borrower, for so long as it is
  ------------------
organized as a limited partnership, its Board of Directors or any duly authorized committee thereof; (b) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (c) with respect to any other partnership or other entity, the board of directors or similar body of such partnership or other entity or of the general partner or general partners of such partnership or other entity, as the case may be, or any duly authorized committee thereof.

  Business Day.  Any day on which banking institutions in Boston, Massachusetts,
  ------------
are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

  Capital Assets.  Fixed assets, both tangible (such as land, buildings,
  --------------
fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill) and including any capital stock or other equity interests in another Person; provided that Capital Assets shall not
                                    --------
include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

  Capital Expenditures.  Amounts paid or indebtedness incurred by a Person or
  --------------------
any of its Subsidiaries in connection with the purchase or lease by such Person or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles, including, without limitation, amounts paid or indebtedness incurred in connection with the acquisition, development or construction of Stopping Centers, Petro:Lubes or New Profit Centers to be acquired or opened after the Closing Date; provided, that Capital Expenditures
                                           --------
shall not include amounts paid or Indebtedness incurred by such Person in connection with (a) the defense of trademarks, service marks or copyrights, (b) franchise development expenditures to the extent that such expenditures are reimbursed or recouped through royalties or otherwise within twelve (12) months from the date paid or incurred, as the case may be or (c) any portion of an Asset Swap which is a substantially equivalent exchange of property or assets (other than cash) of the Borrower or any of its Subsidiaries for property or assets (other than cash) of an unaffiliated third party.

  Capital Interests.  With respect to any Person, any and all shares, interests,
  -----------------
participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

  Capitalized Leases.  Leases under which any Person is the lessee or obligor,
  ------------------
the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

  CERCLA.  See (S)10.18.
  ------

  Change of Control.  The occurrence of any of the following events:
  -----------------

         (a) the Borrower sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to a Person other than a Wholly-Owned Subsidiary of the Borrower (other than a sale, conveyance, or transfer by the Borrower solely for the purpose of converting the Borrower into a corporation); or

         (b) a "Change of Control" (as such term is defined in the New Notes Indenture as in effect on the Closing Date and as the same may be amended and in effect from time to time) occurs.

  Closing Date.  The first date on which the conditions set forth in (S)14 have
  ------------
been satisfied and any Revolving Credit Loans, the Term Loans or any Advances are to be made or any Letter of Credit is to be issued hereunder, which date is January 30, 1997.

  Code.  The Internal Revenue Code of 1986.
  ----

  Collateral.  All of the property, rights and interests of the Borrower and its
  ----------
Subsidiaries and certain of the Sponsors that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

  Commitment.  With respect to each Bank, the amount set forth on Schedule 1
  ----------                                                      -------- -
hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

  Commitment Percentage.  With respect to each Bank, the percentage set forth on
  ---------------------
Schedule 1 hereto as such Bank's percentage of each of the aggregate Commitments
-------- -
of all the Banks, and with respect to the Term Loan A, the Term Loan B and the Expansion Loan, the percentage amount set forth on Schedule 1 of such Bank's
                                                   ----------
commitment to make the Term Loan A, the Term Loan B and the Expansion Loan.

  Common Interests.  With respect to any Person, the Capital Interests in such
  ----------------
Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

  Completion Date.  As to each Project, the last to occur of (a) the Borrower's
  ---------------
Architect's issuance of a final certificate for payment, (b) the Borrower's final payment of amounts outstanding under each such Construction Contract and
(c) the issuance of a complete, unconditional certificate or certificates of occupancy for use of the Improvements.

  Compliance Certificate.  See (S)11.4(c).
  ----------------------

  Consolidated or consolidated.  With reference to any term defined herein,
  ----------------------------
shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

  Consolidated Cash Flow.  For any period, the sum of (a) the Consolidated
  ----------------------
EBITDA of the Borrower and its Subsidiaries for such period, minus (b)
                                                             -----
Consolidated Tax Distributions and Additional Tax Distributions made during such period, and, to the extent applicable, income taxes paid by the Borrower and its Subsidiaries during such period, minus (c) the aggregate amount of Consolidated
                                 -----
Maintenance Capital Expenditures during such period (including Consolidated Maintenance Capital Expenditures carried over and used for Improvement or New Site Capital Expenditures in such period), minus (d) without duplication, the
                                           -----
aggregate amount of all cash Distributions made in such period .

  Consolidated Cash Interest Expense.  For any period, Consolidated Total
  -----------------------------------
Interest Expense, minus, (a) to the extent included in Consolidated Total
                  -----
Interest Expense for such period, the accretion of original issue discount in respect of instruments of indebtedness and any other noncash interest expense,

minus (b) to the extent included in Consolidated Total Interest Expense for such
-----
period any deferred financing costs associated with transactions permitted by the terms of this Credit Agreement, including the closing fee referred to in
(S)8.1.

  Consolidated EBITDA.  For any period, the sum of (in each case without
  -------------------
duplication) (a) the Consolidated Net Income of the Borrower and its Subsidiaries for such period (to the extent applicable, before any income tax expensed by the Borrower or its Subsidiaries to the extent deducted in calculating Consolidated Net Income), plus (b) to the extent deducted in the
                                      ----
calculation of Consolidated Net Income, the aggregate amount of noncash earnings attributable to minority interest in the Borrower's Subsidiaries (calculated in accordance with generally accepted accounting principles) for such period, plus
                                                                           ----
(c) to the extent deducted in the calculation of Consolidated Net Income, the Consolidated Total Interest Expense of the Borrower and its Subsidiaries for such period, plus (d) to the extent deducted in the calculation of Consolidated
             ----
Net Income, consolidated depreciation and amortization charges made (and not previously added in this definition) in calculating Consolidated Net Income of the Borrower and its Subsidiaries for such period, plus (e) to the extent
                                                   ----
deducted in the calculation of Consolidated Net Income, other consolidated non-cash charges made (and not previously added in this definition) in calculating Consolidated Net Income of the Borrower and its Subsidiaries for such period, plus (f) the aggregate amount of transaction costs incurred in connection with
----
the Recapitalization and expensed in such period to the extent (i) such costs were deducted in the calculation of Consolidated Net Income and (ii) the aggregate amount of such costs were approved by the Agent.

  Consolidated Excess Cash Flow. For any period, the amount by which
  -----------------------------
Consolidated EBITDA of the Borrower and its Subsidiaries, exceeds the sum of (a) Consolidated Cash Interest Expense of the Borrower and its Subsidiaries for such period, plus (b) principal payments made on the Indebtedness of the Borrower and
        ----
its Subsidiaries in such period (excluding repayments of Revolving Credit Loans not made as a result of a reduction in the Total Commitment and any repayments of Advances made during the Disbursement Period and not made as a result of a reduction in the Total Expansion Commitment), plus (c) Tax Distributions and Additional Tax
                                 ----
Distributions made in such period, and, to the extent applicable, cash income taxes paid by the Borrower and its Subsidiaries during such period, plus (d)
                                                                    ----
Capital Expenditures permitted under this Credit Agreement made in such period other than New Site Capital Expenditures to the extent financed with an Advance or a Revolving Credit Loan, plus (e) voluntary prepayments on the Term Loans
                            ----
made in such period (other than any prepayment required to be made pursuant to (S)(S)4.4.1 and 4.4.2 hereof).

  Consolidated Financial Obligations.  For any period, the sum of (a) all
  ----------------------------------
scheduled payments of principal on Indebtedness of the Borrower and its Subsidiaries, including payments in respect of Capital Leases, which came due during such period, but excluding (i) scheduled payments of principal on the Expansion Loan and (ii) any payments required to be made pursuant to (S)4.4.4 hereof, plus (b) Consolidated Cash Interest Expense for such period.
        ----

  Consolidated Funded Indebtedness.  At any time, the sum of (without
  --------------------------------
duplication) (a) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases (other than Indebtedness as described in clause (l) of the definition of Indebtedness and Indebtedness permitted by (S)12.1(b) hereof), plus (without duplication) (b) the aggregate
                                 ----
Maximum Drawing Amount of all Letters of Credit outstanding in excess of $5,000,000 in the aggregate, plus (without duplication) (c) all Indebtedness to
                             ----
third parties (other than Indebtedness described in (S)12.1(e)) guaranteed by the Borrower or any of its Subsidiaries.

  Consolidated Net Income (or Deficit).  The consolidated net income (or
  ------------------------------------
deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary, unusual and nonrecurring noncash items of income or expense and all extraordinary, unusual and nonrecurring cash items of expense associated with the repurchase of Indebtedness after the Closing Date.

  Consolidated Net Worth.  As of any date, the aggregate of capital, surplus and
  ----------------------
retained earnings of the Borrower and its Subsidiaries as would be shown on a consolidated balance sheet of the Borrower and its Subsidiaries prepared as of such date in accordance with generally accepted accounting principles, plus,
                                                                       ----
without duplication, the aggregate Capital Interests of the Borrower, less all
                                                                      ----
amounts, if any, attributable to Redeemable Capital Interests in such Person.

  Consolidated Operating Income.  For any period, the Consolidated EBITDA for
  -----------------------------
such period less Consolidated Cash Interest Expense for such period.
            ----

  Consolidated Total Interest Expense.  For any period, the aggregate amount of
  -----------------------------------
interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

  Construction Budget.  As to each Project, the budget for total estimated
  -------------------
Property Costs for each site, submitted by the Borrower to the Agent, which includes: (a) a line item cost breakdown for construction of the Improvements (the "Direct Cost Breakdown"); (b) a line item cost breakdown for Indirect Costs (the "Indirect Cost Breakdown"); and (c) a schedule of the sources of funds to pay such Property Costs (the "Source of Funds Schedule").

  Construction Contract.  As to each Project, the contract between the Borrower
  ---------------------
and the Contractor party thereto, which contract provides for the construction of the Improvements on the Real Estate.

  Construction Drawdown Date.  The Drawdown Date for any Advance or Revolving
  --------------------------
Credit Loan, as the case may be, for which the proceeds therefrom will not be used to finance a Permitted Financed Acquisition.

  Construction Inspector.  At the Agent's option, either an officer or employee
  ----------------------
of the Agent or consulting architects, engineers or inspectors appointed by the Agent.

  Construction Schedule.  For each Project, the schedule of the estimated dates
  ---------------------
of commencement and completion of the Improvements, submitted by the Borrower to the Agent.

  Contingency Reserve.  As to any Project, the amount(s) allocated as
  -------------------
contingency reserve(s) in the Construction Budget for such Project.

  Contractor.  As to any Project, the contractor selected by the Borrower.
  ----------

  Conversion Request.  A notice given by the Borrower to the Agent of the
  ------------------
Borrower's election to convert or continue a Loan in accordance with (S)2.7.

  Credit Agreement.  This Amended and Restated Revolving Credit and Term Loan
  ----------------
Agreement, including the Schedules and Exhibits hereto.

  Default.  See (S)16.1.
  -------

  Disbursement Period.  The Initial Disbursement Period and the Subsequent
  -------------------
Disbursement Period.

  Disbursement Schedule.  For each Project, the schedule of the amounts of
  ---------------------
Advances and/or Revolving Credit Loans anticipated to be requested by the Borrower each month during the term of construction of the Improvements (including an itemization of direct costs and Indirect Costs to be included in each such requisition).

  Distribution.  The payment by any Person of any distributions or other
  ------------
payments to its partners as such or, as the case may be, its shareholders as such; the declaration or payment of any dividend on or in respect of any partnership interest in or shares of any class of capital stock of any Person, other than dividends or other distributions payable solely in partnership interests or in shares of the same or a junior class of stock or Capital Interests of such Person; or the purchase or other retirement of any partnership interest in, or shares of any class of capital stock of, any Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Person to its shareholders or partners as such; or any other distribution on or in respect of any partnership interest or shares of any class of capital stock or Capital Interests of any Person.

  Dollars or $.  Dollars in lawful currency of the United States of America.
  -------    -

  Domestic Lending Office.  Initially, the office of each Bank designated as
  -----------------------
such in Schedule 1 hereto; thereafter, such other office of such Bank, if any,
        -------- -
located within the United States that will be making or maintaining Base Rate Loans.

  Drawdown Date.  The date on which any Revolving Credit Loan, Term Loan or
  -------------
Advance is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with (S)2.7, all or any portion of any Term Loan is converted or continued in accordance with (S)4.1.4(b) or
(S)4.2.4(b), or all or any portion of any Advance is converted or continued in accordance with 5.7.2, as the case may be.

  Eligible Assignee.  Any of (a) a commercial bank or finance company organized
  -----------------
under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a
                                    --------
branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) any other bank, insurance company, commercial finance company or other financial institution or prime rate fund approved by the Agent, such approval not to be unreasonably withheld; and (f) after the occurrence and during the continuation of a Default or Event of Default, any other Person approved by the Agent, which approval shall not be unreasonably withheld.

  Employee Benefit Plan.  Any employee benefit plan within the meaning of
  ---------------------
(S)3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

  Environmental Laws.  See (S)10.18(a).
  ------------------

  ERISA.  The Employee Retirement Income Security Act of 1974.
  -----

  ERISA Affiliate.  Any Person which is treated as a single employer with the
  ---------------
Borrower under (S)414 of the Code.

  ERISA Reportable Event.  A reportable event with respect to a Guaranteed
  ----------------------
Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

  Eurocurrency Reserve Rate.  For any date with respect to a Eurodollar Rate
  -------------------------
Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

  Eurodollar Business Day.  Any day on which commercial banks are open for
  -----------------------
international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

  Eurodollar Lending Office.  Initially, the office of each Bank designated as
  -------------------------
such in Schedule 1 hereto; thereafter, such other office of such Bank, if any,
        -------- -
that shall be making or maintaining Eurodollar Rate Loans.

  Eurodollar Rate.  For any Interest Period with respect to a Eurodollar Rate
  ---------------
Loan, the rate of interest equal to (a) the arithmetic average of the rates per annum for the Reference Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which such Reference Bank's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

  Eurodollar Rate A Loans.  Revolving Credit Loans, all or any portion of the
  -----------------------
Term Loan A and all or any portion of any Advance bearing interest calculated by reference to the Eurodollar Rate.

  Eurodollar Rate B Loans.  All or any portion of the Term Loan B bearing
  -----------------------
interest calculated by reference to the Eurodollar Rate.

  Eurodollar Rate Loans.  The Eurodollar Rate A Loans and the Eurodollar Rate B
  ---------------------
Loans.

  Event of Default.  See (S)16.1.
  ----------------

  Excess Amount.  See (S)13.1.
  -------------

  Expansion Commitment.  With respect to each Bank, the amount set forth on
  --------------------
Schedule 1 hereto as the amount of such Bank's commitment to make Advances to
----------
the Borrower during the Disbursement Period, as the same may be reduced from time to time; or, after the Disbursement Period or if such commitment is terminated pursuant to the provisions hereof, zero.

  Expansion Loan.  Advances made or to be made by the Banks to the Borrower
  --------------
during the Disbursement Period pursuant to (S)5.

  Expansion Loan Maturity Date.  December 31, 2001.
  ----------------------------

  Expansion Note.  See (S)5.4.
  --------------

  Expansion Note Record.  A Record with respect to an Expansion Note.
  ---------------------

  FNBB.  The First National Bank of Boston, a national banking association, in
  ----
its individual capacity.

  generally accepted accounting principles.  (a) When used in (S)13, whether
  ----------------------------------------
directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

  Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning
  -----------------------
of (S)3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

  Guaranty.  Collectively, (a) the Amended and Restated Guaranty in
  --------
substantially the form of Exhibit J-1 hereto, dated or to be dated on or prior
                          ------- ---
to the Closing Date, made by each Subsidiary of the Borrower in favor of the Banks and the Agent pursuant to which each Subsidiary of the Borrower jointly and severally guaranties to the Banks and the Agent the payment and performance of the Obligations and in form and substance satisfactory to the Banks and the Agent and (b) the Limited Recourse Guaranty in substantially the form of Exhibit
                                                                         -------
J-2 hereto, dated or to be dated on or prior to the Closing Date, made by
---
certain of the Sponsors in favor of the Banks and the Agent, pursuant to which certain Sponsors guaranty to the Banks and the Agent the payment and performance of the Obligations and in form and substance satisfactory to the Banks and the Agent.

  Hazardous Substances.  See (S)10.18(b).
  --------------------

  Improvement Capital Expenditures.  Capital Expenditures made by a Person or
  --------------------------------
any of its Subsidiaries in connection with making improvements on existing facilities in accordance with the financial projections delivered pursuant to
(S)10.4.2 hereof and approved by the Agent.

  Improvements.  As to each Project, the buildings, fixtures, equipment and
  ------------
other improvements to be constructed on the Land in accordance with the Plans and Specifications.

  Indebtedness.  With respect to any Person, whether recourse is to all or a
  ------------
portion of the assets of such Person or non-recourse, and whether or not contingent, the following (without duplication): (a) all indebtedness of such Person for borrowed money, whether current or funded, secured or unsecured, recourse or non-recourse, (b) all obligations (other than interest, premium and additional payments, if any) of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security (other than in respect of any trade payable), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (f) all Capitalized Lease obligations (other than the interest component of such Capitalized Lease obligations), (g) any liability of such Person in respect of banker's acceptances, letters of credit or similar facilities issued for the account of such Person, (h) all other indebtedness secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed (limited, however, in the case of liabilities of others, to the lesser of the amount of such liabilities or the value of such property), (i) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, (j) the obligations to reimburse the issuer in respect of any letters of credit, (k) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (l) any interest swap obligations or currency hedge obligations of such Person at the time of determination; (m) Attributable Debt with respect to any sale and leaseback transaction to which such Person is a party, and (n) all obligations of the types referred to in paragraphs (a) through (m) of this definition of Indebtedness of another Person and all dividends or other distributions of another Person, the payment of which, in either case

(i) such Person has guaranteed or (ii) is secured by (or the holder of such Indebtedness or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any lien upon the property or other assets of such Person, event though such Person has not assumed or become liable for the payment of such Indebtedness, dividends or other distributions. For purposes of the foregoing, (i) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date of determination, provided, however, that, if such
                                          --------  -------
Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; and (ii) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with generally accepted accounting principles.

  Indenture.  The Indenture dated as of May 24, 1994 and as amended pursuant to
  ---------
the terms set forth in the Indenture Tender Offer, among the Borrower, Petro Financial and First Trust National Association, as Trustee, in the form delivered to the Agent prior to the Closing Date.

  Indenture Tender Offer.  The tender offer and solicitation of consents to the
  ----------------------
proposed amendment to the Indenture dated as of December 19, 1996 by Petro GP to the holders of the Old Notes in the form delivered to the Agent prior to the Closing Date.

  Indirect Costs.  For each Project, the title insurance premiums, survey
  --------------
charges, engineering fees, architectural fees, real estate taxes during the period of construction, commitment fees and interest payable to the Banks under the Expansion Loan and Revolving Credit Loans, premiums for insurance, legal fees and all other expenses which are, in accordance with generally accepted accounting principles, Capital Expenditures relating to the Project.

  Initial Disbursement Period.  See (S)5.1.2.
  ---------------------------

  Interest Payment Date.  (a) As to any Base Rate Loan, the last day of the
  ---------------------
calendar quarter which includes the Drawdown Date thereof, and the last day of each subsequent calendar quarter; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

  Interest Period.  With respect to each Revolving Credit Loan, all or any
  ---------------
relevant portion of the Term Loans or all or any relevant portion of any Advance, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest
         --------
Periods are subject to the following:

         (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

         (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

         (c) if the Borrower shall fail to give notice as provided in (S)2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

         (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

         (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan), the Term Loan A Maturity Date (if comprising Term Loan A or a portion thereof), the Term Loan B Maturity Date (if comprising Term Loan B or a portion thereof) or the Expansion Loan Maturity Date (if comprising an Advance or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or the Term Loan A Maturity Date or the Term Loan B Maturity Date or the Expansion Loan Maturity Date (as the case may be).

  Investments.  Any direct or indirect loan, advance (or other extension of
  -----------
credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person), including without limitation the following: (a) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (b) the purchase, acquisition or guarantee of the Indebtedness of another Person or the issuance of a "keep well" with respect thereto; and (c) the purchase or acquisition of the business or assets of another Person; provided, however, that (a) accounts
                                          --------  -------
receivable purchased by the Borrower from its franchisees, licensees and third party contractors in the ordinary course of business consistent with past practices on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of current assets in the ordinary course of business; and (c) prepaid expenses and workers' compensation, utility, lease and similar deposits made in the ordinary course of business shall not constitute Investments as defined herein. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and
(iv) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

  IPA.  The Interest Purchase Agreement dated as of October 18, 1996 and as
  ---
supplemented by a letter dated as of January 27, 1997 among Mobil, Petro GP, Petro LP, the Borrower and the Selling Partners pursuant to which the Selling Partners transfer all of their respective rights, title and interest in the Borrower to Mobil, Petro GP and Petro LP pursuant to terms thereof, which Interest Purchase Agreement is in the form delivered to the Agent prior to the Closing Date.

  Land.  The Real Estate on which a Stopping Center or Petro:Lube has been built
  ----
or is to be built.

  Letter of Credit.  See (S)7.1.1.
  ----------------

  Letter of Credit Application.  See (S)7.1.1.
  ----------------------------

  Letter of Credit Participation.  See (S)7.1.4.
  ------------------------------

  Leverage Ratio.  The ratio of Consolidated Funded Indebtedness at the end of
  --------------
any fiscal quarter to Consolidated EBITDA for the four fiscal quarters then ended of the Borrower.

  Lien.  As to any Person, (a) any lien, encumbrance, mortgage, pledge, charge,
  ----
restriction, or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) any transfer of any such property or assets or the income or profits therefrom for the purpose of securing the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) any acquisition, or agreement or option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) the existence for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever under applicable law over its general creditors; or (e) any sale, assignment, pledge or other transfer of any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse.

  Loan Documents.  This Credit Agreement, the Notes, the Letter of Credit
  --------------
Applications, the Letters of Credit and the Security Documents.

  Loan Request.  See (S)2.6.
  ------------

  Loans.  The Revolving Credit Loans,  the Term Loans and the Expansion Loan.
  -----

  Maintenance Capital Expenditures.  All Capital Expenditures other than those
  --------------------------------
constituting New Site Capital Expenditures or Improvement Capital Expenditures.

  Majority Banks.  As of any date, the Banks holding at least fifty-one percent
  --------------
(51%) of the sum of the outstanding principal amount of the Loans plus the
                                                                  ----
unused portion of the Commitments and the Expansion Commitments on such date,

plus the Maximum Drawing Amount of Letters of Credit on such date; and if no
-----
such Loans and Letters of Credit are outstanding, the Banks whose aggregate Commitments and Expansion Commitments constitutes at least fifty-one percent (51%) of the Total Commitment plus the Total Expansion Commitment.
                              ----

  Maximum Drawing Amount.  The maximum aggregate amount that the beneficiaries
  ----------------------
may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

  Mobil.  Mobil Long Haul Inc., a Delaware corporation.
  -----

  Mortgage Amendments.  Collectively, each of the amendments to each of the
  -------------------
Mortgages substantially in the form of Exhibit E hereto, entered into prior to
                                       ------- -
the Closing Date, which amendments shall be dated on or prior to the Closing Date and shall be in form and substance satisfactory to the Agent.

  Mortgaged Property.  Any Real Estate which is subject to any Mortgage,
  ------------------
including any Real Estate acquired by the Borrower or a Subsidiary after the Closing Date which shall become subject to a Mortgage upon acquisition.

  Mortgages.  Collectively, (a) the several mortgages and deeds of trust, dated
  ---------
or to be dated as of May 18, 1994, as amended, and as further amended by the Mortgage Amendment pertaining to such Mortgage, from the Borrower and its Subsidiaries to the Agent with respect to the fee and leasehold interests of the Borrower and its Subsidiaries in the Real Estate referred to in Exhibit L-1
                                                                ------- ---
hereto and in form and substance satisfactory to the Banks and the Agent, (b) each of (i) the Mortgage dated as of August 11, 1994, as amended by an amendment dated as of December 31, 1994 and as affected by a partial mortgage release dated April 30, 1996, and as further amended by the Mortgage Amendment, pertaining to such Mortgage on the fees interest of the Borrower in the Real Estate located in Beaverdam, Ohio, (ii) the Mortgage dated as of September 6, 1994, as amended by the Mortgage Amendment, pertaining to such Mortgage on the fee interest of the Borrower in the Real Estate located in Ocala, Florida; and
(iii) the Mortgage dated as of January 5, 1996, as amended by the Mortgage Amendment, pertaining to such Mortgage on the fee interest of the Borrower in the Real Estate located in Medford, Oregon; (c) the several mortgages and deeds of trust, dated or to be dated on or prior to the Closing Date, from the Borrower and its Subsidiaries in the Real Estate referred to in Exhibit L-2
                                                                -----------
hereto and in form and substance satisfactory to the Banks and the Agent, and
(d) such additional mortgages and deeds of trust as may be dated after the Closing Date from the Borrower and its Subsidiaries with respect to fee and leasehold interests in Real Estate acquired after the Closing Date.

  Multiemployer Plan.  Any multiemployer plan within the meaning of (S)3(37) of
  ------------------
ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

  New Notes.  The 10 1/2% Senior Notes due 2007 in the aggregate outstanding
  ---------
principal amount of not more than $135,000,000 issued by the Borrower and Petro Financial pursuant to the New Notes Indenture and in the form delivered to the Agent prior to the Closing Date.

  New Notes Indenture.  The Indenture dated on or prior to the Closing Date,
  -------------------
among the Borrower, Petro Financial and the Trustee, in the form delivered to the Agent on or prior to the Closing Date.

  New Profit Centers.  Any new profit center or operation intended to create new
  ------------------
or expanded revenues acquired, developed or constructed after the Closing Date on any existing Stopping Center or Petro:Lube.

  New Profit Center Project.  The construction, acquisition or development by
  -------------------------
the Borrower or any Subsidiary of any New Profit Center on any existing Stopping Center or Petro:Lube.

  New Profit Center Improvements.  As to each New Profit Center Project, the
  ------------------------------
buildings, fixtures, equipment and other improvements to be constructed on the existing Stopping Center or Petro:Lube, as the case may be, in accordance with the plans and specifications applicable thereto.

  New Profit Center Personal Property.  As to each New Profit Center Project,
  -----------------------------------
the materials, furnishings, fixtures, machinery, equipment and all items of tangible and intangible personal property now or hereafter owned by the Borrower or any of its Subsidiaries, wherever located, and either (a) to be incorporated into the New Profit Center Improvements, (b) used in connection with the construction of the New Profit Center Improvements or (c) to be used in connection with the operation of the Land where such New Profit Center Project is located or New Profit Center Improvements or both.

  New Profit Center Property.  As to each New Profit Center Project, the New
  --------------------------
Profit Center Improvements and the New Profit Center Personal Property.

  New Profit Center Property Costs.  As to each New Profit Center Project, all
  --------------------------------
New Site Capital Expenditures and, without duplication, all costs that will be incurred by the Borrower or any of its Subsidiaries in connection with the construction of the New Profit Center Improvements, and the carrying of the New Profit Center Property through the date which is, as to each New Profit Center Project, the last to occur of (a) the issuance by the architect (if any) responsible for such New Profit Center Project of a final certificate for payment, (b) the Borrower's or such Subsidiary's final payment of amounts outstanding under each such construction contract and (c) the issuance of a complete, unconditional certificate or certificates of occupancy for use of the New Profit Center Improvements.

  New Site Capital Expenditures.  Capital Expenditures made for the purpose of,
  ------------------------------
and in connection with, (a) the acquisition or construction by the Borrower or any of its Subsidiaries of Stopping Centers and Petro:Lubes to be acquired, constructed or opened after the Closing Date, (b) any Other Permitted Acquisition and (c) any New Profit Center.

  Non-Wholly Owned Subsidiary.  Any Subsidiary of which less than 100%, but more
  ---------------------------
than 50% of, the outstanding Common Interests thereof are owned and controlled, directly or indirectly, by the Borrower.

  Notes.  The Revolving Credit Notes, the Term Notes and the Expansion Notes.
  -----

  Obligations.  All indebtedness, obligations and liabilities of any of the
  -----------
Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, any Letter of Credit Application, Letter of Credit, any interest rate protection agreements or other instruments at any time evidencing any thereof.

  Offering Memorandum.  The final Offering Memorandum with respect to the New
  -------------------
Notes, dated January 23, 1997, in the form delivered to the Agent prior to the Closing Date.

  Old Notes.  The 12.50% Senior Notes due 2002 in the aggregate amount of
  ---------
$100,000,000 issued by the Borrower and Petro Financial pursuant to the Indenture and in the form delivered to the Agent prior to the Closing Date, and of which less than $10,000,000 in principal amount shall be outstanding from and after the Closing Date.

  Omnibus Agreement.  The Omnibus Agreement dated as of October 18, 1996, as
  -----------------
amended by Amendment No. 1 thereto dated as of January 30, 1997, by and among James A. Cardwell, Sr., James A. Cardwell, Jr., JAJCO II, Inc., Petro, Inc., Mobil, Petro GP, Petro LP, Kirschner Investments and the Borrower, and in the form delivered to the Agent on the Closing Date.

  Original Credit Agreement.  As defined in the preamble.
  -------------------------

  Other Permitted Acquisitions.  See (S)12.5.1 hereof.
  ----------------------------

  Other Taxes.  Any present or future stamp or documentary taxes or any other
  -----------
excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Credit Agreement or any other Loan Document.

  outstanding.  With respect to the Loans, the aggregate unpaid principal
  -----------
thereof as of any date of determination.

  Partnership Pledge Agreement.  The Pledge Agreement in substantially the form
  ----------------------------
of Exhibit F hereto, dated or to be dated as of the Closing Date, between
   ------- -
certain of the Sponsors and the Agent and in form and substance satisfactory to the Banks and the Agent.

  PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of ERISA
  ----
and any successor entity or entities having similar responsibilities.

  Perfection Certificates.  The Amended and Restated Perfection Certificates as
  -----------------------
defined in the Security Agreements.

  Permitted Acquisition Closing Date.  The first date on which the conditions
  ----------------------------------
set forth in the relevant Permitted Acquisition Purchase Agreement have been satisfied and such Permitted Financed Acquisition has occurred.

  Permitted Acquisition Purchase Agreement.  Any of the purchase agreements
  ----------------------------------------
relating to a Permitted Financed Acquisition dated on or prior to December 31, 2001 between the Borrower or any of its Subsidiaries and the sellers of such Stopping Centers.

  Permitted Acquisitions.  See (S)12.5.1 hereof.
  ----------------------

  Permitted Financed Acquisition.  The acquisition(s) by the Borrower or any of
  ------------------------------
its Subsidiaries of assets or the capital stock or other equity interests of any other Person comprising, or to be renovated to become, one or more Stopping Centers or Petro:Lubes pursuant to the terms of a Permitted Acquisition Purchase Agreement and which acquisition is (a) financed in whole or in part by any Advance or Revolving Credit Loan and (b) which is an acquisition permitted by
(S)12.5.1 hereof.

  Permitted Liens.  Liens, security interests, mortgages and other encumbrances
  ---------------
permitted by (S)12.2.

  Person.  Any individual, corporation, partnership, trust, unincorporated
  ------
association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

  Personal Property.  As to each Project, the materials, furnishings, fixtures,
  -----------------
machinery, equipment and all items of tangible and intangible personal property now or hereafter owned by the Borrower, wherever located, and either (a) to be incorporated into the Improvements, (b) used in connection with the construction of the Improvements or (c) to be used in connection with the operation of the Land or Improvements or both.

  Petro Distributing.  Petro Distributing, Inc., a Delaware corporation.
  ------------------

  Petro Financial.  Petro Financial Corporation, a Delaware corporation.
  ---------------

  Petro GP.  Petro Holdings GP Corp., a Delaware corporation.
  --------

  Petro LP.  Petro Holdings LP Corp., a Delaware corporation.
  --------

  Petro:Lube.  A lube, oil and filter, tire and minor mechanical maintenance
  ----------
express facility for trucks and other heavy duty vehicles.

  Petro:Lube Project.  The construction or development by the Borrower or any
  ------------------
Subsidiary of any Petro:Lube, or the renovation of any facility to become a Petro:Lube acquired by the Borrower or any Subsidiary in any Permitted Financed Acquisition, on any Real Estate owned, leased or acquired by the Borrower or any Subsidiary.

  Petro:Lube Improvements.  As to each Petro:Lube Project, the buildings,
  -----------------------
fixtures, equipment and other improvements to be constructed on the Land in accordance with the plans and specifications applicable thereto.

  Petro:Lube Personal Property.  As to each Petro:Lube Project, the materials,
  ----------------------------
furnishings, fixtures, machinery, equipment and all items of tangible and intangible personal property now or hereafter owned by the Borrower or any Subsidiary, wherever located, and either (a) to be incorporated into the Petro:Lube Improvements, (b) used in connection with the construction of the Petro:Lube Improvements or (c) to be used in connection with the operation of the Land or Petro:Lube Improvements or both.

  Petro:Lube Property.  As to each Petro:Lube Project, the Land, the Petro:Lube
  -------------------
Improvements and the Petro:Lube Personal Property.

  Petro:Lube Property Costs.  As to each Petro:Lube Project, all New Site
  -------------------------
Capital Expenditures and, without duplication, all costs that will be incurred by the Borrower or any of its Subsidiaries in connection with the acquisition of the Land, the construction of the Petro:Lube Improvements, and the carrying of the Petro:Lube Property through the date which is, as to each Petro:Lube Project, the last to occur of (a) the issuance by the architect (if any) responsible for such Petro:Lube Project of a final certificate for payment, (b) the Borrower's or such Subsidiary's final payment of amounts outstanding under each such construction contract and (c) the issuance of a complete, unconditional certificate or certificates of occupancy for use of the Petro:Lube Improvements.

  Plans and Specifications.  As to each Project, the plans and specifications
  ------------------------
for the Improvements prepared by the Borrower's Architect and more particularly identified on a schedule to the Construction Contract pertaining thereto.

  Preferred Interests.  As applied to the Capital Interests in any Person, means
  -------------------
Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Common Interests in such Person.

  Prescribed Forms.  Duly executed forms or statements, and in such number of
  ----------------
copies, which may, from time to time be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the forms or statements, (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrower or the Agent to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes.

  Pro Forma Basis.  In connection with a Permitted Acquisition, other than
  ---------------
Permitted Acquisitions of Undeveloped Land, the Consolidated Funded Indebtedness and Consolidated EBITDA for calculation of the Leverage Ratio for the fiscal quarter in which such Permitted Acquisition occurred and each of the three succeeding fiscal quarters with reference to the audited historical financial results of the Person or assets so acquired and the Borrower and its Subsidiaries for the applicable Test Period after giving effect on a pro forma
                                                                     --- -----
basis to such Permitted Acquisition and assuming that such Permitted Acquisition had been consummated at the beginning of such Test Period in the manner described in (i), (ii) and (iii) below:

       (i) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

       (ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the date of determination plus (b) the Applicable Margin
                                               ----
  for Revolving Credit Loans then in effect (after giving effect to the Permitted Acquisition on a Pro Forma Basis); and
                             ---------

       (iii) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Agent in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

  Project.  The construction by the Borrower or any Subsidiary of any Stopping
  -------
Center or the renovation of any Stopping Center acquired by the Borrower or any Subsidiary in any Permitted Financed Acquisition, on any Real Estate owned, leased or acquired by the Borrower or any Subsidiary.

  Property.  As to each Project, the Land, Improvements and Personal Property.
  --------

  Property Costs.  As to each Project, all New Site Capital Expenditures and,
  --------------
without duplication, all costs that will be incurred by the Borrower in connection with the acquisition of the Land, the construction of the Improvements, and the carrying of the Property through the Completion Date, including without limitation all Indirect Costs.

  Rate Adjustment Period.  See the definition of Applicable Margin.
  ----------------------

  Real Estate.  All real property at any time owned or leased (as lessee or
  -----------
sublessee) by the Borrower or any of its Subsidiaries.

  Recapitalization.  The recapitalization of the Borrower on the
  ----------------
Recapitalization Closing Date by Petro GP, Petro LP, Mobil, James A. Cardwell, Sr., James A. Cardwell, Jr. and certain other investors (collectively, the "Sponsors") pursuant to the terms of the Recapitalization Documents and the transactions contemplated thereby, including without limitation, the reacquisition of the Old Notes and the Warrants after the Closing Date.

  Recapitalization Closing Date.  The first date on which the conditions set
  -----------------------------
forth in the IPA have been satisfied and the Recapitalization has occurred.

  Recapitalization Documents.  Collectively, the IPA, the Omnibus Agreement, the
  --------------------------
Restated Partnership Agreement and all agreements and documents required to be entered into or delivered pursuant thereto or in connection with the Recapitalization, each in the form delivered to the Agent on or before the Recapitalization Closing Date.

  Record.  The grid attached to a Note, or the continuation of such grid, or any
  ------
other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

  Redeemable Capital Interest.  In any Person, any equity security of such
  ---------------------------
Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Indebtedness of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Term Loan B Maturity Date; provided, however, that Preferred
                                             --------  -------
Interests of the Borrower or any Subsidiary thereof that are issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Interests in the event of a Change of Control of the Borrower shall not be deemed to be Redeemable Capital Interests solely by virtue of such provision.

  Reference Bank.  The First National Bank of Boston.
  --------------

  Reimbursement Obligation.  The Borrower's obligation to reimburse the Agent
  ------------------------
and the Banks on account of any drawing under any Letter of Credit as provided in (S)7.2.

  Rental Obligations.  All present and future obligations of the Borrower or any
  ------------------
of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to the Borrower or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and for periods through the effective date of termination specified in such notice, not to exceed ninety (90) days after the date of notice, and under which no penalty or premium is paid as a result of any such termination and (b) obligations in respect of Capitalized Leases.

  Restated Partnership Agreement.  The Third Amended and Restated Limited
  ------------------------------
Partnership Agreement of the Borrower dated as of January 30, 1997 by and among Petro, Inc., Petro GP, James A. Cardwell, Sr., James A. Cardwell Jr., JAJCO II, Inc., Petro LP, Mobil and Kirschner Investments, and in the form delivered to the Agent on or prior to the Closing Date.

  Revolver Availability.  At any time during the Additional Tender Period, the
  ---------------------
Total Commitment less the Untendered Amount on such date, and thereafter, the
                 ----
Total Commitment.

  Revolving Credit Loan Commitment Percentage.  With respect to each Bank, the
  -------------------------------------------
percentage set forth on Schedule 1 hereto as such Bank's percentage of the
                        ----------
aggregate Commitments of all the Banks.

  Revolving Credit Loan Maturity Date.  December 31, 2001.
  -----------------------------------

  Revolving Credit Loans.  Revolving credit loans made or to be made by the
  ----------------------
Banks to the Borrower pursuant to (S)2.

  Revolving Credit Note Record.  A Record with respect to a Revolving Credit
  ----------------------------
Note.

  Revolving Credit Notes.  See (S)2.4.
  ----------------------

  Roadside.  Roadside, Inc., a Delaware corporation.
  --------

  Security Agreements.  The several Amended and Restated Security Agreements in
  -------------------
substantially in the form of Exhibit G hereto, dated or to be dated on or prior
                             ------- -
to the Closing Date, between the Borrower and its Subsidiaries and the Agent and in form and substance satisfactory to the Banks and the Agent.

  Security Documents.  The Guaranty, the Security Agreements, the Assignment of
  ------------------
Contracts, the Assignment of Insurance, the Mortgages, the Trademark Assignments, the Partnership Pledge Agreement, and the Stock Pledge Agreement.

  Selling Partners.  Collectively, Roadside and Sequoia.
  ----------------

  Sequoia.  Sequoia Ventures Inc., a Delaware corporation.
  -------

  Sponsors.  As defined in the definition of Recapitalization.
  --------

  Stock Pledge Agreement.  The Amended and Restated Stock Pledge Agreement in
  ----------------------
substantially the form of Exhibit H hereto, dated or to be dated on or prior to
                          ------- -
the Closing Date, between the Borrower and the Agent and in form and substance satisfactory to the Banks and the Agent.

  Stopping Centers.  Multi-service truck stops, stopping center facilities or
  ----------------
other travel plaza facilities known as "Petro Stopping Centers" or "Petro: 2" (or such other names as the Borrower may from time to time adopt) which facilities provide services and amenities to commercial truck drivers and/or trucking companies as well as other highway motorists and local residents and which are operated by the Borrower or any of its Subsidiaries.

  Subsequent Disbursement Period.  See (S)5.1.2.
  ------------------------------

  Subsidiary.  Any corporation, association, trust, partnership or other
  ----------
business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock or other voting equity interests.

  Survey.  In relation to each Mortgaged Property, an instrument survey of such
  ------
Mortgaged Property dated as of a date subsequent to January 1, 1992 for each Mortgaged Property owned or leased by the Borrower or any of its Subsidiaries on or prior to May 31, 1994 and such other later date as is acceptable to the Agent for any Mortgaged Property owned or leased by the Borrower or any of its Subsidiaries after the Closing Date, which shall show the location of all buildings, structures, easements and utility lines on such Mortgaged Property, shall be sufficient to remove the survey exception from the Title Policy, shall show that all such buildings and structures are within the lot lines of such Mortgaged Property, shall show any encroachments by others, and shall show whether such Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain or flood hazard district established under federal, state or local law.

  Surveyor Certificate.  In relation to each Mortgaged Property for which a
  --------------------
Survey has been conducted, a certificate executed by the surveyor who prepared such Survey dated as of a recent date and containing such information relating to such Mortgaged Property as the Agent or the Title Insurance Company may require, such certificate to be reasonably satisfactory to the Agent in form and substance.

  Taking.  Any condemnation for public use of, or damage by reason of, the
  ------
action of any governmental authority or agency, or any transfer by private sale in lieu thereof, either temporarily or permanently.

  Tax Distributions.  Distributions to the partners of the Borrower and its
  -----------------
Subsidiaries made for the purpose of providing funds to pay such partners' tax liability in respect of the taxable income of the Borrower or the applicable Subsidiary, excluding any Additional Tax Distribution. Aggregate Tax Distributions shall not exceed, for any year, an amount equal to the Borrower's or such Subsidiary's (as the case may be) taxable income for such year multiplied by the maximum consolidated federal and state tax rate for individuals or corporations (expressed as a decimal) then in effect.

  Taxes.  Any and all present or future taxes, levies, imposts, deductions,
  -----
charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each

Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

  Term A Notes.   See (S)4.1.2.
  -------------

  Term A Note Record.   A record with respect to a Term A Note.
  -------------------

  Term B Notes.   See (S)4.2.2.
  -------------

  Term B Note Record.   A record with respect to a Term B Note.
  -------------------

  Term Loan A.   The term loan made or to be made by the Banks to the Borrower
  ------------
on the Closing Date in the aggregate principal amount of $20,000,000 pursuant to
(S)4.1.

  Term Loan A Maturity Date.  December 31, 2001.
  --------------------------

  Term Loan B.  The term loans made or to be made by the Banks to the Borrower
  -----------
on the Closing Date in the aggregate principal amount of $30,000,000 pursuant to
(S)4.2.

  Term Loan B Maturity Date.   December 31, 2003.
  --------------------------

  Term Loans.  Term Loan A and Term Loan B.
  ----------

  Term Note Records.  Term A Note Records and Term B Note Records.
  -----------------

  Term Notes.  The Term A Notes and the Term B Notes.
  ----------

  Test Period.  The period of all fiscal quarters (and any portion of a fiscal
  -----------
quarter) included in any covenant calculation and occurring prior to the date of such Permitted Acquisition as set forth in the definition of "Pro Forma Basis".

  Title Insurance Company.   Stewart Title Guaranty Company or such other title
  -----------------------
insurance company which is acceptable to the Agent.

  Title Policy.  In relation to each Mortgaged Property, an ALTA (or state
  ------------
regulated form in Texas and other states where ALTA policies are not available) standard form mortgagee's policy of title insurance issued by the Title Insurance Company in such amount as may be determined by the Agent, but not in excess of the fair market value of such Mortgaged Property as determined by the most recent appraisal of such Mortgaged Property, insuring the priority of the Mortgage of such Mortgaged Property, and that the Borrower or one of its Subsidiaries holds fee simple or leasehold title, as applicable, to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy (other than tenants under recorded or unrecorded leases) or matters which would be shown by a survey (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Agent in its reasonable discretion may require, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement, (c) revolving credit endorsement, (d) tie-in endorsement, (e) doing business endorsement, (f) first loss endorsement and (g) gap endorsement (or in Texas and any other state where ALTA policies are not available, similar endorsements to the extent available).

  Total Commitment.  The sum of the Commitments of the Banks, as in effect from
  ----------------
time to time, as the same may be reduced from time to time pursuant to (S)2.3.

  Total Expansion Commitment.  The sum of the Expansion Commitments of the
  --------------------------
Banks, as in effect from time to time, as the same may be reduced from time to time pursuant to (S)5.4 and (S)12.1 hereof.

  Trademark Assignments.  The Trademark Collateral Assignment and Security
  ---------------------
Agreement in substantially the form of Exhibit K hereto, dated as of May 18,
                                       ------- -
1994 and as amended by the First Amendment thereto dated as of December 31, 1994 and the Second Amendment thereto dated on or prior to the Closing Date, made by the Borrower in favor of the Agent and in form and substance satisfactory to the Banks and the Agent.

  Trustee.  State Street Bank and Trust Company.
  -------

  Type.  As to any Revolving Credit Loan, all or any portion of the Term Loans
  ----
or all or any portion of any Advance, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

  Undeveloped Land.  As of any date of determination, any real property owned by
  ----------------
the Borrower or any of its Subsidiaries which has not been, or is not in the process of being, developed into a Stopping Center or Petro:Lube within one year from the date of such acquisition.

  Uniform Customs.  With respect to any Letter of Credit, the Uniform Customs
  ---------------
and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

  Unpaid Reimbursement Obligation.  Any Reimbursement Obligation for which the
  -------------------------------
Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, (S)7.2.

  Untendered Amount.  As of any date of determination, the aggregate amount of
  -----------------
the Old Notes which have not been tendered on such date pursuant to the Indenture Tender Offer, or which have been tendered but for which payment has not been made by the Borrower.

  Voting Stock.  Stock or similar interests, of any class or classes (however
  ------------
designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

  Warrants.  The Exchangeable Debt Warrants issued on May 24, 1994 to the
  --------
purchasers of the Old Notes, evidencing a right to exchange such Warrants for not more than three percent (3%) of the outstanding shares of common stock of a corporate successor to the Borrower or exchangeable for not more than $5,538,000 in the aggregate of additional principal amount of Old Notes upon the happening of certain contingencies (including the Recapitalization) or upon May 24, 1998, in the form delivered to the Agent prior to the closing date as defined in the Original Credit Agreement.

  Wholly-Owned Subsidiary.  Any Subsidiary of which 100% of the outstanding
  -----------------------
Capital Interests thereof are owned and controlled, directly or indirectly, by the Borrower. For all purposes hereof, Petro Distributing and Petro Financial are deemed to be Wholly-Owned Subsidiaries of the Borrower.

  1.2.  RULES OF INTERPRETATION.
        -----------------------

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law includes any amendment or modification to such law.

         (d) A reference to any Person includes its permitted successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include", "includes" and "including" are not limiting.

         (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

         (h) Reference to a particular "(S)" refers to that section of this Credit Agreement unless otherwise indicated.

         (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

         (j) A reference to any date herein which is specifically identified as a fiscal month, fiscal quarter or fiscal year end date shall mean the fiscal month, fiscal quarter or fiscal year, as the case may be, ending nearest such date.

                       2.  THE REVOLVING CREDIT FACILITY.
                           -----------------------------

  2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this
       ------------------
Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with (S)2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Revolving Credit Loan Commitment Percentage of the
           -----
sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans
--------
(after giving effect to all amounts requested) plus the Maximum Drawing Amount
                                               ----
and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (a) Total Commitment and (b) the Revolver Availability. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Revolving Credit
                    --- ----
Loan Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in (S)14 and (S)15, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and (S)15, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

  2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts
       --------------
of the Banks in accordance with their respective Revolving Credit Loan Commitment Percentages a commitment fee calculated at the rate of one-half of one percent (1/2%) on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and
                              -----
all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the last day of each calendar quarter for such calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

  2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any
       -----------------------------
time and from time to time upon three (3) Business Days prior written notice to the Agent to reduce by $1,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their
                                          --- ----
respective Revolving Credit Loan Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this (S)2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

  2.4.  THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be
        --------------------------
evidenced by separate amended and restated promissory notes of the Borrower in substantially the form of Exhibit A-1 hereto (each a "Revolving Credit Note"),
                          ------- ---
dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such
----- -----
Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

  2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in
       ----------------------------------
(S)8.12, (a) each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the
                                                                  ----
Applicable Margin; and (b) each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.
                                                    ----
The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

  2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Agent
       -----------------------------------
written notice in the form of Exhibit B-1 hereto (or telephonic notice confirmed
                              -----------
in a writing in the form of Exhibit B-1 hereto) of each Revolving Credit Loan
                            -----------
requested hereunder (a "Loan Request") no later than (a) 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan; provided, however, the Borrower shall not request any Eurodollar Rate
           --------  -------
Loans until the date which is the earlier to occur of (i) thirty (30) days following the Closing Date and (ii) the date on which the syndication of the Loans hereunder has been completed, without the Agent's consent. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan, (iv) the Type of such Revolving Credit Loan and (v) whether all or any portion of the proceeds of such Revolving Credit Loan are being used to finance New Site Capital Expenditures. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the

Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof, subject to (S)2.7.3. In addition, to the extent all or any portion of such Revolving Credit Loan is being used to finance any Project, the Borrower shall comply with all of the necessary provisions and conditions set forth in (S)(S)14 and 15 hereof as applicable and, to the extent the proceeds of all or any portion of such requested Revolving Credit Loan will be used to fund all or any Property Costs associated with a Project, the Borrower shall also comply with the provisions of
(S)5.7 hereof.

  2.7.  CONVERSION OPTIONS.
        ------------------

          2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The
                 -----------------------------------------------------
  Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with
                                                          --------
  respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day's prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days' prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect to such Eurodollar Rate Loan and (d) no Base Rate Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its applicable Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount
  --------
  of $500,000 or an integral multiple of $100,000 in excess thereof. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall specify the Interest Period for such converted Eurodollar Rated Loan and shall be irrevocable by the Borrower.

          2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving
                 ---------------------------------------------
  Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in (S)2.7.1 that would have been applicable for a conversion into such Type; provided that
                                                                   --------
  no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the

  Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this (S)2.7 is scheduled to occur.

          2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar
                 ---------------------
  Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or an integral multiple of $100,000 in excess thereof. In addition, no more than five (5) Eurodollar Rate Loans having different Interest Periods shall be outstanding at any one time.

  2.8.  FUNDS FOR REVOLVING CREDIT LOANS.
        --------------------------------

          2.8.1. FUNDING PROCEDURES. Not later than 2:00 p.m. (Boston time) on
                 ------------------
  the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by (S)(S)14 and 15 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

          2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the
                 -----------------
  contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate per annum paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such
          -----
  Revolving Credit Loans, times (c) a fraction, the numerator of which is the
                          -----
  number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie
                                                                  ----- -----
  evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                 3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.
                     ---------------------------------------

  3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan
       --------
Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

  3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of
       ----------------------------------------------
the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (a) the Total Commitment and (b) the Revolver Availability, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by (S)7.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

  3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have
       ---------------------------------------------
the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium (but subject to (S)8.11). The Borrower shall give the Agent, no later than 11:00 a.m., Boston time, on the date of any proposed prepayment written notice of any proposed prepayment pursuant to this (S)3.3 of Base Rate Loans, and three (3) Eurodollar Business Days' prior written notice of any proposed prepayment pursuant to this (S)3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in a minimum aggregate amount of $250,000 or a whole multiple of $50,000 in excess thereof and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans or both, at the Agent's option. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                              4.  THE TERM LOANS.
                                  ---------------

  4.1. TERM LOAN A.
       ------------

         4.1.1. COMMITMENT TO LEND. Subject to the terms and conditions set
                ------------------
  forth in this Credit Agreement, each Bank agrees to lend to the Borrower on the Closing Date Term Loan A in an amount equal to its Term Loan A Commitment Percentage of the principal amount of $20,000,000.

         4.1.2. THE TERM A NOTES. Term Loan A shall be evidenced by separate
                ----------------
  amended and restated promissory notes of the Borrower in substantially the form of Exhibit A-2 hereto (each a "Term A Note"), dated the Closing Date and
          ------- ---
  completed with appropriate insertions. One Term A Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Term Loan A Commitment Percentage of Term Loan A and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Term Loan A, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term A Note Record reflecting the original principal amount of such Bank's Term Loan A and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term A Note, an appropriate notation on such Bank's Term A Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term A Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term A Note Record shall not affect the obligations of the Borrower hereunder or under any Term A Note to make payments of principal of and interest on any Term A Note when due.

         4.1.3. SCHEDULED INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN A. The
                ----------------------------------------------------------
  Borrower promises to pay to the Agent for the account of the Banks the principal amount of Term Loan A in eighteen (18) consecutive quarterly installments, such installments to be in the amounts set forth in the table below and due and payable on the last day of each calendar quarter of each calendar year, commencing on September 30, 1997, with a final payment on the Term Loan A Maturity Date in an amount equal to the unpaid balance of Term Loan A.

          DATE                              PAYMENT AMOUNT

          September 30, 1997                $  750,000.00
          December 31, 1997                 $  750,000.00
          March 31, 1998                    $  625,000.00
          June 30, 1998                     $  625,000.00
          September 30, 1998                $  625,000.00
          December 31, 1998                 $  625,000.00
          March 31, 1999                    $1,000,000.00
          June 30, 1999                     $1,000,000.00
          September 30, 1999                $1,000,000.00
          December 31, 1999                 $1,000,000.00

          March 31, 2000                    $1,250,000.00
          June 30, 2000                     $1,250,000.00
          September 30, 2000                $1,250,000.00
          December 31, 2000                 $1,250,000.00
          March 31, 2001                    $1,750,000.00
          June 30, 2001                     $1,750,000.00
          September 30, 2001                $1,750,000.00
          Term Loan A Maturity Date       Remaining Unpaid
                                             Balance of
                                            Term Loan A

       4.1.4.  INTEREST ON TERM LOAN A.
               -----------------------

               (a) INTEREST RATES. Except as otherwise provided in (S)8.11, Term
                   --------------
  Loan A shall bear interest during each Interest Period relating to all or any portion of Term Loan A at the following rates:

                   (i) To the extent that all or any portion of Term Loan A bears interest during such Interest Period based on the Base Rate, Term Loan A or such portion shall bear interest during such Interest Period at the rate per annum of the Base Rate plus the Applicable Margin.
                             ----

                   (ii) To the extent that all or any portion of Term Loan A bears interest during such Interest Period based on the Eurodollar Rate, Term Loan A or such portion shall bear interest during such Interest Period at the rate per annum of the Eurodollar Rate determined for such Interest Period plus
                                                                            ----
  the Applicable Margin.

       The Borrower promises to pay interest on Term Loan A or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

               (b) NOTIFICATION BY BORROWER. The Borrower shall notify the
                   ------------------------
  Agent, such notice to be irrevocable, at least three (3) Business Days prior to the Drawdown Date of Term Loan A if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate; provided, however, the Borrower shall
                                           --------  -------
  not request any Eurodollar Rate Loans until the date which is the earlier to occur of (i) thirty (30) days following the Closing Date and (ii) the date on which the syndication of the Loans hereunder has been completed, without the consent of the Agent. After Term Loan A has been made, the provisions of
  (S)2.7 shall apply mutatis mutandis with respect to Term Loan A so that the
                     ------- --------
  Borrower may have the same interest rate options with respect to all or any portion of Term Loan A as it would be entitled to with respect to the Revolving Credit Loans (subject to the same limitations as apply to Revolving Credit Loans under (S)2.7, except as to the minimum integral multiples of partial conversions, which, in the case of the Term Loan A shall be in integral multiples of $125,000); provided, however, the Borrower shall not be
                                   --------  -------
  permitted to have more than four (4) Eurodollar Rate A Loans which comprise the Term Loan A outstanding at any time.

               (c) AMOUNTS, ETC. No Interest Period relating to Term Loan A or
                   ------------
  any portion thereof bearing interest based on the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of Term Loan A is to be made unless a portion of Term Loan A at least equal to such installment payment has an Interest Period ending on such date or is a Base Rate Loan.

  4.2.  TERM LOAN B.
        ------------

          4.2.1. COMMITMENT TO LEND. Subject to the terms and conditions set
                 ------------------
  forth in this Credit Agreement, each Bank agrees to lend to the Borrower on the Closing Date Term Loan B in an amount equal to its Term Loan B Commitment Percentage of the principal amount of $30,000,000.

          4.2.2. THE TERM B NOTES. Term Loan B shall be evidenced by separate
                 ----------------
  amended and restated promissory notes of the Borrower in substantially the form of Exhibit A-3 hereto (each a "Term B Note"), dated the Closing Date and
          ------- ---
  completed with appropriate insertions. One Term B Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Term Loan B Commitment Percentage of Term Loan B and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Term Loan B, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term B Note Record reflecting the original principal amount of such Bank's Term Loan B and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term B Note, an appropriate notation on such Bank's Term B Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term B Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term B Note Record shall not affect the obligations of the Borrower hereunder or under any Term B Note to make payments of principal of and interest on any Term B Note when due.

          4.2.3. SCHEDULED INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN B. The
                 ----------------------------------------------------------
  Borrower promises to pay to the Agent for the account of the Banks the principal amount of Term Loan B in twenty-six (26) consecutive quarterly installments, such installments to be in the amounts set forth in the table below and due and payable on the last day of each calendar quarter of each calendar year, commencing on September 30, 1997, with a final payment on the Term Loan B Maturity Date in an amount equal to the unpaid balance of Term Loan B.

        Date                                        Payment Amount

        September 30, 1997                          $  250,000.00
        December 31, 1997                           $  250,000.00
        March 31, 1998                              $  125,000.00
        June 30, 1998                               $  125,000.00
        September 30, 1998                          $  125,000.00

        December 31, 1998                           $  125,000.00
        March 31, 1999                              $  125,000.00
        June 30, 1999                               $  125,000.00
        September 30, 1999                          $  125,000.00
        December 31, 1999                           $  125,000.00
        March 31, 2000                              $  125,000.00
        June 30, 2000                               $  125,000.00
        September 30, 2000                          $  125,000.00
        December 31, 2000                           $  125,000.00
        March 31, 2001                              $  125,000.00
        June 30, 2001                               $  125,000.00
        September 30, 2001                          $  125,000.00
        December 31, 2001                           $  125,000.00
        March 31, 2002                              $3,375,000.00
        June 30, 2002                               $3,375,000.00
        September 30, 2002                          $3,375,000.00
        December 31, 2002                           $3,375,000.00
        March 31, 2003                              $3,500,000.00
        June 30, 2003                               $3,500,000.00
        September 30, 2003                          $3,500,000.00
        Term Loan B Maturity Date                 Remaining Unpaid
                                                     Balance of
                                                    Term Loan B

        4.2.4. INTEREST ON TERM LOAN B.
               -----------------------

               (a) INTEREST RATES. Except as otherwise provided in (S)8.11, Term
                   --------------
  Loan B shall bear interest during each Interest Period relating to all or any portion of Term Loan B at the following rates:

                   (i) To the extent that all or any portion of Term Loan B bears interest during such Interest Period based on the Base Rate, Term Loan B or such portion shall bear interest during such Interest Period at the rate per annum of the Base Rate plus the Applicable Margin.
                             ----

                   (ii) To the extent that all or any portion of Term Loan B bears interest during such Interest Period based on the Eurodollar Rate, Term Loan B or such portion shall bear interest during such Interest Period at the rate per annum of the Eurodollar Rate determined for such Interest Period plus
                                                                            ----
  the Applicable Margin .

       The Borrower promises to pay interest on Term Loan B or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

               (b) NOTIFICATION BY BORROWER. The Borrower shall notify the
                   ------------------------
  Agent, such notice to be irrevocable, at least three (3) Business Days prior to the Drawdown Date of Term Loan B if all or any portion of the Term Loan B is to bear interest based on the Eurodollar Rate; provided, however, the
                                                    --------  -------
  Borrower shall not request any Eurodollar Rate Loans until the date which is the earlier to occur of (i) thirty (30) days following the Closing Date and (ii)
  the date on which the syndication of the Loans hereunder has been completed, without the consent of the Agent. After Term Loan B has been made, the provisions of (S)2.7 shall apply mutatis mutandis with respect to Term Loan B
                                   ------- --------
  so that the Borrower may have the same interest rate options with respect to all or any portion of Term Loan B as it would be entitled to with respect to the Revolving Credit Loans (subject to the same limitations as apply to Revolving Credit Loans under (S)2.7, except as to the minimum integral multiples of partial conversions, which, in the case of the Term Loan B shall be in integral multiples of $125,000); provided, however, the Borrower shall
                                         --------  -------
  not be permitted to have more than four (4) Eurodollar Rate B Loans outstanding at any time.

               (c) AMOUNTS, ETC. No Interest Period relating to Term Loan B or
                   ------------
  any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of Term Loan B is to be made unless a portion of Term Loan B at least equal to such installment payment has an Interest Period ending on such date or is a Base Rate Loan.

  4.3. OPTIONAL PREPAYMENT OF THE TERM LOANS. The Borrower shall have the right
       -------------------------------------
at any time to prepay the Term Notes on or before the Term Loan A Maturity Date or the Term Loan B Maturity Date, as a whole, or in part, upon not less than three (3) Business Days' prior written notice to the Agent, without premium or penalty (but subject to (S)8.10), provided that (a) each partial prepayment shall be in the principal amount of $1,000,000 or an integral multiple thereof, and (b) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loans shall include all interest accrued to the date of prepayment and shall be applied pro rata against the remaining scheduled installments of principal due on the Term Loans. No amount repaid with respect to the Term Loans may be reborrowed.

  4.4. MANDATORY PREPAYMENT OF THE TERM LOANS AND EXPANSION LOANS.
       ----------------------------------------------------------

         4.4.1. PROCEEDS. Concurrently with the receipt by the Borrower or any
                --------
  of its Subsidiaries of cash proceeds from (a) sales or other dispositions of assets (other than the sale or disposition of assets in the ordinary course of business consistent with past practices) which exceed, in the aggregate, $5,000,000 over the term of this Credit Agreement and which have not been either (i) reinvested by the Borrower in replacement assets in which the Agent shall have a first priority perfected security interest for the benefit of the Agent and the Banks (subject only to those liens permitted pursuant to (S)12.1
  (a) - (f), (S)12.1(k) - (l) and (S)12.1 (n) - (q))within 270 days of receipt by the Borrower or such Subsidiary (and, for purposes of this (S)4.4.1(a)(i), to the extent the Borrower or any such Subsidiary purchased any replacement asset not more than thirty (30) days prior to the Borrower's or such Subsidiary's receipt of the cash proceeds of any such sale or disposition, such a purchase shall be considered as being reinvested for purposes of this (S)4.4.1 so long as it is also considered to be a reinvestment pursuant to (S)4.9 of the New Notes Indenture), or (ii) subject to a commitment by the Borrower or such Subsidiary pursuant to any contract to be used to make such a reinvestment in replacement assets in which the Agent shall have a first priority perfected security interest for the benefit of the Agent and the Banks (subject only to those liens permitted pursuant to (S)12.1
  (a) - (f), (S)12.1(k) - (l) and (S)12.1 (n) - (q)), subject only to customary conditions (other than the obtaining of financing), on or prior to the 270th day following the Borrower's or such Subsidiary's receipt of the cash proceeds and the cash proceeds contractually committed are so applied within 365 days following receipt of such proceeds, (b) the sale of stock, partnership interests or other equity issuances of the Borrower or any of its Subsidiaries other than in connection with the Borrower's equity incentive plan, (c) insurance claims received by the Borrower or its Subsidiaries which have not been either (i) reinvested by the Borrower or such Subsidiary within one year of receipt by such Person of such proceeds (and, for purposes of this
  (S)4.4.1(c)(i), to the extent the Borrower or any such Subsidiary purchased any replacement asset or commenced repairs not more than ninety (90) days prior to the Borrower's or such Subsidiary's receipt of the claimed amounts but after the casualty that gave rise to such proceeds, such a purchase or repair costs shall be considered as being reinvested for purposes of this
  (S)4.4.1) or (ii) subject to a commitment by the Borrower or such Subsidiary pursuant to any contract to be used to make such a reinvestment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 270th day following the Borrower's or such Subsidiary's receipt of the claimed amount and the claimed amounts contractually committed are so applied within 365 days following receipt of such amounts, the Borrower shall pay to the Agent for the respective accounts of the Banks an amount equal to 100% of such proceeds, to be applied pro rata to each of the Term Loans based on the
                               --- ----
  then outstanding amounts of the Term Loans and applied against the scheduled installments of principal due on the respective Term Loans in the inverse order of maturity, or, if there are no amounts outstanding under the Term Loans to permanently reduce the Total Expansion Commitment by such amount (with any prepayments on the Expansion Loan being made only to the extent necessary to reduce the outstanding Expansion Loan to an amount not in excess of the Total Expansion Commitment, as reduced hereby) and, if there are no Advances outstanding and the Expansion Commitment has been reduced to $0, to be applied to the outstanding Revolving Credit Loans and to permanently reduce the Total Commitment by such amount.

         4.4.2. EXCESS CASH FLOW RECAPTURE. The Borrower promises to pay to the
                --------------------------
  Agent for the pro rata account of the Banks on or before April 15 of each
                --- ----
  calendar year ending on or after the Borrower's fiscal year ending closest to December 31, 1997 an amount equal to (a) fifty percent (50%) of the Consolidated Excess Cash Flow for (i) the period from the Closing Date through the end of the fiscal year ending closest to December 31, 1997 and (ii) for the Borrower's fiscal years ending closest to December 31, 1998 and (b) seventy-five percent (75%) of the Consolidated Excess Cash Flow for each of the Borrower's fiscal years ending closest to December 31, 1999 and each December 31 thereafter, provided,
                          --------
  however any payments required to be made pursuant to this 4.4.2 for any fiscal
  -------
  year shall not be required to be made if the Borrower can demonstrate to the reasonable satisfaction of the Agent that the Leverage Ratio as at the end of each of (a) the fiscal year for which such payments are to be made and (b) the fiscal quarter occurring immediately preceding the date such payment would otherwise be due and payable was less than 3.00:1.00. Such payments shall be applied pro rata to each of the Term Loans and the Expansion Loan, and, as to
          --- ----
  the Term Loans, based on the then outstanding amounts of the Term Loans and applied against the scheduled installments of principal due on the respective Term Loans on a pro rata basis, and as to the Expansion Loan, in accordance
                  --- ----
  with (S)6.2.2 (with any prepayments on the Expansion Loan being made only to the extent necessary to reduce the outstanding Expansion Loan to an amount not in excess of the Total Expansion Commitment, as reduced hereby), or, if there are no amounts outstanding under the Term Loans and the Expansion Loan, to be applied to the outstanding Revolving Credit Loans and to permanently reduce the Total Commitment by such amount.

         4.4.3. APPLICATION. In the event any holder of a Term B Note elects not
                -----------
  to receive any prepayments it is otherwise entitled to receive pursuant to this (S)4.4 and so notifies the Agent in writing of such election, the entire amount of all such prepayments such holder was otherwise entitled to receive pursuant to this (S)4.4 shall be applied to the Term Loan A and the Expansion Loan, and, if there are not outstanding amounts due under the Term Loan A or the Expansion Loan and the Expansion Commitment has been reduced to $0, then to repay outstanding Revolving Credit Loans and to permanently reduce the Total Commitment by such amount.

         4.4.4. EXPIRATION OF ADDITIONAL TENDER PERIOD. The Borrower promises to
                --------------------------------------
  pay on the expiration of the Additional Tender Period, and there shall become absolutely due and payable on such date, the aggregate amount of the Untendered Amount outstanding on such date, which amount shall be applied to the outstanding principal amount of the Term Loan A in the inverse order of maturity.

                            5.  THE EXPANSION LOAN.
                                ------------------

  5.1. COMMITMENT TO LEND.
       ------------------

         5.1.1. COMMITMENTS.
                -----------

                5.1.1.1. INITIAL DISBURSEMENT PERIOD. Subject to the terms and
                         ---------------------------
         conditions set forth in this Credit Agreement (including, but not limited to those requirements set forth in (S)5.1.2 below and (S)(S)14 and 15 hereof), each of the Banks severally agrees during the Initial Disbursement Period (as hereinafter defined), upon the request of the Borrower, to make to the Borrower, and the Borrower may borrow, repay and reborrow from time to time during the Initial Disbursement Period, its Commitment Percentage of the Advances (as hereinafter defined) of the Expansion

         Loan to the Borrower on each Permitted Acquisition Closing Date or Construction Drawdown Date, as the case may be. The aggregate amount of all outstanding Advances of the Expansion Loan (after giving effect to all amounts requested) by any Bank at any time shall not exceed such Bank's Expansion Commitment and the aggregate amount of all outstanding Advances of the Expansion Loan (after giving effect to all amounts requested) at any time shall not at any time exceed the Total Expansion Commitment. In addition, no Advance shall exceed the lesser of (a) the Total Expansion Commitment and (b) the actual purchase price for each Permitted Financed Acquisition or the amount needed to fund the entire Project, Petro:Lube Project or New Profit Center Project, as the case may be, less the amount of outstanding Advances previously funded for
                 ----
         such Project, Petro:Lube Project or New Profit Center Project, as the case may be. Subject to the provisions of (S)5.1.1.2 hereof, the several Expansion Commitments of the Banks to make Advances shall terminate on January 30, 2000.

                5.1.1.2. SUBSEQUENT DISBURSEMENT PERIOD. In the event that on
                         ---------- ------------ ------
         January 30, 2000 the aggregate outstanding amount of all Advances is less than the Total Expansion Commitment (the "Available Amount"), then, subject to the terms and conditions set forth in this Credit Agreement (including, but not limited to those requirements set forth in (S)5.1.2 below and (S)(S)14 and 15 hereof), each of the Banks severally agrees during the Subsequent Disbursement Period (as hereinafter defined), upon the request of the Borrower, to make its Commitment Percentage of the Advances (as hereinafter defined) of the Expansion Loan to the Borrower on each Permitted Acquisition Closing Date or Construction Drawdown Date, as the case may be. The aggregate amount of all Advances of the Expansion Loan (after giving effect to all amounts requested) made by any Bank during the Subsequent Disbursement Period shall not exceed such Bank's Expansion Commitment and the aggregate amount of all Advances of the Expansion Loan (after giving effect to all amounts requested) made during the Subsequent Disbursement Period shall not at any time exceed the lesser of (a) the Available Amount and (b) $10,000,000. In addition, no Advance made during the Subsequent Disbursement Period shall exceed the lesser of
         (a) (i) the Available Amount and (ii) $10,000,000 and (b) the actual purchase price for each Permitted Financed Acquisition or amount needed to fund that portion of the Project, Petro:Lube Project or New Profit Center Project, as the case may be, for which the Advance is being requested. The several Expansion Commitments of the Banks to make Advances shall terminate on January 30, 2001. If repaid, Advances made during the Subsequent Disbursement Period may not be reborrowed.

         5.1.2. CONDITIONS TO ADVANCES. Advances of principal may be requested
                ----------------------
    by the Borrower during the period from (a) the Closing Date through and including January 30, 2000 (the "Initial Disbursement Period"), and, (b) in the event that on January 30, 2000 the aggregate outstanding amount of all Advances is less than the Total Expansion Commitment, from January 30, 2000 through and including January 30, 2001 (the "Subsequent Disbursement Period") on the following terms and conditions (each portion of the Expansion Loan so advanced on a particular date being an "Advance"). The Borrower shall give to the Agent written notice in the form of Exhibit B-2 hereto (or telephonic
                                               -----------
    notice confirmed in writing in the form of Exhibit B-2 hereto) of each
                                               -----------
    Advance requested hereunder (an "Advance Request") no later than 1:00 p.m. (Boston time) (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan; provided, however,
                                                            --------  -------
    the Borrower shall not request any Eurodollar Rate Loans until the date which is the earlier to occur of (i) thirty (30) days following the Closing Date and (ii) the date on which the syndication of the Loans hereunder has been completed, without the Agent's consent. Each such notice shall specify
    (i) the principal amount of the Advance requested, (ii) the proposed Drawdown Date of such Advance; (iii) the Interest Period of such Advance, and (iv) the Type of such Advance. In addition, each Advance Request shall be accompanied by a certification from the Borrower that such Advance is either "Permitted Debt" (as such term is defined in the New Notes Indenture) or is permitted to be incurred by the Borrower pursuant to (S)4.6 of the New Notes Indenture, and, to the extent the Borrower certifies that it is incurring such Indebtedness pursuant to (S)4.6 of the New Notes Indenture, such certification shall also include the Borrower's calculation of the Interest Coverage Ratio (as such term is defined in the New Notes Indenture) demonstrating compliance with (S)4.6 of the New Notes Indenture. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Advance Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Advance requested from the Banks on the proposed Drawdown Date. Each Advance Request shall be in a minimum amount of $100,000, or such smaller amount as may be needed to complete the Project, the Petro:Lube Project, the New Profit Center Project or the Other Permitted Acquisition, as the case may be, or that is remaining under the Total Expansion Commitment. In addition, the Borrower shall comply with all of the provisions and conditions set forth in (S)(S)14 and 15 hereof. Subject to the foregoing, and subject to satisfaction of the conditions set forth in (S)(S)14 and 15, each Bank shall lend to the Borrower such Bank's Commitment Percentage of the Advance so requested in immediately available funds not later than the close of business on such Drawdown Date.

  5.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the
       --------------
accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of one-half of one percent (1/2%) on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the end of the Initial Disbursement Period by which the Total Expansion Commitment exceeds the outstanding amount of the Expansion Loan during such calendar quarter. The Borrower further agrees to pay the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of one-half of one percent (1/2%) on the average daily amount during each calendar quarter thereof during the Subsequent Disbursement Period on the amount by which the Available Amount, or if less, $10,000,000, exceeds the aggregate Advances made during the Subsequent Disbursement Period. The commitment fee shall be payable quarterly in arrears on the last day of each calendar quarter for such calendar quarter commencing on the first such date following the Closing Date, with a final payment on the last day of the Disbursement Period or any earlier date on which the Expansion Commitments shall terminate.

  5.3. SCHEDULED INSTALLMENT PAYMENTS OF PRINCIPAL ON THE EXPANSION LOAN. The
       -----------------------------------------------------------------
Borrower promises to pay to the Agent for the account of the Banks the principal amount of the Expansion Loan as follows:

  (a) Fifty percent (50%) of the aggregate amount of all Advances outstanding on the last day of the Initial Disbursement Period less any reductions in the
                                                   ----
Total Expansion Commitment made in accordance with (S)6.2.2 hereof shall be payable in eight (8) equal consecutive quarterly installments, and shall be due and payable on the last day of each calendar quarter of each calendar year, commencing on March 31, 2000;

  (b) Fifty percent (50%) of the aggregate amount of all Advances made during the Subsequent Disbursement Period and outstanding on the last day of the Subsequent Disbursement Period less any reductions in the Total Expansion
                               ----
Commitment made in accordance with (S)6.2.2 shall be payable in four (4) equal consecutive quarterly installments, and shall be due and payable on the last day of each calendar quarter of each calendar year, commencing on March 31, 2001; and

  (c) the remaining unpaid balance of the Expansion Loan shall be absolutely due and payable on the Expansion Loan Maturity Date.

  5.4. REDUCTION OF TOTAL EXPANSION COMMITMENT. The Borrower shall have the
       ---------------------------------------
right at any time and from time to time upon three (3) Business Days prior written notice to the Agent to reduce by $1,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the Total Expansion Commitment, whereupon the Expansion Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the
--- ----
amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this (S)5.4, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Expansion Commitments may be reinstated.

  5.5. THE NOTES. The Expansion Loan shall be evidenced by separate promissory
       ---------
notes of the Borrower in substantially the form of Exhibit A-4 hereto (each an
                                                   ------- ---
"Expansion Note"), dated as of the Closing Date and completed with appropriate insertions. One Expansion Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Expansion Commitment or, if less, the outstanding amount of all Advances made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Advance or at the time of receipt of any payment of principal on such Bank's Expansion Note, an appropriate notation on such Bank's

Expansion Note Record reflecting the making of such Advance or (as the case may
be) the receipt of such payment. The outstanding amount of the Expansion Loan set forth on such Bank's Expansion Note Record shall be prima facie evidence of
                                                        ----- -----
the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Expansion Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Expansion Note to make payments of principal of or interest on any Expansion Note when due.

  5.6. INTEREST ON EXPANSION LOAN.
       --------------------------

         5.6.1. INTEREST RATES. Except as otherwise provided in (S)8.11, the
                --------------
  Expansion Loan shall bear interest during each Interest Period relating to all or any portion of the Expansion Loan at the following rates:

         (a) to the extent that all or any portion of the Expansion Loan bears interest during such Interest Period at the Base Rate, the Expansion Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin.

         (b) to the extent that all or any portion of the Expansion Loan bears interest during such Interest Period at the Eurodollar Rate, the Expansion Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Eurodollar Rate plus the Applicable Margin.

         The Borrower promises to pay interest on the Expansion Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

         5.6.2. NOTIFICATION BY BORROWER. The Borrower shall notify the Agent,
                ------------------------
  such notice to be irrevocable, at least three (3) Business Days prior to the Drawdown Date of any Advance if all or any portion of such Advance is to bear interest based on the Eurodollar Rate. After any Advance has been made, the provisions of (S)2.7 shall apply mutatis mutandis with respect to the Advances
                                   ------- --------
  so that the Borrower may have the same interest rate options with respect to all or any portion of the Advances as it would be entitled to with respect to the Revolving Credit Loans (subject to the same limitations as apply to Revolving Credit Loans under (S)2.7, except as to the minimum integral multiples of partial conversions, which, in the case of the Expansion shall be in integral multiple of $250,000); provided, however, the Borrower shall not
                                     --------  -------
  be permitted to have more than five (5) Eurodollar Rate Advances outstanding at any time.

         5.6.3. AMOUNTS. No Interest Period relating to the Expansion Loan or
                -------
  any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Expansion Loan is to be made unless a portion of the Expansion Loan at least equal to such installment payment has an Interest Period ending on such date or is a Base Rate Loan.

  5.7. BORROWER'S REQUISITION. At such time as the Borrower shall desire to
       ----------------------
obtain an Advance or all or any portion of a Revolving Credit Loan to fund all or any Property Costs associated with any Project, the Borrower, in addition to complying with the Advance Request set forth in (S)5.1.2 (and, as to the Revolving Credit Loan, the Loan Request set forth in (S)2.6), shall complete, execute and deliver to the Agent a Borrower's Requisition in the form attached hereto as Exhibit O (hereinafter referred to as "Borrower's Requisition"), which
          ------- -
shall include the following information:

          (a) the total amount of the Advance or Revolving Credit Loan, as the case may be, being requested, together with an explanation in sufficient detail as to the application of the proceeds of such Advance or Revolving Credit Loan, as the case may be, as well as the total amount currently due and payable (set forth in an itemized format) on the Project for which the Advance or Revolving Credit Loan, as the case may be, is requested;

          (b) for the first Advance or Revolving Credit Loan, as the case may be, requested in each fiscal quarter of the Borrower, written lien waivers from the Contractor and such laborers, subcontractors and materialmen for work done and materials supplied by them which were paid for pursuant to the Advance Request or Loan Request, as the case may be, from the preceding fiscal quarter;

          (c) a detailed report of all material changes in the Plans and Specifications, the Construction Budget, the Disbursement Schedule or the Construction Schedule, as well as a reconciliation to the Construction Budget and the Plans and Specifications; and

          (d) such other information, documentation and certification as the Agent shall reasonably request.

  5.8.  FUNDS FOR ADVANCES.
        ------------------

          5.8.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on
                 ------------------
  the proposed Drawdown Date of any Advance, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Advance. Upon receipt from each Bank of such amount, and upon receipt of the documents required by (S)(S)14 (if on the Closing Date) and 15 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Advance made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Advance shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Advance.

          5.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the
                 -----------------
  contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Advances to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of
  (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate per annum paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b)
                                                                       -----
  the amount of such Bank's Commitment Percentage of such Advance, times (c) a
                                                                   -----
  fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Advance shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such
           ----- -----
  Bank. If the amount of such Bank's Commitment Percentage of such Advance is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Advance made on such Drawdown Date.

                     6.  REPAYMENT OF THE EXPANSION LOAN.
                         -------------------------------

  6.1. MATURITY. The Borrower promises to pay on the Expansion Loan Maturity
       --------
Date, and there shall become absolutely due and payable on the Expansion Loan Maturity Date, the aggregate amount of the Expansion Loan outstanding on such date, together with any and all accrued and unpaid interest thereon.

  6.2. MANDATORY REPAYMENTS OF LOANS.
       -----------------------------

         6.2.1. AVAILABILITY EXCEEDED. If at any time the sum of the outstanding
                ---------------------
  amount of the Advances exceeds the Total Expansion Commitment, and, during the Subsequent Disbursement Period if at any time the sum of the outstanding Advances of the Expansion Loan (after giving effect to all amounts requested) made during the Subsequent Disbursement Period exceeds the lesser of (a) the Available Amount and (b) $10,000,000, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Expansion Loan. Each payment of any portion of the Expansion Loan shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Expansion Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         6.2.2. EXCESS CASH FLOW. To the extent the Borrower is required
                ----------------
  pursuant to (S)4.4.2 hereof to make any payments in respect of its Consolidated Excess Cash Flow, to the extent such a requirement occurs during the Disbursement Period, the portion of such required reduction in the Total Expansion Commitment to be applied to the Expansion Loan shall be applied pro rata to the scheduled
                                                 --- ----
  installments of principal due on the Expansion Loan pursuant to (S)5.3(a) and
  (b) and to permanently reduce the Total Expansion Commitment by such amount. To the extent such a repayment requirement occurs after the Disbursement Period, the portion of such payments to be applied to the Expansion Loan shall be applied pro rata to all scheduled installments of principal due on the
             --- ----
  Expansion Loan.

  6.3. OPTIONAL REPAYMENTS OF LOAN. The Borrower shall have the right, at its
       ---------------------------
election, to repay the outstanding amount of the Advances, as a whole or in part, at any time without penalty or premium (but subject to (S)8.10). The Borrower shall give the Agent, no later than 11:00 a.m., Boston time, at least one (1) Business Day's prior written notice of any proposed prepayment pursuant to this (S)6.3 of Base Rate Loans, and three (3) Eurodollar Business Days' prior written notice of any proposed prepayment pursuant to this (S)6.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of the Loan and the principal amount to be prepaid. Each such partial prepayment of any Advance shall be in an integral multiple of $500,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans or both, at the Agent's option. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Expansion Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                            7.  LETTERS OF CREDIT.
                                -----------------

  7.1. LETTER OF CREDIT COMMITMENTS.
       ----------------------------

         7.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and
                -------------------------------------
  conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in (S)7.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a)
             --------  -------
  the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment.

         7.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application
                -----------------------------
  shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern, it being understood and agreed that the provisions of the Letter of Credit Application regarding indemnification, set-off, insecurity and default shall be governed by the indemnification, set-off, default and remedies provisions of this Credit Agreement.

         7.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued,
                --------------------------
  extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and
  (b) have an expiry date no later than the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

         7.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees
                ----------------------------------
  that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Revolving Credit Loan Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to (S)7.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

         7.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall
                -----------------------
  be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under (S)7.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to (S)7.2.

  7.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to
       ----------------------------------------
issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

         (a) except as otherwise expressly provided in (S)7.2(b) and (c) and subject to the last sentence of (S)7.3, on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses reasonably incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

         (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

         (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (S)16, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this (S)7.2 at any time from the date such amounts become due and payable (whether as stated in this (S)7.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in (S)8.11 for overdue principal on the Revolving Credit Loans. Cash collateral held by the Agent pursuant to this
(S)7.2 shall, at the written request of the Borrower, be invested (at the Borrower's risk) in overnight or other short term investments reasonably acceptable to the Agent. The Agent shall maintain a perfected security interest in such investments in a manner satisfactory to it. Interest or other earnings on such investments shall constitute additional cash collateral but shall be released to the Borrower at its request from time to time, to the extent that the amount of cash collateral exceeds the amount required by this (S)7.2.

  7.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other
       -------------------------
demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in
(S)7.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at its Head Office, in immediately available funds, such Bank's Revolving Credit Loan Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to
                                                   -----
such Bank's Revolving Credit Loan Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the
                          -----
number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Revolving Credit Loan Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. All such payments shall constitute a Revolving Credit Loan made to the Borrower (irrespective of the satisfaction by the Borrower of the conditions set forth in (S)15 hereof or the requirement of the Borrower to deliver a Loan Request pursuant to (S)2.6 hereof). The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity on their face in all material respects with such Letter of Credit.

  7.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this (S)7 shall be
       --------------------
absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under (S)7.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financial institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower, subject, however, to the last sentence of (S)7.3.

  7.5. RELIANCE BY ISSUER. To the extent not inconsistent with (S)7.4, the Agent
       ------------------
shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

  7.6. LETTER OF CREDIT FEE. The Borrower shall pay to the Agent a fee (in each
       --------------------
case, a "Letter of Credit Fee") (a) in respect of each standby Letter of Credit issued pursuant to this Credit Agreement, equal to the Applicable Margin at the date of issuance, extension or renewal of such Letter of Credit multiplied by the face amount of each such Letter of Credit, plus an issuance fee in respect
                                               ----
of each standby Letter of Credit equal to 1/8% on the face amount of each such Letter of Credit (the "Standby Issuance Fee"), and the Agent shall in turn remit to each Bank its pro rata portion of
                 --------
such Letter of Credit Fee (but not the Standby Issuance Fee), and (b) in respect of each documentary Letter of Credit issued pursuant to this Letter of Credit Agreement, equal to the Applicable Margin at the date of issuance, extension or renewal of such Letter of Credit multiplied by the face amount of each such Letter of Credit, plus an issuance fee in respect of each documentary Letter of
                  ----
Credit equal to 1/8% on the face amount of each such Letter of Credit (the "Documentary Issuance Fee"), and the Agent shall in turn remit to each Bank its pro rata portion of such Letter of Credit Fee (but not the Documentary Issuance
--- ----
Fee). The Letter of Credit Fee for each Letter of Credit shall be payable quarterly in advance, on the date of issuance, extension or renewal of such Letter of Credit and quarterly thereafter. In addition, the Borrower shall pay to the Agent, for its own account, the Agent's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

                        8.  CERTAIN GENERAL PROVISIONS.
                            --------------------------

  8.1. FEES PAYABLE TO AGENT.
       ---------------------

          8.1.1. CLOSING FEE. The Borrower shall pay to the Agent for its own
                 -----------
  account on the Closing Date a closing fee as set forth in the letter agreement dated as of the Closing Date between the Borrower and the Agent.

          8.1.2. AGENT'S FEE. The Borrower shall pay to the Agent quarterly in
                 -----------
  advance, for the Agent's own account, on the Closing Date and on each March, June, September and December thereafter, an Agent's fee as set forth in the letter agreement dated as of the Closing Date between the Borrower and the Agent.

  8.2. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement
       -----------------
Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds. All such payments may be made by debiting an account of the Borrower with the Agent containing sufficient funds to make such payment; and the Borrower hereby authorizes the Agent to debit any such account to make payments hereunder when due

  8.3. TAXES. (a) Any and all payments by the Borrower to each Bank or the Agent
       -----
under this Credit Agreement and any Note shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

  (b) To the fullest extent permitted by applicable law, the Borrower agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this (S)8.3) paid by such Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Bank or the Agent makes written demand therefor in accordance with this (S)6.3.

  (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then: (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this (S)8.3) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Borrower shall make such deductions and withholdings; and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

  (d) Notwithstanding anything to the contrary contained in this Credit Agreement, each of the Borrower and the Agent shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Bank (without the payment by the Borrower of increased amounts to such Bank pursuant to clause (a), (b) or
(c) above) other than a Bank (i) which is a domestic corporation (as such term is defined in Section 7701 of the Code) for federal income tax purposes or (ii) which has the Prescribed Forms on file with the Borrower and the Agent for the applicable year, provided that if the Borrower shall so deduct or withhold any
                 --------
such taxes, it shall provide a statement to the Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank or the Agent may reasonably request for assisting such Bank or the Agent to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

  (e) Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent. Should any Bank or the Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank or the Agent would not be entitled but for the payment by the Borrower of Taxes as required by this (S)8.3 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank or the Agent in its sole discretion), such Bank or the Agent, as the case may be, thereupon shall repay to the Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank or the Agent, as the case may be, and determined by such Bank or the Agent, as the case may be, to be attributable to such refund, credit or deduction.

  (f) Each Bank shall use its reasonable best efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its lending office or change the jurisdiction of its lending office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate any such additional payment by the Borrower which may thereafter accrue; provided that no such
                                                     --------
selection or change shall be made if, in the judgment of such Bank, such selection or change would be disadvantageous to such Bank.

  8.4. COMPUTATIONS. All computations of interest on the Loans and of commitment
       ------------
fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrower, absent manifest error, unless within twenty (20) Business Days after receipt of any notice by the Borrower of such outstanding amount, the Borrower shall notify the Agent to the contrary.

  8.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the
       --------------------------------------
commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request, Advance Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

  8.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present
       ----------
or future law, regulation, treaty or directive or change in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this (S)8.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

  8.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which
       ---------------------
expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) impose or increase or render applicable (other than to the extent specifically provided for in (S)8.8 or elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

         (b) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, such Bank's Expansion Commitment or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment or Expansion Commitment forms a part, and the result of any of the foregoing is

              (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or Expansion Commitment or any Letter of Credit, or

              (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or Expansion Commitment, any Letter of Credit or any of the Loans, or

              (iii) to require such Bank or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum; provided, however, the Borrower shall not
                                       --------  -------
be liable for any increased amounts incurred or accrued more than 90 days prior to the giving by such Bank or (as the case may be) the Agent to the Borrower of the demand for such increased amounts.

  8.8. CAPITAL ADEQUACY. If any Bank or the Agent determines after the date
       ----------------
hereof that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with (S)8.9 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis. The Borrower shall not be liable for any amounts pursuant to this (S)8.8 incurred or accruing more than ninety (90) days prior to the presentation of such certificate.

  8.9. CERTIFICATE. Acertificate setting forth any additional amounts payable
       -----------
pursuant to (S)(S)8.7 or 8.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

  8.10. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each
        ---------
Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of Term Loan A pursuant to (S)4.1.4(b) or Term Loan B pursuant to
(S)4.2.4(b) or all or any portion of an Advance pursuant to (S)5.1) or a Conversion Request relating thereto in accordance with (S)2.6, (S)2.7,
(S)4.1.4(b), (S)4.2.4(b) or (c) or (S)5.6 the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

  8.11.  INTEREST AFTER DEFAULT.
         ----------------------

           8.11.1. OVERDUE AMOUNTS. Overdue principal and (to the extent
                   ---------------
  permitted by applicable law) interest on the Loan and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to three percent (3%) above the rate otherwise in effect for Base Rate B Loans until such amount shall be paid in full (after as well as before judgment).

           8.11.2. AMOUNTS NOT OVERDUE. During the continuance of a Default or
                   -------------------
  an Event of Default, the principal amount of the Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or event of Default has been waived by the Majority Banks pursuant to
  (S)29, bear interest at a rate per annum equal to the two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to (S)2.5,
  (S)4.1.4, (S)4.2.4 and (S)5.6.

  8.12. INTEREST LIMITATION. It is the intention of the parties hereto that each
        -------------------
Bank shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Bank under laws applicable to it (including the laws of the United States of America or any other jurisdictions whose laws may be mandatorily applicable to such Bank notwithstanding the other provision of the Notes), then, in that event, notwithstanding anything to the contrary in the Notes, the Loan Documents, the Credit Agreement or any other agreements entered into in connection with or as security the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under laws applicable to any Bank that is contracted for, taken, reserved, charged or received by such Bank under the Notes, the Loan Documents, the Credit Agreement or any other agreements entered into in connection with or as security for the Notes or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by such Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Bank to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under the Notes, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Notes or otherwise shall be cancelled automatically by such Bank as of the date of such acceleration or prepayment and, if therefore paid, shall be credited by such Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Bank to the Borrower). All sums paid or agreed to be paid to any Bank for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by laws applicable to such Bank, be amortized, prorated, allocated and spread through the term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (a) the amount of interest payable to any Bank on any date shall be computed at the highest lawful rate applicable to such Bank pursuant to this paragraph and (b) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at the highest lawful rate applicable to such Bank, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at the highest lawful rate applicable to such Bank until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this paragraph.

  To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to any Bank for the purpose of determining the highest lawful rate, each such Bank hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect.

  8.13. REPLACEMENT OF BANK. In the event that any Bank makes a demand for
        -------------------
payment pursuant to (S)(S)8.3., 8.7 or 8.8, or terminates the Commitment of the Bank to make, or convert Loans of another Type to, Eurodollar Rate Loans pursuant to (S)8.6, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank in accordance with this (S)8.13. If the Borrower determines to replace such Bank, the Borrower shall have the right to replace such Bank with an entity that is an Eligible Assignee (a "Replacement
                                                                     -----------
Bank"); provided that such Replacement Bank, (a) shall be reasonably acceptable
----
to the Agent, (b) shall unconditionally offer in writing (with a copy to the Agent) to purchase all of such Bank's rights under the Loan Documents and interest in the Loans owing to such Bank, each Note held by such Bank and the Reimbursement Obligations owing to such Bank, in each case without recourse, at the principal amount of such Obligations plus interest and fees accrued thereon to the date of such purchase on a date therein specified, and (c) shall execute and deliver to the Agent an Assignment and Acceptance in accordance with (S)22 hereof. Upon satisfaction of the requirements set forth in the second sentence of this (S)8.13, acceptance of such offer to purchase by the Bank to be replaced, payment to such Bank of the purchase price in immediately available funds, and the payment by the Borrower of all requested costs accruing to the date of purchase which the Borrower is obligated to pay under (S)8.10 and all other amounts owed by the Borrower to such Bank (other than the principal of and interest on the Notes and Reimbursements Obligations of such Bank purchased by the Replacement Bank), and execution of the Assignment and Acceptance by all parties thereto in accordance with (S)22 hereof, the Replacement Bank shall constitute a "Bank" hereunder with a Commitment as so specified and the Bank being so replaced shall no longer constitute a "Bank" hereunder and shall thereupon be released from any and all liabilities in respect of the Credit Agreement and the other Loan Documents. If, however, (i) a Bank accepts such an offer and such proposed Replacement Bank fails to purchase such rights and interests on such specified date in accordance with the terms of such offer and to execute an Assignment and Acceptance, the Borrower shall continue to be obligated to pay the increased costs or additional amounts due to such Bank pursuant to (S)(S)8.3, 8.7 or 8.8 (if a demand for repayment of increased costs or additional amounts pursuant to any of such Sections is the basis for the proposed replacement), as the case may be, or (ii) the Bank proposed to be replaced fails to accept such purchase offer, the Borrower (if the basis for the proposed replacement is a demand for payment of increased costs or additional amounts pursuant to (S)(S)8.3, 8.7 or 8.8) shall not be obligated to pay to such Bank such increased costs or additional amounts incurred or accrued from and after the date of such purchase offer.

                    9.  COLLATERAL SECURITY AND GUARANTIES.
                        ----------------------------------

  9.1. SECURITY OF BORROWER. The Obligations shall be equally and ratably
       --------------------
secured by a perfected first priority security interest in or lien on the Collateral (subject only to Permitted Liens entitled to priority under applicable law) pursuant to the terms of the Security Documents to which the Borrower is a party.

  9.2. GUARANTIES AND SECURITY OF SUBSIDIARIES. The Obligations shall also be
       ---------------------------------------
guaranteed pursuant to the terms of the Guaranty. The obligations of the Borrower's Subsidiaries under the Guaranty shall be in turn equally and ratably secured by a perfected first priority security interest in or lien on the Collateral (subject only to Permitted Liens entitled to priority under applicable law) pursuant to the terms of the Security Documents to which such Subsidiary is a party.

                     10.  REPRESENTATIONS AND WARRANTIES.
                          ------------------------------

  The Borrower represents and warrants to the Banks and the Agent as follows:

  10.1.  PARTNERSHIP AND CORPORATE AUTHORITY.
         -----------------------------------

           10.1.1. EXISTENCE; GOOD STANDING. (a) The Borrower (i) is a limited
                   ------------------------
  partnership duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite partnership power to own its property and conduct its business as now conducted and presently contemplated and (iii) is duly authorized to do business in each jurisdiction where such qualification is necessary except where failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole;

           (b) Each of Petro Financial, Petro Distributing and the general partners of the Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, including, without limitation, with respect to the general partners of the Borrower, to act as general partner of the Borrower, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole.

           10.1.2. AUTHORIZATION. The execution, delivery and performance of
                   -------------
  this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby by such party (a) are within the corporate or partnership authority of such party, (b) have been duly authorized by all necessary corporate or partnership proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such party is subject or any judgment, order, writ, injunction, license or permit applicable to such party and (d) do not conflict with any provision of the corporate charter, bylaws, partnership certificate or partnership agreement, as the case may be, of, or any agreement or other instrument binding upon, such party.

           10.1.3. ENFORCEABILITY. The execution and delivery of this Credit
                   --------------
  Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such party enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and by general principles of equity.

  10.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the
        ----------------------
Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby by such party do not require the approval or consent of, or filing (except as set forth in Schedule
                                                                      --------
10.18 hereto) with, any governmental agency or authority other than those
-----
already obtained or, in the case of any filing, approval or consent which may need to be obtained in connection with (a) the construction of any new Project, Petro:Lube Project or New Profit Center Project, (b) maintaining the perfected security interest of the Agent under the Loan Documents, (c) any partnership or corporate filings necessary in the ordinary course of business (including, without limitation, necessary filings to maintain good standing and legal existence of such Person and any necessary securities law filings), and (d) the maintenance of any existing or after acquired licenses or permits will be obtained as required by such governmental agency or authority; provided that
                                                               --------
certain licenses and permits pertaining to the operation or use of the Mortgaged Properties may require steps for transfer or reissuance upon foreclosure or the exercise of other remedies by the Agent or the Banks.

  10.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 10.3
        ---------------------------                         -------- ----
hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except for property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

  10.4.  FINANCIAL STATEMENTS AND PROJECTIONS.
         ------------------------------------

           10.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the
                   --------------------
  Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the Borrower's fiscal year ended December, 1995, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, reported on by Coopers & Lybrand L.L.P. together with a copy of the Borrower's interim unaudited financial statements through September 27, 1996. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto. The Borrower has also furnished to each of the Banks a pro forma balance sheet of the Borrower and its Subsidiaries which fairly presents the estimated financial condition of the Borrower after giving pro forma effect to the Recapitalization and the transactions contemplated thereby as if the Recapitalization had occurred on such date.

           10.4.2. PROJECTIONS. The projections of the annual balance sheets and
                   -----------
  related statements of income and cash flow of the Borrower and their Subsidiaries on a consolidated basis for the fiscal years ending nearest December 31, 1996 through December 31, 2003 most recently delivered to the Agent have been delivered to the Agent on or prior to the Closing Date. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material adverse change in any of such projections. The projections were based when made upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and as of the Closing Date reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein, it being understood that the projections are not guaranties of results and that actual results will vary from the projections, and such variations may be material.

           10.4.3. SOLVENCY. The Borrower and its Subsidiaries, on a
                   --------
  consolidated basis, both before and after giving effect to this Credit Agreement and the transactions contemplated hereby and thereby, are and will be solvent (within the meaning contemplated by Section 548 of Title 11 of the United States Code and any similar state statute which may be applicable), have and will have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured, and have and will have access to adequate capital for the conduct of their business (taking into account the particular capital requirements of the business conducted by the Borrower and its Subsidiaries and the projected capital requirements and capital availability therefor) and the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

  10.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has
        ------------------------
occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and its Subsidiaries, considered as a whole. Since the Balance Sheet Date, the Borrower has not made any Distribution other than Tax Distributions in amounts which would be permitted hereunder.

  10.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its
        ------------------------------------
Subsidiaries possesses all material franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict in any material respect with any rights of others.

  10.7. LITIGATION. Except as set forth in Schedule 10.7 hereto, there are no
        ----------                         -------- ----
actions, suits, proceedings or investigations of any kind pending or, to its knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board as to which there is any reasonable possibility of an adverse determination which could, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, considered as a whole, or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

  10.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of
        ------------------------------------
its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower and its Subsidiaries, considered as a whole.

  10.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor
        --------------------------------------------
any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, partnership certificate, partnership agreement or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries, considered as a whole.

  10.10. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed
         ----------
all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books in accordance with generally accepted accounting principles provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction (except for amounts contested in good faith after the Closing Date as to which the Borrower or the applicable Subsidiary has set aside on its books adequate provisions in accordance with generally accepted accounting principles), and the officers of the Borrower know of no basis for any such claim.

  10.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is
         -------------------
continuing.

  10.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor
         -------------------------------------------
any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940. Neither the Borrower nor any of its Subsidiaries has engaged in any transaction with any "affiliated company" or "principal underwriter" of an "investment company" in violation of the Investment Company Act of 1940.

  10.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted
         ------------------------------------
Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office and currently in effect, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any material assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

  10.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and
         -------------------------------
deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral (other than filings to be made by the Agent of financing statements delivered by the Borrower and its Subsidiaries on the Closing Date or thereafter as may be required by the Agent). The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower or a Subsidiary of the Borrower party to one of the Security Agreements is the owner of the Collateral that is the subject of such Security Agreement free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

  10.15. CERTAIN TRANSACTIONS. Except for transactions pursuant to which the
         --------------------
Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain in arms length transactions from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, except as disclosed on Schedule
                                                                       --------
10.15 hereto and except for renewals and extensions of the existing agreements
-----
described on Schedule 10.15 so long as such renewals and extensions are on
             -------- -----
substantially the same terms as the agreement being renewed or extended.

  10.16.  EMPLOYEE BENEFIT PLANS.
          ----------------------

          10.16.1. IN GENERAL. Except as set forth on Schedule 10.16 hereto,
                   ----------                         -------- -----
  each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
  (S)103(d) of ERISA, with respect to each Guaranteed Pension Plan.

          10.16.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit
                   ------------------------------
  Plan which is an employee welfare benefit plan within the meaning of (S)3(1) or (S)3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA) . The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan in accordance with its terms at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

          10.16.3. GUARANTEED PENSION PLANS. Each contribution required to be
                   ------------------------
  made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (S)302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of (S)4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

          10.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA
                   -------------------
  Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in (S)4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
  (S)4041A of ERISA.

  10.17. REGULATIONS U AND X. The proceeds of the Revolving Credit Loans and the
         -------------------
Term Loans shall be used solely to convert the Obligations under the Original Credit Agreement to Obligations hereunder, to pay costs and expenses incurred in connection with the Recapitalization in an amount not to exceed the amount permitted by (S)14.23 hereof and thereafter for working capital and partnership and general corporate purposes and New Site Capital Expenditures (including making Investments in Subsidiaries to permit such Subsidiaries to make New Site Capital Expenditures as permitted hereunder) (subject to the limitations set forth in (S)11.12 hereof). The proceeds of the Advances shall be used solely to finance the Permitted Financed Acquisitions and New Site Capital Expenditures associated with any Project, Petro:Lube Project, New Profit Center Project or Other Permitted Acquisition of a New Profit Center. The Borrower will obtain Letters of Credit solely for partnership and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

  10.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all reasonable steps
         ------------------------
to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that except as set forth on Schedule 10.18 hereto:
                                           -------- -----
         (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or, to the best of the Borrower's knowledge, alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter

  "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole;

         (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. (S)6903(5), any hazardous substances as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C.
  (S)9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances which claim, cause of action or proceeding could have any of the effects described in (S)9.7;

         (c) during the period of the Borrower's or its Subsidiaries' ownership, and to the best of the Borrower's knowledge with respect to all periods prior thereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any hazardous waste, as defined by 42 U.S.C. (S)6903(5) that has been generated on any of the Real Estate has been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

         (d) None of the Borrower and its Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

  10.19. SUBSIDIARIES, ETC. As of the Closing Date, Petro Distributing and Petro
         -----------------
Financial are the only Subsidiaries of the Borrower. In addition, the Borrower will not, after the Closing Date, have any other Subsidiaries except as permitted by the terms of this Credit Agreement. Except as set forth on Schedule
                                                                        --------
10.19 hereto, and except for transactions listed on Schedule 12.9 and similar
-----                                               -------- ----
future arrangements otherwise permitted under this Credit Agreement which might be deemed to give rise to de facto joint ventures or partnership by operation of
                          -- -----
general principles of partnership law, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

  10.20. REASONABLY EQUIVALENT VALUE. The Borrower each of its Subsidiaries has
         ---------------------------
received reasonably equivalent value for the Obligations it has incurred, and the security interests and mortgages it has granted, hereunder and under the other Loan Documents. The incurrence by the Borrower and each of its Subsidiaries of their Obligations and the granting by the Borrower and each of its Subsidiaries of security interests and mortgages on their properties do not result in any fraudulent transfer or fraudulent conveyance within the meaning of any applicable federal or state statute or the interpretation thereof or relevant common law.

  10.21. DISCLOSURE. None of the Recapitalization Documents nor any
         ----------
representation or warranty made by the Borrower or any of its Subsidiaries in this Credit Agreement, the Recapitalization Documents or in any agreement, instrument, document, certificate, written statement or letter furnished to the Agent or the Banks, by or on behalf of the Borrower or such Subsidiary in connection with any of the transactions contemplated by any of the Loan Documents or the Recapitalization Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading as of the time when made or deemed to be made in light of the circumstances in which they are made. There is no fact known to the Borrower or any of its Subsidiaries on or as of the Closing Date which materially adversely affects, or which would, in the reasonable judgment of the Borrower, materially adversely affect in the reasonably foreseeable future the financial position, business, operations or affairs of the Borrower and its Subsidiaries, considered as a whole.

  10.22. CHIEF EXECUTIVE OFFICES. The Borrower's chief executive office is at
         -----------------------
6080 Surety Drive, El Paso, Texas 79905, at which location its books and records are kept.

  10.23. FISCAL YEAR. The Borrower has a fiscal year which is the period of 52
         -----------
or 53 weeks ending as set forth on Schedule 10.23.
                                   -------- -----

  10.24. NO AMENDMENTS TO CERTAIN DOCUMENTS. Since the Closing Date the Borrower
         ----------------------------------
has not amended any of the Recapitalization Documents, the New Notes or the New Notes Indenture in any material respect. Each of the representations and warranties made by the Borrower in any of the Loan Documents, the New Notes Indenture, the New Notes or the Recapitalization Documents was true and correct in all material respects when made and remains true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the Closing Date, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted by the Loan Documents and the Recapitalization.

  10.25. REPRESENTATIONS UNDER RECAPITALIZATION DOCUMENTS. The Borrower is not
         ------------------------------------------------
aware of any breach under the Recapitalization Documents or aware that any of the representations and warranties of the Selling Partners contained in the Recapitalization Documents is not true and correct in all material respects as of the Closing Date.

  10.26. INSURANCE. The Borrower and each of its Subsidiaries maintains with
         ---------
financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices, with the details of such coverage being more fully described on Schedule 10.26 hereto, as amended from time to
                              -------- -----
time in accordance with sound business practices.

  10.27. REPRESENTATIONS REGARDING EACH PROJECT.
         --------------------------------------

         10.27.1. CONDITION OF PROPERTY. Neither the Property nor any portion
                  ---------------------
  thereof is, at the time of the initial Advance or Revolving Credit Loan, as the case may be, requested to fund Property Costs associated with such Project and at the time of each subsequent request for an advance, damaged or injured as result of any fire, explosion, accident, flood or other casualty which is not covered by insurance or has been the subject of any Taking in either case which could have a material adverse effect on the Project, and to the knowledge of the Borrower, no Taking which could have a material adverse effect on the Project is pending or contemplated.

         10.27.2. RELEVANT CONTRACTS. At the time of making any Advance Request
                  ------------------
  or Loan Request, as the case may be, to fund any Property Costs associated with any Project, each (a) Construction Contract pertaining thereto is in full force and effect; (b) both the Borrower and the Contractor are in material compliance with their respective obligations under the Construction Contract;
  (c) the work to be performed by the Contractor under the Construction Contract is the work called for by the Plans and Specifications and all work required to complete the Improvements in accordance with the Plans and Specifications is provided for under the Construction Contract; (d) all work on the Improvements shall be completed in accordance with the Plans and Specifications in a good and workmanlike manner and shall be free of any defects; and (e) to the extent the Project is being constructed on leased Real Estate, that the Borrower is not in default of any terms of the lease and that the lease is in full force and effect.

                  11.  AFFIRMATIVE COVENANTS OF THE BORROWER.
                       -------------------------------------

  The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans (including any Advance) or the Agent has any obligation to issue, extend or renew any Letters of Credit:

  11.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to
        ----------------
be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

  11.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive
        ---------------------
office in El Paso, Texas or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

  11.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its
        --------------------
Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves, to the extent required by generally accepted accounting principles, for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

  11.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will
        --------------------------------------------------
deliver to each of the Banks:

       (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income, and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and such consolidated statements are reported upon without qualification by a nationally recognized independent certified public accounting firm that is currently known as a "Big Six" accounting firm or by other independent certified public accountants of nationally recognized standing, together with a written statement from such accountants to the effect that they have read a copy of (S)13 of this Credit Agreement in connection with their audit of the Borrower and its Subsidiaries, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default under (S)13 of the Credit Agreement, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default under (S)13 of the Credit Agreement they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to
  --------
  obtain knowledge of any Default or Event of Default;

       (b)  as soon as practicable, but in any event not later than forty-five
  (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income, consolidated statement of cash flow, consolidating statement of income, and consolidating statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail, showing operating contribution on a Stopping Center by Stopping Center basis and the comparison of the Borrower's performance for such period to the Borrower's projected budget for such period, and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

       (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit C hereto (the "Compliance Certificate") and setting forth in
          ------- -
  reasonable detail computations evidencing compliance with the covenants contained in (S)13 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

       (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission;

       (e) not later than January 31 of each year, or such later time as agreed to by the Agent, budgets of the Borrower and its Subsidiaries for such year;

       (f) from time to time such other financial data and information as the Agent or any Bank may reasonably request; and

       (g) as soon as practicable, but in any event not later than forty-five days after April 30, 1997, a Compliance Certificate setting forth in reasonable detail computations evidence compliance with the covenant contained in (S)13.6.

  11.5.  NOTICES.
         -------

         11.5.1. DEFAULTS. The Borrower will promptly upon becoming aware
                 --------
  thereof, notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default, together with a statement of the President or Chief Financial Officer of the Borrower setting forth the details of such Default or Event of Default and the action which the Borrower has taken or proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation having a principal amount of $250,000 or more, to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall promptly give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

         11.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to
                 --------------------
  the Agent and each of the Banks (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries, considered as a whole, or the Agent's mortgages, deeds of trust or security interests pursuant to the Security Documents.

         11.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will,
                 ----------------------------------------
  promptly after becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral having a value in excess of $250,000, or the Agent's rights with respect to such Collateral, are subject, except for Permitted Liens.

         11.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will
                 ----------------------------------
  cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings against the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving a claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries, considered as a whole, and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment, final or otherwise, against the Borrower or any of its Subsidiaries in an amount which exceeds applicable insurance coverage by more than $250,000.

  11.6. EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to
        ------------------------------------
be done all things necessary to preserve and keep in full force and effect its partnership existence, rights and franchises and to preserve and keep in full force and effect the partnership or corporate existence of its general partner and Subsidiaries, and those of their general partners, and the rights and franchises of its Subsidiaries, except where the loss or termination of such rights or franchises or, in the case of a Subsidiary, the corporate or partnership existence, will have a material adverse effect on the Borrower and its Subsidiaries considered as a whole; provided that this sentence shall not
                                        --------
prohibit any transactions permitted by (S)12.4 and (S)12.5. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them (considering the Borrower and its Subsidiaries as a whole) and in related businesses (including expansions of such business or related business); provided
                                                                        --------
that nothing in this (S)11.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the reasonable judgment of the Borrower, desirable in the conduct of its or their business and that does not, with other such discontinuances, in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis. Such properties may be disposed of if such a disposition is permitted by (S)12.5.2 hereof

  11.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries
        ---------
to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the schedule of insurance coverages set forth in
Schedule 10.26 hereto and the general practices of businesses engaged in similar
-------- -----
activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages to which it is a party; provided, however, that notwithstanding the provisions of the Mortgages, flood
--------  -------
and earthquake coverages under all-risk property insurance shall be subject to an aggregate limit of not less than $3,000,000 rather than $5,000,000 for all Mortgaged Properties other than the Mortgaged Property in Corning, California.

  11.8.  TAXES. The Borrower will, and will cause each of its Subsidiaries to,
         -----
duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge,
                                 --------
levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves, to the extent required by generally accepted accounting principles, with respect thereto; and provided further that the Borrower and each Subsidiary of the
             -------- -------
Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

  11.9.  INSPECTION OF PROPERTIES AND BOOKS, ETC.
         ---------------------------------------

           11.9.1. GENERAL. The Borrower shall permit the Banks, through the
                   -------
  Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

           11.9.2. COMMERCIAL FINANCE EXAMINATIONS. The Borrower will permit the
                   -------------------------------
  Agent's commercial finance examiners to visit the Borrower's premises and conduct an audit of the Borrower's books and records. The Borrower agrees to pay the reasonable fees and expenses of such commercial finance examinations.

           11.9.3. APPRAISALS. In addition to the appraisals required by (S)14,
                   ----------
  periodically, upon the request of the Agent, the Borrower will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries. The determination as to whether to require appraisals of some or all of the Mortgaged Property pursuant to this (S)11.9.3 shall be at the sole discretion of the Banks taking into account applicable laws and regulatory requirements (including, without limitation, FIRREA), then existing market conditions, and such other factors as the Banks deem relevant. Such appraisals will occur no more frequently than once each calendar year, or more frequently as determined by the Agent if a Default or Event of Default shall have occurred and be continuing.

           11.9.4. ENVIRONMENTAL ASSESSMENTS. In addition to those site
                   -------------------------
  assessments required by (S)14, the Agent may, from time to time, in its discretion for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged

  Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm
  (a) whether any Hazardous Substances are present in the soil or water at such Mortgaged Property and (b) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent reasonably deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

  11.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower
         ------------------------------------------------------
will, and will cause each of its Subsidiaries to, comply in all material respects with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its partnership certificate, partnership agreement, charter documents and by-laws,
(c) all material agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or under any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

  11.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon filing the
         ----------------------
same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and
(b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under
(S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of ERISA.

  11.12. USE OF PROCEEDS. The Borrower will use the proceeds of (a) the
         ---------------
Revolving Credit Loans and the Term Loans solely to convert the Obligations under the Original Credit Agreement to Obligations hereunder, to pay costs and expenses incurred in connection with the Recapitalization, for working capital and general corporate or partnership purposes and for New Site Capital Expenditures (including making Investments in Subsidiaries to permit such Subsidiaries to make New Site Capital Expenditures as permitted hereunder), provided, however, neither the Borrower nor any of its Subsidiaries shall not be
--------  -------
permitted to make New Site Capital Expenditures with the proceeds of all or any portion of the Revolving Credit Loans in excess of $7,500,000 at any time outstanding in the aggregate during the term of this Credit Agreement and (b) the Advances solely to finance the Permitted Financed Acquisitions and New Site

Capital Expenditures associated with any Project, Petro:Lube Project, New Profit Center Project or Other Permitted Acquisition of a New Profit Center, provided,
                                                                      --------
however, (i) the Borrower only be permitted to finance New Profit Centers with
-------
the proceeds of Advances in an aggregate amount of $5,000,000 at any time outstanding during the term of this Credit Agreement; and provided, further that
                                                          --------  -------
the Borrower shall not make New Site Capital Expenditures consisting of New Profit Centers in excess of the sum of (1) $7,500,000 in the aggregate during the term of this Credit Agreement plus (2) the aggregate amount of proceeds which the Borrower or any of its Subsidiaries receives from the sale of an existing New Profit Center. The Borrower will obtain Letters of Credit solely for general corporate or partnership purposes.

  11.13. FURTHER ASSURANCES. The Borrower will, and will cause each of its
         ------------------
Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

  11.14. ADDITIONAL MORTGAGED PROPERTY. If, after the Closing Date, the Borrower
         -----------------------------
or any of its Subsidiaries acquires or leases Real Estate to be used as a Stopping Center or Petro:Lube, the Borrower shall, or shall cause such Subsidiary to, simultaneously with such acquisition, deliver to the Agent a fully executed mortgage or deed of trust and other documents in order to give the Agent, for the benefit of the Banks, a first priority mortgage on and security interest in such Real Estate and related personal property, subject only to Permitted Liens, all in form and substance satisfactory to the Agent, together with title insurance policies, surveys, environmental assessments, evidences of insurances with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such Real Estate as was required for Mortgaged Property of the Borrower or such Subsidiary as of the Closing Date. The Borrower further agrees that, following the taking of such actions with respect to such Real Estate, the Agent shall have for the benefit of the Banks and the Agent a valid and enforceable first priority mortgage or deed of trust over and security interest in such real estate and related personal property, free and clear of all defects and encumbrances except for Permitted Liens.

  11.15. INTEREST RATE PROTECTION ARRANGEMENTS. Within sixty (60) days of the
         -------------------------------------
Closing Date, the Borrower shall obtain interest rate protection arrangements satisfactory to the Agent which shall cover at least forty percent (40%) of the principal amount of the Term Loans and shall have a term reasonably acceptable to the Agent, and the Borrower shall maintain such interest rate protection arrangements or replacements thereof acceptable to the Agent during the term of this Credit Agreement.

  11.16. COST OVERRUNS. In the event the Borrower becomes aware of any change in
         -------------
Property Costs which will increase the Project's Construction Budget (as the Construction Budget is revised from time to time and approved by the Agent) which would cause such Construction Budget to be increased by more than ten percent (10%), the Borrower shall immediately notify the Agent in writing and promptly submit to the Agent for its approval a revised Construction Budget. No further Advances or Revolving Credit Loans for such Project need be made by the Agent unless and until the revised Construction Budget so submitted by the Borrower to the Agent is approved by the Agent, and the Agent reserves the right to approve or disapprove of any revised Construction Budget in its sole and absolute discretion.

  11.17. CONTINGENCY RESERVE. The Borrower covenants and agrees that the amount
         -------------------
allocated as Contingency Reserves in each Construction Budget shall not exceed ten percent (10%) without the prior approval of the Agent.

  11.18. DEPOSIT OF FUNDS ADVANCED. The Borrower may open and maintain an
         -------------------------
account with the Agent into which the Agent shall deposit the proceeds of each Advance or Revolving Credit Loans which is permitted to be funded hereunder and the proceeds of which are to be used within one year of the Drawdown Date of such Advance or Revolving Credit Loans for a Project, a Petro:Lube Project or a New Profit Center Project. The Agent is hereby irrevocably authorized to charge any account of the Borrower with the Agent, including such account, without the further approval of the Borrower, for (a) any expenses incurred by the Agent or any Bank (including, without limiting the generality of the foregoing, Construction Inspector fees and reasonable attorneys' fees), or (b) any other sums due to the Agent or any of the Banks under the Expansion Notes, the Revolving Credit Notes, this Credit Agreement or any of the other Loan Documents, all to the extent that the same are not paid by the respective due dates thereof.

  11.19. ADVANCES TO CONTRACTOR. Upon the occurrence and during the continuance
         ----------------------
of a Default or Event of Default, or upon the request of the Borrower, as the case may be, at its option the Agent may make any or all advances for construction expenses directly to the Contractor for deposit in an appropriately designated special bank account, and the execution of this Credit Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of any Advance or Revolving Credit Loans. No further authorization from the Borrower shall be necessary to warrant such direct advances to the Contractor and all such advances shall satisfy pro tanto the
                                                               --- -----
obligations of the Agent and the Banks hereunder and shall be secured by the Security Documents and the other Loan Documents as fully as if made directly to the Borrower.

  11.20. CONSTRUCTION INSPECTOR. The Borrower agrees to permit the Agent to
         ----------------------
retain the Construction Inspector at the cost of the Borrower to perform the following services on behalf of the Agent;

         (a) to review and advise the Agent whether, in the opinion of the Construction Inspector, the Plans and Specifications are satisfactory;

         (b) to review Advance Requests, applicable Loan Requests and change orders;

         (c) to make periodic inspections for the purpose of assuring that construction of the Improvements to date is in accordance with the Plans and Specifications and to approve the Borrower's then current Advance Request or

  Loan Request, as the case may be, as being consistent with the Construction Budget and the Borrower's obligations under this Credit Agreement.

The fees of the Construction Inspector shall be paid by the Borrower forthwith upon billing therefor and expenses incurred by the Agent on account thereof shall be reimbursed to the Agent forthwith upon request therefor, but neither the Agent nor the Construction Inspector shall have any liability to the Borrower on account of (i) the services performed by the Construction Inspector,
(ii) any neglect or failure on the part of the Construction Inspector to properly perform its services, or (iii) any approval by the Construction Inspector of construction of the Improvements. Neither the Agent nor the Construction Inspector assumes any obligation to the Borrower or any other person concerning the quality of construction of the Improvements or the absence therefrom of defects.

  11.21. LANDLORD CONSENTS. The Borrower shall use commercially reasonable
         ------------------
measures to deliver to the Agent within thirty (30) days from the Closing Date updated landlord consents from the landlords of the leased Real Estate located in Effingham, Illinois and Hammond, Louisiana, which landlord consents shall be in form and substance satisfactory to the Agent.


               12.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.
                    ------------------------------------------

  The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans (including the Advances) or the Agent has any obligations to issue, extend or renew any Letters of Credit:

  12.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit
        -----------------------------
any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

        (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

        (b) Indebtedness in respect of long term supply contracts consistent with industry practices;

        (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (S)11.8;

        (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

        (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

        (f) Indebtedness evidenced by the Old Notes and by the guaranty thereof by Petro Distributing, the Warrants and additional Old Notes which may be issued upon exchange of the Warrants in accordance with the terms thereof and Indebtedness evidenced by the New Notes (including without limitation any guaranties of such New Notes by the Subsidiaries);

        (g)  obligations of the Borrower under Capitalized Leases; provided that
                                                                   --------
  the aggregate principal amount of all such Indebtedness of the Borrower and its Subsidiaries permitted pursuant to this (S)12.1(g) shall not exceed the aggregate amount of $2,000,000 at any one time;

        (h) Indebtedness existing on the date hereof and listed and described on Schedule 12.1 hereto, including the remaining unamortized portion of the
     -------- ----
  original issue discount of such Indebtedness;

        (i) Indebtedness of a Subsidiary of the Borrower existing on the Closing Date to the Borrower or another Subsidiary; provided that the same are
                                                      --------
  evidenced by promissory notes, leases or contracts in form and substance satisfactory to the Agent which are pledged to the Agent for the benefit of the Banks;

        (j) Indebtedness of the Borrower to a Subsidiary of the Borrower so long as (i) such Indebtedness is subordinated to the Obligations pursuant to the terms of the subordination agreement attached hereto as Exhibit I and (ii)
                                                              ------- -
  such Indebtedness complies with the applicable provisions of the New Notes Indenture relating to intercompany debt limitations;

        (k) Indebtedness in respect of performance, surety or appeal bonds obtained in the ordinary course of the Borrower's business and in connection with transactions in the ordinary course of the Borrower's business;

        (l) Indebtedness under fuel price swaps, fuel price caps, and fuel price collar or floor agreements, and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices with respect to fuel sold in the ordinary course of business of the Borrower and its Subsidiaries in amounts and on terms consistent with past practices of the Borrower and its Subsidiaries ;

        (m) Indebtedness in respect of Distributions permitted under this Credit Agreement and accruals or declarations of such Distributions;

        (n) Indebtedness in respect of contribution, indemnification and reimbursement obligations owed by the Borrower or any of its Subsidiaries to any of the other of them in respect of the Old Notes, and the Notes under this

  Credit Agreement or other Indebtedness permitted hereunder, provided that any
                                                              --------
  such Indebtedness of the Borrower to a Subsidiary shall be subordinated in the manner provided in (S)12.1(j);

        (o) Indebtedness consisting of guaranties by the Borrower or any of its Subsidiaries of Indebtedness of any of the other of them permitted under this Credit Agreement; provided that, except for guaranties by the Borrower
                    --------
  provided in connection with Indebtedness permitted by subsection (b) hereof, the Borrower provides a copy of any such guaranty to the Agent at the time such guaranty is made;

        (p) Indebtedness under interest rate swap agreements or similar interest rate protection agreements;

        (q) Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with the acquisition after the date hereof of any Capital Assets by the Borrower or such Subsidiary to the seller of such Capital Asset; provided
                                                                       --------
  that (i) the terms of such Indebtedness do not contain interest rates greater than twelve and one-half percent (12 1/2%), amortization requirements which result in a shorter average life, earlier maturities, prepayment penalties, premiums or other costs and expenses, or affirmative covenants, negative covenants or defaults which are materially more restrictive to the Borrower or its Subsidiaries than the terms of this Credit Agreement; (ii) the maturity of such Indebtedness occurs after the Term Loan B Maturity Date; and (iii) if the aggregate outstanding principal amount of all such Indebtedness is in excess of $2,000,000, such Indebtedness shall be subordinated to the Obligations on terms satisfactory to the Agent;

        (r) Indebtedness of the Borrower or any of its Subsidiaries assumed or acquired in connection with the acquisition after the date hereof of any Capital Assets by the Borrower or such Subsidiary; provided, that (i) such
                                                     --------
  Indebtedness is either unsecured Indebtedness or secured only by all or any portion of the Capital Asset being acquired and (ii) the aggregate amount of all such Indebtedness of the Borrower and its Subsidiaries pursuant to this
  (S)12.1(r) shall not exceed the aggregate outstanding principal amount of $10,000,000 at any time;

        (s) Indebtedness of the Borrower or any of its Subsidiaries, as applicable, incurred to refinance and replace Indebtedness of such Person permitted under clauses (g), (h), (q) and (r) hereof, provided that (i) the principal amount (or committed principal amount) of such refinancing or replacement Indebtedness shall not exceed the outstanding principal amount (or committed principal amount) of the Indebtedness being refinanced or replaced, plus all penalties, premiums and costs associated therewith; (ii) such refinancing or replacement Indebtedness does not contain amortization requirements which result in a shorter average life, earlier maturities, higher interest rates, prepayment penalties, premiums or other costs and expenses, or affirmative covenants, negative covenants or defaults which are materially more restrictive to the

  Borrower or such Subsidiary, as applicable, than the similar requirements of the Indebtedness being refinanced or replaced; and (iii) as to clauses (q) and
  (r) hereof, such Indebtedness shall only be permitted to be refinanced or replaced to the extent the Total Expansion Commitment was reduced at the time such Indebtedness was incurred;

        (t) Indebtedness of the Borrower or any of its Subsidiaries in respect of any deferred purchase price obligations of the Borrower or such Subsidiary for equipment in the amount not to exceed, the aggregate outstanding principal amount of, $3,000,000; and

        (u) other Indebtedness not otherwise permitted by this (S)12.1; provided that the aggregate outstanding principal amount of all such
  --------
  Indebtedness of the Borrowers, and its Subsidiaries permitted pursuant to this
  (S)12.1(u) shall not exceed the aggregate outstanding principal amount of $1,000,000 at any time;

provided, however, notwithstanding the foregoing provisions of this (S)12.1, the
--------  -------
total principal amount of all Indebtedness outstanding under clause (q) of this
(S)12.1 shall not at any time exceed an aggregate principal amount outstanding of $2,000,000 and the total principal amount of all Indebtedness outstanding under clause (r) of this (S)12.1 shall not at any time exceed an aggregate principal amount outstanding of $2,000,000 unless the Total Expansion Commitment then in effect has been permanently reduced on a dollar for dollar basis by the amount of such Indebtedness which is in excess of such limits.

  12.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of
        ----------------------
its Subsidiaries to, create or incur or suffer to be created or incurred or to exist any Lien; provided that the Borrower and any Subsidiary of the Borrower
                --------
may create or incur or suffer to be created or incurred or to exist:

        (a) Liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

        (b) Liens to secure taxes, assessments and other government charges or liens on properties to secure claims for labor, material or supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (S)11.8;

        (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

        (d) Liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by (S)12.1(d);

        (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of
  (S)11.8;

        (f) encumbrances on Real Estate consisting of leases, licenses, easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

        (g)  Liens existing on the date hereof and listed on Schedule 12.2
                                                             -------- ----
  hereto;

        (h) subject to the limitation set forth in (S)4.4.1 hereof, purchase money security interests in or purchase money liens on real or personal property other than Mortgaged Properties acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by
  (S)12.1(q), incurred in connection with the acquisition of such property, which security interests or liens cover only the real or personal property so acquired; provided, however, to the extent all or any portion of such
            --------  -------
  Indebtedness is in excess of the aggregate outstanding principal amount of $2,000,000 at any time, such security interest and/or lien shall be subordinated to the liens and security interests of the Agent on terms acceptable to the Agent, and such liens shall only be permitted to be incurred to the extent no Default or Event of Default has occurred and is continuing or would exist as a result of such incurrence;

        (i) subject to the limitation set forth in (S)4.4.1 hereof, security interests in or liens on Capital Assets acquired after the date hereof to secure the Indebtedness of the type and amount permitted by (S)12.1(r), incurred in connection with the acquisition of such property, which security interests or liens cover only all or any portion of the Capital Asset so acquired, and such liens shall only be permitted to the incurred to the extent no Default or Event of Default has occurred and is continuing or would exist as a result of such incurrence;

        (j) Liens on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto;

        (k)  interests of lessors under leases permitted by (S)12.1(g) or
  (S)13.7;

        (l) Liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents;

        (m) Liens securing refinancing Indebtedness permitted under (S)12.1(r) hereof, but only to the extent that the Indebtedness so refinanced was secured, and only covering assets which secured the Indebtedness being refinanced;

        (n) Liens to secure the performance of tenders, bids, surety or performance bonds and other similar obligations incurred in the ordinary course of business consistent with past practices;

        (o) Liens in respect of any transfer of certain credit card receivables solely for the purpose of facilitating collection on behalf of the Borrower and for the Borrower's account on such receivables;

        (p) Liens in respect of fuel swaps and other hedging arrangements as permitted by (S)12.1(l) hereof; and

        (q)  interest of lessees under leases.

  12.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit
        ---------------------------
any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

        (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower and repurchase obligations in respect thereof having a term of not more than thirty (30) days entered into with any United States bank having assets in excess of $1,000,000,000;

        (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of (i) United States banks having total assets in excess of $1,000,000,000 or (ii) United States banks having total assets of less than $1,000,000,000 as long as such Investments do not remain in such banks for more than seven (7) days in amounts in excess of FDIC insurance coverage and do not exceed $500,000 per bank in the aggregate at any time;

        (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 2" if rated by Moody's Investors Services, Inc., or not less than "A 2" if rated by Standard and Poor's Ratings Group;

        (d)  Investments existing on the date hereof and listed on Schedule 12.3
                                                                   -------- ----
  hereto;

        (e) Investments with respect to Indebtedness permitted by (S)12.1(i) and
  (j) so long as such entities remain Subsidiaries of the Borrower and such Investments are evidenced by intercompany notes which are satisfactory to the Banks, payable to the order of the Borrower and pledged to the Agent for the benefit of the Banks in the manner provided in (S)12.1(i);

        (f) Investments consisting of the Guaranty, or Investments by the Borrower in Subsidiaries of the Borrower existing on the Closing Date, or Investments with respect to Indebtedness permitted by (S)12.1(o), Investments by Petro Distributing or Petro Financial in respect of the Old Notes and Investments by Petro Distributing, Petro Financial or any other Subsidiary in respect of the New Notes;

        (g) Investments consisting of noncash proceeds of asset dispositions permitted by (S)12.5.2;

        (h) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $750,000 in the aggregate at any time outstanding;

        (i)  shares of any so-called "money market fund" provided, that such
                                                         --------
  fund is registered under the Investment Company Act of 1940, has net assets in excess of $100,000,000, has an investment portfolio with an average maturity of 365 days or less, and invests substantially all of its assets in Investments of the types listed in clauses (a), (b) and (c) above;

        (j)  Investments consisting of Capital Expenditures permitted under
  (S)13.5;

        (k) Investments in respect of fuel price swaps, fuel price caps, fuel price collars and fuel price floors and similar agreements and hedging obligations and arrangements incurred in the ordinary course of business consistent with past practices (but only to the extent done to protect against or manage the Borrower or any Subsidiary to exposure to fluctuations in fuel prices and not for speculative purposes);

        (l) Investments received in settlement of obligations owed to the Borrower or any of its Subsidiaries or as a result of bankruptcy or insolvency proceedings or upon foreclosure or enforcement of any lien in favor of the Borrower or any Subsidiary;

        (m) Investments by the Borrower or any of its Subsidiaries not otherwise permitted hereunder, provided the aggregate amount of all such outstanding Investments does not exceed $5,000,000 plus, to the extent the
                                                     ----
  Borrower would be permitted to make a Distribution pursuant to (S)12.4(c), the amount the Borrower would be permitted to make pursuant to (S)12.4(c) and did not otherwise make as a Distribution pursuant thereto;

        (n) Investments by the Borrower or any of its Subsidiaries in either Wholly-Owned Subsidiaries or Non-Wholly Owned Subsidiaries; provided such
                                                              --------
  Subsidiary has guaranteed all the Obligations of the Borrower hereunder pursuant to a guaranty in form and substance satisfactory to the Agent and has granted to the Agent a first priority perfected security interest in all of its assets (subject only to Permitted Liens) to secure such Obligations pursuant to documents and agreements in form and substance satisfactory to the Agent;

        (o) Investments in respect of interest rate swaps, caps, collars and similar agreements and fuel swaps permitted hereunder; and

        (p) Investments by the Borrower in respect of the purchase by the Borrower of the Capital Interests of any Person, so long as (i) such an acquisition is permitted by (S)12.5.1 hereof; (ii) such Person shall become a Wholly-Owned Subsidiary or Non-Wholly Owned Subsidiary, and (iii) the Loan Document shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such new Subsidiary.

  12.4. DISTRIBUTIONS. The Borrower will not make any Distributions other than
        --------------
Tax Distributions; provided, however, (a) with respect to paragraphs (a) and (c) below, so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, and (b) with respect to paragraph (b) below, so long as no Event of Default pursuant to (S)16.1(a) or (b) has occurred and is continuing or would exist as a result thereof, the Borrower shall be permitted to make the following:

        (a)  Additional Tax Distributions; provided that the Borrower shall
                                           --------
  deliver a certificate signed by an officer of the Borrower setting forth the calculation of taxable income and the related Additional Tax Distribution;

        (b)  any payment to an Affiliate in a transaction permitted by
  (S)12.9(c); and

        (c) so long as the Borrower has demonstrated to the reasonable satisfaction of the Agent that the Leverage Ratio both before and after giving effect to the proposed Distribution is not greater than 3.00:1.00, the Borrower shall be permitted to make Distributions on the Borrower's preferred limited partnership interests or preferred stock issued in exchange thereof in an amount not to exceed, in the aggregate, two times the liquidation preference on the test date multiplied by the preferred return rate for the next year in any fiscal year less the amount of Investments made by the
                               ----
  Borrower in such period pursuant to (S)12.3(m) in excess of $5,000,000.

  12.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.
        -----------------------------------------------

        12.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not
                ------------------------
  permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any acquisition of all or substantially all the assets of any Person or any operating unit of any Person or stock acquisition other than (a) the merger of the Borrower with another Person solely to effect a conversion of the Borrower to a corporate entity; (b) the acquisition of assets in the ordinary course of business consistent with past practices; (c) the Permitted Financed Acquisitions; (d) other asset or stock acquisitions of Persons in the same or a similar line of business as the Borrower or its Subsidiary (the "Other Permitted Acquisitions", and, collectively with the acquisitions permitted by paragraphs (a), (b) and (c) hereof, the "Permitted Acquisitions") where (i) the Borrower has provided the Agent with five (5) Business Days prior written notice of such Other Permitted Acquisition, which notice shall include a reasonably detailed description of such Other Permitted Acquisition and the documents, agreements and instruments to be entered into in connection with such Other Permitted Acquisition; (ii) the business to be acquired would not subject the Banks or the Agent to regulatory or third party approvals in connection with the exercise of their rights and remedies under this Credit Agreement or any other Loan Documents; (iii) the business and assets so acquired shall be acquired by the Borrower or such Subsidiary free and clear of all liens (other than as permitted by (S)12.2 hereof) and all Indebtedness (other than as permitted by
  (S)12.1 hereof); (iv) the Borrower or such Subsidiary has taken all necessary actions to grant to the Agent a first priority perfected lien on all assets and stock to be acquired in connection with such Other Permitted Acquisition (other than Permitted Liens) and, to the extent applicable, has provided the Agent with all documents, agreements and information required pursuant to
  (S)11.14 hereof; (v) the Borrower has demonstrated to the reasonable satisfaction of the Agent, based on a pro forma Compliance Certificate,
                                        --- -----
  compliance with (S)13 hereof on a Pro Forma Basis immediately prior to and after giving effect to such Other Permitted Acquisition; and (vi) no Default or Event of Default has occurred and is continuing or would exist as a result of giving effect to such Other Permitted Acquisition; (e) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or (f) the merger or consolidation of two or more Subsidiaries of the Borrower. In addition, in the event any new Subsidiary is formed as a result of or in connection with any acquisition, the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such new Subsidiary as a guarantor of the Obligations.

       12.5.2.  DISPOSITION OF ASSETS. The Borrower will not, and will not
                ---------------------
  permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the disposition of assets in the ordinary course of business, consistent with past practices or the transfer of assets from any Subsidiary to the Borrower; (b) the contribution by the Borrower of assets to any joint venture to the extent such an Investment is permitted pursuant to (S)12.3(m); (c) to the extent such a transaction would be considered a disposition of assets, the execution and delivery by the Borrower or any of its Subsidiaries of any ground lease on any Real Estate with any Person in an arms-length transaction for fair and reasonable value;
  (d) the sale or other disposition by the Borrower or any of its Subsidiaries of any Undeveloped Land to any Person other than a Subsidiary in an arms-length transaction for fair and reasonable value; (e) other dispositions of assets other than Asset Swaps to any Person in an arms-length transaction for fair and reasonable value in an aggregate amount not to exceed $10,000,000 during the term of this Credit Agreement; (f) Asset Swaps to any unaffiliated third parties in an arms-length transaction for fair and reasonable value in an aggregate amount not to exceed $20,000,000 during the term of this Credit Agreement, provided that (i) the acquisition by the Borrower or such
             --------
  Subsidiary of the asset to be acquired pursuant to any Asset Swap is permitted pursuant to (S)12.5.1 hereof, (ii) to the extent the asset to be acquired is a Stopping Center, the Borrower or such Subsidiary has complied with all the covenants and requirements contained herein as if such acquisition was a Permitted Financed Acquisition; (iii) to the extent the asset to be acquired is anything other than a Stopping Center, the Borrower or such Subsidiary, as the case may be, has complied with all the covenants and requirements contained herein as if such acquisition was an Other Permitted Acquisition; and (iv) such Asset Swap is also considered an "Asset Swap" pursuant to the New Notes Indenture and shall not be subject to the requirement of (S)4.9(a)(ii) of the Indenture; and
  (g) dispositions in connection with fuel price swaps in the ordinary course of business; provided, that, prior to making any dispositions set forth in this
            --------
  (S)12.5.2, the Borrower shall have delivered to the Agent on the date of any such sale or disposition a certificate signed by an authorized officer of the Borrower and evidence satisfactory to the Agent showing that (i) no Default or Event of Default has occurred and is continuing at the time of such sale or disposition and no such Default or Event of Default will exist after giving effect to such sale; (ii) if the net proceeds of each such sale (or a series of related sales) exceeds, in the aggregate, $500,000, at least eighty-five percent (85%) of the purchase price for such assets is received in cash; provided, however, any Asset Swap entered into by the Borrower or any
  --------  -------
  Subsidiary which is permitted hereunder and entered into in the ordinary course of business shall not be subject to this clause (ii); (iii) the Borrower or such Subsidiary, as applicable, has delivered any promissory note or other instrument received by the Borrower or such Subsidiary in connection with such sale or disposition to the Agent to be held in pledge for the benefit of itself and the Banks in accordance with the terms of the Loan Documents; and (iv) the net cash proceeds received from any such sales or dispositions shall be applied in the manner and at the times as are required by (S)4.4.1. hereof. In addition, in the event the Borrower or any Subsidiary effects the sale of any assets pursuant to this (S)12.5.2 to any Person other than a Subsidiary of the Borrower, simultaneously with such disposition the Borrower shall deliver to the Agent a written notice of such disposition, together with a written notification to the Agent setting forth the amount of cash proceeds received by the Borrower from such disposition, and the Borrower's election as to which type of Capital Expenditure limitation set forth in (S)13.5 shall be increased for the next twelve (12) months immediately following such disposition by the amount of such cash proceeds received for such sale. If the Borrower fails to make such an election, New Site Capital Expenditures shall be increased for such twelve month period by the amount of such cash proceeds so received.

       Notwithstanding anything to the contrary contained in this (S)12.5.2, (A) the Borrower and its Subsidiaries shall not be permitted to dispose of any assets or take (or omit to take) any action in connection with any asset sale or other disposition or engage in any other transaction which action (or omission) would require any repayment, repurchase or redemption (or any mandatory offer to repay, repurchase or redeem) by the Borrower or any of its Subsidiaries of the New Notes pursuant to (S)4.9 of the New Notes Indenture prior to the repayment in full of all the Obligations, or would violate the provisions of (S)4.9 of the New Notes Indenture; (B) the Borrower shall not directly or indirectly sell or otherwise dispose of all or substantially all of its assets; and (C) except as expressly permitted in this (S)12.5.2, neither the Borrower nor its Subsidiaries shall sell or otherwise dispose of any capital stock of any Person which is either the Borrower or a Guarantor or is an entity the capital stock of which is pledged under the Loan Documents by the Borrower or any Guarantor, except for transfers to the Borrower or another Guarantor (with each such transfer to a the Borrower or another Guarantor to be subject to the Agent's security interest therein for the benefit of the Agent and the Banks).

  12.6. SALE AND LEASEBACK. The Borrower will not, and will not permit any of
        ------------------
its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

  12.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not
        ----------------------------------
permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate, in each case (a) through (e), in any manner that would violate any Environmental Law in any material respect or bring such Real Estate in material violation of any Environmental Law.

  12.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate
        ----------------------
will

        (a) engage in any "prohibited transaction" within the meaning of (S)406 of ERISA or (S)4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

        (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived; or

        (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to (S)302(f) or (S)4068 of ERISA; or

        (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

  12.9. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not allow
        ----------------------------
its Subsidiaries to, engage in transactions with its Affiliates except for (a) transactions with Affiliates entered into on or prior to the Closing Date and described on Schedule 12.9 hereto, (b) transactions which are on terms no less
             -------- ----
favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary could obtain in arms-length transactions from third parties which are not Affiliates, (c) transactions involving the payment by the Borrower and its Subsidiaries of a management fee to Chartwell Investments, Inc. and Mobil Oil Corporation in the aggregate not to exceed $1,200,000 during any fiscal year, provided, that in each case any such fees may accrue but shall not be paid by
--------
the Borrower or any Subsidiary at any time after the occurrence and during the continuance of an Event of Default pursuant to (S)16.1(a) or (b) hereof, until such Event of Default is cured, whereupon such accrued and unpaid fees may be paid, (d) the payment of reasonable and customary fees for services as directors and attendance at meetings consistent with the Borrower's past practice, to directors of the Borrower or its Subsidiaries who are not employees of the Borrower or its Subsidiaries, and (e) Distributions to the extent permitted by
(S)12.4 hereof.

  12.10. NO CHANGES TO OLD NOTES AND NEW NOTES. The Borrower will not amend any
         -------------------------------------
provisions of the Old Notes, the Indenture, the Warrants, the New Notes or the New Notes Indenture without the prior written consent of the Majority Banks except for amendments which are permitted to be effected by the Trustee without the consent of the holders thereof.

  12.11. FISCAL YEAR. The Borrower will not change the date of the end of its
         -----------
fiscal year from that referred to in (S)10.22 hereof.

  12.12. NO NEGATIVE PLEDGES. The Borrower will not, and will not permit any of
         -------------------
its Subsidiaries to enter into, any agreement (excluding this Credit Agreement, the other Loan Documents, the New Notes and the New Notes Indenture) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Subsidiaries, whether now owned or hereafter acquired other than agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by (S)12.2.

  12.13. UPSTREAM LIMITATIONS. The Borrower will not, nor will the Borrower
         --------------------
permit any of its Subsidiaries to enter into any agreement, contract or arrangement (other than the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind to the Borrower or to any Subsidiary, to make loans, advances or other payments of whatsoever nature to the Borrower or to any Subsidiary or to make transfer or distributions of all or any part of its assets to the Borrower or to any Subsidiary of such Subsidiary.

  12.14. INCONSISTENT AGREEMENTS. The Borrower will not, nor will it permit any
         -----------------------
of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower or such Subsidiary of its obligations hereunder or under any of the Loan Documents.

  12.15. UNDEVELOPED LAND. The Borrower will not, and will not permit any of its
         ----------------
Subsidiaries, to own Undeveloped Land acquired by the Borrower or any of its Subsidiaries at any time after the Closing Date to the extent that the value of all such Undeveloped Land (which value shall be determined based upon the respective purchase price for each property so acquired) exceeds $3,000,000 in the aggregate; provided, however, for purposes of this (S)12.15, any Undeveloped
               --------  -------
Land acquired by the Borrower or any of its Subsidiaries at any time after the Closing Date with the proceeds received by the Borrower or such Subsidiary from a disposition of Undeveloped Land owned prior to the Closing Date shall not be included in the valuation for purposes of compliance with this (S)12.15.

                   13.  FINANCIAL COVENANTS OF THE BORROWER.
                        -----------------------------------

  The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

  13.1. MAXIMUM CONSOLIDATED LEVERAGE RATIO.  The ratio of Consolidated Funded
        -----------------------------------
Indebtedness on the last day of any fiscal quarter (or at any date when computing Consolidated Funded Indebtedness on a Pro Forma Basis) during a period set forth below (the "Determination Date") to Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ended on or most recently before such Determination Date shall not exceed, at any time during the periods set forth below, the ratio set forth opposite the applicable period set forth in the table below:


        -----------------------------------------------------------------
                             PERIOD                      RATIO
                             ------                      -----
        -----------------------------------------------------------------
        -----------------------------------------------------------------
                   06/30/97 through 09/29/97           6.50:1.00
        -----------------------------------------------------------------
                   09/30/97 through 12/30/97           6.25:1.00
        -----------------------------------------------------------------
                   12/31/97 through 12/30/98           5.95:1.00
        -----------------------------------------------------------------
                   12/31/98 through 12/30/99           5.75:1.00
        -----------------------------------------------------------------
                   12/31/99 through 12/30/00           4.85:1.00
        -----------------------------------------------------------------
                   12/31/00 through 12/30/01           4.25:1.00
        -----------------------------------------------------------------
                   12/31/01 through 12/30/02           3.75:1.00
        -----------------------------------------------------------------
                   12/31/02 through 12/30/03           3.50:1.00
        -----------------------------------------------------------------
                           Thereafter                  3.25:1.00
        -----------------------------------------------------------------

provided, however, for purposes of this (S)13.1 until such time as the Borrower
--------  -------
and its Subsidiaries have made New Site Capital Expenditures of at least $10,000,000 in the aggregate, Consolidated Funded Indebtedness shall be reduced by the amount of the Borrower's cash in excess of $3,000,000, up to an aggregate amount of $10,000,000 (the "Excess Amount").

  13.2. MINIMUM NET WORTH. The Borrower will not permit Consolidated Net Worth
        -----------------
at the end of any fiscal year to be less than the sum of (a) the Consolidated
Net

Worth reported in the Borrower's financial statements as of the Closing Date (after giving effect to all closing adjustments) less $10,000,000, plus (b) on a
                                                 ----              ----
cumulative basis, fifty percent (50%) of positive consolidated net income for each fiscal year, determined in accordance with generally accepted accounting principles, beginning with the fiscal year ending December 31, 1997 plus (c)
                                                                    ----
accrued dividends paid in additional Capital Interests less Distributions paid
                                                       ----
pursuant to (S)12.4(c) hereof; provided, however, in the event accounting
                               --------- --------
adjustments resulting from the Recapitalization or the other transactions contemplated by this Credit Agreement and the other Loan Documents result in certain non-cash charges to Consolidated Net Income not otherwise anticipated in the underlying assumptions of the Borrower's financial projections prepared and delivered to the Agent and the Banks on or prior to the Closing Date, the Borrower, the Agent and the Banks agree to negotiate in good faith a modification to subparagraph (b) hereof to take into account the impact on Consolidated Net Income due to such non-cash charges not otherwise anticipated.

  13.3. CONSOLIDATED CASH FLOW RATIO. The ratio of Consolidated Cash Flow for
        -----------------------------
the period consisting of the four (4) consecutive fiscal quarters ending on the last day of any fiscal quarter set forth in the table below to Consolidated Financial Obligations for such period shall not be less than the amount set forth below in such table opposite such date:

----------------------------------------------------------------------
  FISCAL QUARTER ENDING                                      RATIO
  ---------------------                                      -----
----------------------------------------------------------------------
----------------------------------------------------------------------
  12/31/97 through 12/30/98                                1.15:1.00
----------------------------------------------------------------------
  12/31/98 through 12/30/99                                1.20:1.00
----------------------------------------------------------------------
  12/31/99 through 12/30/00                                1.20:1.00
----------------------------------------------------------------------
  12/31/00 through 12/30/01                                1.20:1.00
----------------------------------------------------------------------
  12/31/01 through 12/30/02                                1.20:1.00
----------------------------------------------------------------------
  Thereafter                                               1.25:1.00
----------------------------------------------------------------------

provided, however, for purposes of this (S)13.3 until such time as the Borrower
--------  -------
and its Subsidiaries have made New Site Capital Expenditures of at least $10,000,000 in the aggregate, Consolidated Cash Interest Expense shall be reduced by interest on the Excess Amount for the period tested at an assumed rate of 10.5% per annum.

  13.4. CONSOLIDATED EBITDA/INTEREST. The ratio of Consolidated EBITDA for the
        -----------------------------
period consisting of the four (4) consecutive fiscal quarters ending on the last day of any fiscal quarter set forth in the table below to Consolidated Cash Interest Expense for such period shall not be less than the amounts set forth below in such table opposite such date:

----------------------------------------------------------------------
  FISCAL QUARTER ENDING                                      RATIO
  ---------------------                                      -----
----------------------------------------------------------------------
----------------------------------------------------------------------
  06/30/97 through 12/30/97                                1.40:1.00
----------------------------------------------------------------------
  12/31/97 through 12/30/98                                1.50:1.00
----------------------------------------------------------------------
  12/31/98 through 12/30/99                                1.65:1.00
----------------------------------------------------------------------
  12/31/99 through 12/30/00                                1.90:1.00
----------------------------------------------------------------------
  12/31/00 through 12/30/01                                2.05:1.00
----------------------------------------------------------------------
  Thereafter                                               2.25:1.00
----------------------------------------------------------------------

provided, however, for purposes of this (S)13.4 until such time as the Borrower
--------  -------
and its Subsidiaries have made New Site Capital Expenditures of at least $10,000,000 in the aggregate, Consolidated Cash Interest Expense shall be reduced by interest on the Excess Amount for the period tested at an assumed rate of 10.5% per annum.

  13.5. CONSOLIDATED CAPITAL EXPENDITURES. The Borrower shall not permit the
        ---------------------------------
aggregate amount of Maintenance Capital Expenditures, Improvement Capital Expenditures and New Site Capital Expenditures for itself and its Subsidiaries during the periods set forth below to be greater than the amounts opposite such periods:

============================================================================
PERIOD                             AMOUNT          AMOUNT          AMOUNT
------                             ------          ------          ------
============================================================================
                                 Maintenance     Improvement      New Site
----------------------------------------------------------------------------
Closing Date                      $4,300,000      $5,200,000     $ 8,700,000
through Fiscal
Year end 1997
----------------------------------------------------------------------------
Fiscal year 1998                  $4,300,000      $3,600,000     $25,600,000
----------------------------------------------------------------------------
Fiscal year 1999                  $4,300,000      $1,300,000     $11,600,000
----------------------------------------------------------------------------
Fiscal year 2000                  $4,300,000          $0          $3,900,000
----------------------------------------------------------------------------
Fiscal year 2001                  $4,300,000          $0          $1,300,000
----------------------------------------------------------------------------
Fiscal Years Thereafter           $4,300,000          $0          $1,300,000
----------------------------------------------------------------------------

  Capital Expenditures not spent in a given year may be carried over and added to the applicable basket only for the immediately following year (after first utilizing the amount of Capital Expenditures permitted for such fiscal year), each such carry over not to exceed one year. The unused portion of Maintenance Capital Expenditures for any fiscal year may be added to the aggregate amount of permitted Improvement Capital Expenditures or New Site Capital Expenditures for the same year, but not for any subsequent year. In addition, in the event the Borrower or any Subsidiary disposes of any assets in accordance with (S)12.5.2 hereof, the amount of the cash proceeds received by the Borrower or such Subsidiary from such disposition shall increase the amount of the permitted Capital Expenditures as set forth in (S)12.5.2 for the twelve month period immediately following the date in which such disposition occurred, and shall be deemed to be the first portion of such Capital Expenditures utilized for such period.

  13.6. OPERATING INCOME. The Borrower will not permit Consolidated Operating
        ----------------
Income for the three (3) month period ending April 30, 1997 to be less than $0.

  13.7. OPERATING LEASES. The Borrower will not, and will not permit any of its
        ----------------
Subsidiaries to, as lessee, enter into, permit to exist, or renew any agreements to rent or lease any real or personal property if the annual rental expenses (determined in accordance with generally accepted accounting principles) and (without duplication) the Rental Obligations then due and payable of the Borrower and its Subsidiaries (on a consolidated basis) under any rental agreements or leases of real or personal property (other than Capitalized Leases) exceeds $4,000,000 in any fiscal year.

                           14.  CLOSING CONDITIONS.
                                ------------------

  The obligations of the Banks to make the initial Revolving Credit Loans and the Term Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

  14.1. LOAN DOCUMENTS, ETC.
        -------------------

         14.1.1.  LOAN DOCUMENTS. Each of the Loan Documents shall have been
                  --------------
  duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         14.1.2.  RECAPITALIZATION DOCUMENTS. Each of the Recapitalization
                  --------------------------
  Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. The Agent shall have received a fully executed copy of each such document.

         14.1.3.  NEW NOTES. Each of the New Notes and the New Notes Indenture
                  ---------
  shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a copy of each such fully executed document.

  14.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have
        -------------------------------------
  received (a) from the Borrower a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its partnership certificate and partnership agreement as in effect on such date of certification, and (b) from Petro Financial and the general partners of the Borrower, a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of its charter or other incorporation documents and its by-laws as in effect on such date of certification.

  14.3. ACTION. All corporate and partnership action necessary for the valid
        ------
execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

  14.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the
        ----------------------
Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower or such Subsidiary, each of the Loan Documents to which the Borrower or such Subsidiary is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

  14.5.  VALIDITY OF LIENS. The Security Documents shall be effective to create
         -----------------
and continue in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected, or provision satisfactory to the Agent for such filings, recordings and other actions shall have been made. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

  14.6.  PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have
         ----------------------------------------------
received from each of the Borrower and its Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens (and liens to be discharged on the Closing Date pursuant to (S)12.16) and otherwise in form and substance satisfactory to the Agent.

  14.7.  SURVEY AND TAXES. The Agent shall have received as to each Mortgaged
         ----------------
Property on which a Mortgage is granted on the Closing Date, (a) a Survey of each such Mortgaged Property together with a Surveyor Certificate relating thereto and (b) evidence of payment of real estate taxes and municipal charges on all Real Estate not delinquent on or before the Closing Date.

  14.8.  TITLE INSURANCE. The Agent shall have received (a) as to each Mortgaged
         ---------------
Property on which a Mortgage is granted on the Closing Date, a Title Policy covering each such Mortgaged Property (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company); (b) as to each Mortgaged Property on which a Mortgage was granted prior to the Closing Date, a Title Policy endorsement covering each of the Mortgaged Properties for which a Title Policy was previously delivered, together with proof of payment of all fees and premiums for such policies and endorsements, from the Title Insurance Company and in amounts satisfactory to the Agent, insuring the interest of the Agent and each of the Banks as mortgagee under the Mortgages or (c) other evidence that the Borrower or its Subsidiaries has good title to the Mortgaged Property, which evidence shall be satisfactory to the Agent.

  14.9.  LANDLORD CONSENTS. The Borrower and its Subsidiaries shall have
         -----------------
delivered to the Agent all consents required for the Agent to receive, as part of the Security Documents, a collateral assignment of each material leasehold of personal property, and a mortgage of each material leasehold of real property included in the Collateral, together in each case with such estoppel certificates as the Agent may request.

  14.10. CERTIFICATES OF INSURANCE. The Agent shall have received (a) a
         -------------------------
certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with
Schedule 10.26 hereto
--------------
and the provisions of the Security Agreements and (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

  14.11. APPRAISALS. The Agent shall have received appraisals from appraisers
         ----------
and in form and substance satisfactory to the Agent and in compliance with applicable laws, covering all of its Mortgaged Property which appraisals shall indicate that the appraised value of such Mortgaged Property is not materially lower, in the aggregate, than the aggregate value of such Mortgaged Property estimated and disclosed to the Agent by the Borrower on the basis of prior appraisals.

  14.12. HAZARDOUS WASTE ASSESSMENTS. The Agent shall have received hazardous
         ---------------------------
waste site assessments or updates of previous such site assessments from environmental engineers and in form and substance satisfactory to the Agent, covering all Real Estate and all other real property in respect of which the Borrower or any of its Subsidiaries may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Substances.

  14.13. SOLVENCY OPINION. The Agent shall have received a copy of an opinion
         ----------------
from Valuation Research, Inc. dated not more than fourteen (14) days prior to the Closing Date, describing in detail the solvency of the Borrower and its Subsidiaries on a consolidated basis after the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

  14.14. OPINIONS OF COUNSEL. Each of the Banks and the Agent shall have
         -------------------
received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from:

         (a) Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Borrower and its Subsidiaries; and

         (b) local counsel to the Borrower and its Subsidiaries in all states where any of the Mortgaged Property for which a Mortgage is being granted on the Closing Date is located.

  14.15. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the
         ---------------
Agent, as appropriate, the commitment fee, the Agent's fee and the closing fee pursuant to (S)(S)2.2, 8.1.1 and 8.1.2.

  14.16. COMMERCIAL FINANCE EXAMINATION. The Agent's commercial finance
         ------------------------------
examiners shall have completed a review of the Borrower's books and records and concluded that the results of such review are satisfactory.

  14.17. TENDER AND CONSENT UNDER INDENTURE. The Agent shall have received
         ----------------------------------
evidence satisfactory to the Agent that (a) the Borrower and Petro Distributing have received the consent of holders holding not less than 75.1% of the aggregate outstanding principal amount of the Old Notes and Warrants to amend the Indenture relating to the Old Notes on terms set forth in the Indenture Tender Offer, and that the consents granted thereunder and such amendments are effective and (b) holders holding not less than 75% of the aggregate outstanding principal amount of the Old Notes have tendered such Old Notes to Petro Holdings GP and/or the Borrower prior to or on the Closing Date on the terms set forth in the Indenture Tender Offer.

  14.18. NEW NOTES. The Agent shall have received evidence satisfactory to the
         ---------
Agent that the New Notes have been issued in accordance with the terms of the New Notes Indenture in an aggregate amount of not more than $135,000,000 and the Borrower has received the proceeds of such issuance in cash.

  14.19. SATISFACTION OF CONDITIONS OF RECAPITALIZATION DOCUMENTS. The Agent
         --------------------------------------------------------
shall have received evidence that all of the closing conditions in the Recapitalization Documents have been satisfied without recourse to any provision permitting the waiver by any party thereto of any condition, obligation, covenant or other requirement.

  14.20. COMPLETION OF RECAPITALIZATION. The Recapitalization shall have been
         ------------------------------
completed pursuant to the Recapitalization Documents and otherwise on terms and conditions that are satisfactory to the Agent in all respects.

  14.21. NO MATERIAL ADVERSE CHANGE. The Agent and the Banks shall be satisfied
         --------------------------
that no material adverse change (including, without limitation, the failure of James A. Cardwell, Sr. to be the chief executive officer of the Borrower on the Closing Date) in the business, assets, arrangements or financial condition, income or prospects of the Borrower has occurred prior to the Closing Date.

  14.22. CAPITALIZATION. The Agent and the Banks shall have received evidence
         --------------
satisfactory to the Agent and the Banks that the Sponsors have invested at least $59,600,000 in general and limited partnership interests of the Borrower and preferred limited partnership interests of the Borrower on terms satisfactory to the Banks and the Agent, and that payments to the Selling Partners have been made strictly in accordance with the terms of the IPA.

  14.23. TRANSACTION COSTS. The aggregate amount of transaction costs associated
         -----------------
with this transaction and the Recapitalization (including, without limitation, consent solicitation fees and expenses) shall not exceed an aggregate amount approved by the Agent.

  14.24. CONSENTS AND APPROVALS. The Agent shall have received evidence that all
         ----------------------
consents and approvals necessary to complete the Recapitalization and the transactions contemplated hereby have been obtained.

  14.25. PRO FORMA BALANCE SHEET. The Agent shall have received a satisfactory
         -----------------------
pro forma balance sheet as of the Balance Sheet Date.

                      15.  CONDITIONS TO ALL BORROWINGS.
                           ----------------------------
  The obligations of the Banks to make any Loan, including the Revolving Credit Loan, the Term Loans and any Advance and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

  15.1.  REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations
         -----------------------------------------
and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

  15.2.  NO LEGAL IMPEDIMENT. No change shall have occurred in any law or
         -------------------
regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

  15.3.  GOVERNMENTAL REGULATION. Each Bank shall have received such statements
         -----------------------
in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

  15.4.  PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the
         -------------------------
transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

  15.5.  CONDITIONS TO ADVANCES AND REVOLVING CREDIT LOANS FOR PERMITTED
         ---------------------------------------------------------------
FINANCED ACQUISITIONS.
---------------------

         15.5.1.  ACQUISITION DOCUMENTS. The Agent shall have received not less
                  ---------------------
  than five (5) Business Days prior to the Permitted Acquisition Closing Date
  (a) written notification of the Permitted Financed Acquisition, together with copies of all material documents to be entered into in connection with each such Permitted Financed Acquisition (including, without limitation, environmental site assessments, appraisals, title reports and surveys, if applicable), a written statement of the purchase price for such Permitted Financed Acquisition (which purchase price plus all transaction costs related thereto shall not be less than the amount of the Advance or Revolving Credit Loan requested), and shall be satisfied with the terms thereof; and (b) evidence satisfactory to the Agent that the Borrower has demonstrated to the reasonable satisfaction of the Agent, based on a pro forma compliance
                                                   --- -----
  certificate, compliance with (S)13 hereof on a Pro

  Forma Basis immediately prior to and after giving effect to such Permitted Financed Acquisition.

         15.5.2.  REAL ESTATE MATTERS. The Borrower shall have delivered to the
                  -------------------
  Agent (a) an executed Mortgage covering the Property and the Petro:Lube Property, as the case may be, in order to give the Agent, for the benefit of the Banks, a first priority mortgage on and security interest in the Real Estate and related personal property, subject only to Permitted Liens, all in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurance with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such Real Estate as was required for Mortgaged Property of the Borrower as of the Closing Date; (b) an environmental assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by the Agent in form, scope and substance satisfactory to the Agent, which report or reports shall indicate a condition of the Land in all respects satisfactory to the Agent in its sole discretion and upon which report or reports the Agent is expressly entitled to rely; and
  (c) an appraisal of such Mortgaged Property which complies in all respects with the criteria set forth in (S)11.9.3 hereof.

         15.5.3.  USE OF PROCEEDS. The Agent shall have received evidence that
                  ---------------
  the Borrower has used the proceeds of each Advance and/or applicable Revolving Credit Loan, as the case may be, requested solely to finance the purchase price and related transaction costs of each Permitted Financed Acquisition for which such Advance and/or Revolving Credit Loan, as the case may be, is being requested, and the Borrower is in compliance with (S)11.12 hereof.

  15.6.  CONDITIONS TO ADVANCES AND REVOLVING CREDIT LOANS FOR CONSTRUCTION.
         ------------------------------------------------------------------

         15.6.1.  CONSTRUCTION DOCUMENTS. The Architects' Contract and
                  ----------------------
  Construction Contract to which such Advance and/or applicable Revolving Credit Loan, as the case may be, pertains, shall have been duly executed and delivered by the parties thereto, shall be in full force and effect, and the Agent shall have received a certified copy or a fully executed counterpart thereof. Borrower's Architect and the Contractor shall have duly executed and delivered to the Agent a consent to the assignment of the Architect's Contract and Construction Contract, in form of Exhibit P and Exhibit Q, and the Agent
                                        ---------     ---------
  shall have received the original or a fully executed counterpart thereof.

         15.6.2.  SUBCONTRACTS. Upon the request of the Agent, the Borrower
                  ------------
  shall have delivered to the Agent, a list of all subcontractors and materialmen who have been or, to the extent identified by the Borrower, will be supplying labor or materials for the Project, a copy of the standard form of subcontract to be used by the Contractor, and correct and complete photocopies of all executed subcontracts and contracts.

         15.6.3.  OTHER CONTRACTS. Upon the request of the Agent, the Borrower
                  ---------------
  shall have delivered to the Agent correct and complete photocopies of all other executed contracts with contractors, engineers or consultants for the Project, and of all development, management, brokerage, sales or leasing agreements for the Project.

         15.6.4.  DELIVERIES. The following items or documents shall have been
                  ----------
  delivered to the Agent:

                  15.6.4.1.  PLANS AND SPECIFICATIONS. A complete set of the
                             ------------------------
         Plans and Specifications and approval thereof by any necessary governmental authority, with a certification from the Borrower's Architect (or, if there is not a Borrower's Architect, an officer of the Borrower responsible for the Project) that the Improvements to be constructed comply with all requirements and governmental approvals and that the Contractor's Contract satisfactorily provides for the construction of the Improvements.

                  15.6.4.2.  MORTGAGE AND TITLE INSURANCE POLICY. At the initial
                             -----------------------------------
         Advance or Revolving Credit Loan, a duly executed Mortgage covering the Property or Petro:Lube Property, as the case may be, in order to give the Agent, for the benefit of the Banks, a first priority mortgage on and security interest in the applicable Real Estate and related personal property (subject to Permitted Liens) in form and substance satisfactory to the Agent and the paid Title Insurance Policy with respect to the Mortgaged Property, and at the final Advance or Revolving Credit Loan, an updated Title Insurance Policy with respect to the Mortgaged Property with all appropriate endorsements.

                  15.6.4.3.  OTHER INSURANCE. Policies of all insurance required
                             ---------------
         by this Credit Agreement for such Project.

                  15.6.4.4.  EVIDENCE OF SUFFICIENCY OF FUNDS. The Agent and
                             --------------------------------
         each Bank shall have evidence of the Borrower's availability to acquire the Land and complete the Project, or, in the case of a Permitted Financed Acquisition, to complete any necessary renovations.

                  15.6.4.5.  EVIDENCE OF ACCESS, AVAILABILITY OF UTILITIES,
                             ---------------------------------------------
         GOVERNMENTAL APPROVALS. Evidence satisfactory to the Agent as to:
         ----------------------

                  (a) the methods of access to and egress from the Property, and nearby or adjoining public ways, meeting the reasonable requirements of property of the type contemplated to be completed under this Credit Agreement and the status of completion of any required improvements to such access;

                  (b) the availability of storm and sanitary sewer facilities meeting the reasonable requirements of the Property;

                  (c) the availability of all other required utilities, in location and capacity sufficient to meet the reasonable needs of the Property; and

                  (d) the securing of all governmental approvals from the applicable governmental authority which are required under applicable requirements for the construction of the Improvements, together with copies of all such governmental approvals.

                  15.6.4.6.  ENVIRONMENTAL REPORT. An environmental assessment
                             --------------------
         report or reports of one or more qualified environmental engineering or similar inspection firms approved by the Agent in form, scope and substance satisfactory to the Agent, which report or reports shall indicate a condition of the Land in all respects satisfactory to the Agent in its sole discretion and upon which report or reports the Agent is expressly entitled to rely.

                  15.6.4.7.  SURVEY. A survey prepared by a Person satisfactory
                             ------
         to the Agent in accordance with the Agent's survey requirements, certified by a land surveyor registered as such in the state in which the Land is located, which survey shall be in form and substance satisfactory to the Agent.

         15.6.5.  LEGAL OPINIONS. The Agent shall have received opinions in form
                  --------------
  and substance satisfactory to the Agent and the Agent's counsel from counsel satisfactory to the Agent in the state or states where any Project or Petro:Lube Project is occurring and for which a Mortgage is being granted.

         15.6.6.  LIEN SEARCH. The Agent shall have received a certification
                  -----------
  from the Title Company or counsel satisfactory to the Agent (which shall be updated from time to time at the Borrower's expense upon request by the Agent) that a search of the public records disclosed no liens, encumbrances, security interests, financing statements or title retention agreements which affect the Property, Petro:Lube Property or New Profit Center Property, other than Permitted Liens.

         15.6.7.  NOTICES. All notices required by any governmental authority or
                  -------
  by any applicable requirement to be filed prior to commencement of construction of the Improvements shall have been filed.

         15.6.8.  APPRAISAL. An appraisal of the Property, including an
                  ---------
  appraisal of the Property on an as completed basis.

         15.6.9.  PERFORMANCE; NO DEFAULT. The Borrower shall have performed and
                  -----------------------
  complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of the Advance, and on the date of the Advance, there shall exist no Default or Event of Default.

         15.6.10. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with
                  -------------------------
  the transactions contemplated by this Credit Agreement and the other Loan Documents shall be satisfactory to the Agent and the Agent's counsel in form and substance, and the Agent shall have received all information and such counterpart originals on certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's counsel may reasonably require.

         15.6.11. NO DAMAGE. The Improvements shall not have been injured or
                  ---------
  damaged by fire, explosion, accident, flood or other casualty, unless the Agent shall have received insurance proceeds sufficient in the judgment of the Agent to effect the satisfactory restoration of the Improvements and to permit the completion thereof prior to the Completion Date.

         15.6.12. CERTIFICATE. If requested by the Agent, a certificate of the
                  -----------
  Construction Inspector in the form of Exhibit R.
                                        ---------
         15.6.13. APPROVAL BY CONSTRUCTION INSPECTOR. If required by the Agent,
                  ----------------------------------
  as to the final Advance or Revolving Credit Loan for each Project, notification from the Construction Inspector to the effect that the Improvements have been completed in a good and workmanlike manner in material accordance with the Plans and Specifications.

         15.6.14. FINAL SURVEY. As to the final advance for each Project, a
                  ------------
  final survey reasonably acceptable to the Agent showing the as-built location of the completed Improvements.

         15.6.15. CERTIFICATE OF THE BORROWER'S ARCHITECT. As to the final
                  ---------------------------------------
  Advance or Revolving Credit Loan for each Project, a certificate of the Borrower's Architect (of if there is no Borrower's Architect), such other officer of the Borrower responsible for such Project that the Improvements have been completed in all material respects in accordance with the Plans and Specifications and that the Improvements comply in all material respects with all applicable requirements and governmental approvals and are in all respects (except for work to be performed by tenants) ready for occupancy.

         15.6.16. PAYMENT OF COSTS. Evidence satisfactory to the Agent that all
                  ----------------
  sums due in connection with the construction of the Improvements have been paid in full (or will be paid out of the funds requested to be advanced) and that no party claims or has a right to claim any statutory or common law lien arising out of the construction of the Improvements or the supplying of labor, material, and/or services in connection therewith (other than for monies to be paid with the proceeds of such Advance or Revolving Credit Loan or otherwise at such time).

               16.  EVENTS OF DEFAULT; ACCELERATION; ETC.
                    ------------------------------------

  16.1.  EVENTS OF DEFAULT AND ACCELERATION. If any of the following events
         ----------------------------------
("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

         (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

         (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee or the Agent's fee, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment or shall fail to pay any other sums due hereunder or under any of the other Loan Documents within five (5) days of when the same shall become due and payable;

         (c) the Borrower shall fail to comply with any of its covenants contained in (S)11 (other than the covenants contained in (S)11.2, (S)11.4, the second sentence of (S)11.6, (S)11.8 and (S)11.11), (S)12 (other than (i) the covenant contained in (S)12.2, but only to the extent of any lien or other encumbrance which has not been granted by the Borrower or any of its Subsidiaries and which the Borrower and such Subsidiary is proceeding in good faith to have released or otherwise discharged; and (ii) the covenant contained in (S)12.7, but only to the extent the Borrower or its Subsidiary has taken all action necessary to remediate the violation and such remediation is possible) or (S)13 or any of the covenants contained in any of the Mortgages;

         (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained in (S)11.4 for ten (10) Business Days after written notice of such failure has been given to the Borrower by the Agent or the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)16.1) for thirty
  (30) days after written notice of such failure has been given to the Borrower by the Agent;

         (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

         (f)  a Change of Control shall occur;

         (g) a default or an event of default shall occur with respect to the New Notes;

         (h) a default or an event of default shall occur with respect to the Old Notes;

         (i) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, if the aggregate principal amount of such Indebtedness is in excess of $250,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in each case in such amount for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

         (j) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

         (k) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

         (l) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds insurance coverage applicable thereto for which the relevant insurance carrier has accepted liability by $250,000 or more, in the aggregate;

         (m) the holders of all or any part of the New Notes shall accelerate the maturity of all or any part of the New Notes or the New Notes shall be prepaid, redeemed or repurchased in whole or in part or the holders shall have the right to require such New Notes to be prepaid, redeemed or repurchased in whole or in part;

         (n) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in any material Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks (other than due to the negligence of the Agent in failing to make any filings required to be made by the Agent), or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

         (o) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

         (p) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any part of its business and such order shall continue in effect for more than thirty (30) days and could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole;

         (q) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and could reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries, considered as a whole;

         (r) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew could reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries, considered as a whole; or

         (s) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $250,000;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, notice of intention to accelerate maturity (including, without limitation, the notice of intent to accelerate and the notice of such acceleration), protest or other notice of any kind all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of
                                  --------
Default specified in (S)(S)16.1(j), 16.1(k) or (S)16.1(m) (but only as (S)16.1(m) pertains to the acceleration of the New Notes), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

  16.2.  TERMINATION OF COMMITMENTS. If any one or more of the Events of Default
         --------------------------
specified in (S)16.1(j), (S)16.1(k) or (S)16.1(m) (but only as (S)16.1(m)
pertains to the acceleration of the New Notes) shall occur, any unused portion of the Total Commitment and the Total Expansion Commitment hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks shall, by notice to the Borrower, terminate the unused portion of the Total Commitment and the Total Expansion Commitment hereunder, and upon such notice being given such unused portion of the Total Commitment and the Total Expansion Commitment hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans (including any Advances) and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the Total Commitment and the Total Expansion Commitment hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations (other than as provided in (S)2.2).

  16.3.  REMEDIES. In case any one or more of the Events of Default shall have
         --------
occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to (S)16.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if
                                    -- -----
such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

  16.4.  DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the
         ------------------------------------
occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

         (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

         (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in
                                    --------  -------
  respect of such obligations shall be made (i) pari passu among Obligations
                                                ---- -----
  with respect to the Agent's fee payable pursuant to (S)8.2 and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its
                  --- ----      --------  -------
  discretion make proper allowance to take into account any Obligations not then due and payable;

         (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to
  (S)9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

         (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                 17.  SETOFF.
                                      ------

  Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank under the Loan Documents. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other

Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro
                                                                        ---
tanto assignment of claims, subrogation or otherwise as shall result in each
-----
Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered
--------
from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                18.  THE AGENT.
                                     ---------

  18.1.  AUTHORIZATION.
         -------------

         (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no
                                                                --------
  duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

         (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

         (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

  18.2.  EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its
         --------------------
duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower, except in any case where this Credit Agreement provides that the Borrower is not responsible for costs.

  18.3.  NO LIABILITY. Neither the Agent nor any of its shareholders, directors,
         ------------
officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

  18.4.  NO REPRESENTATIONS. The Agent shall not be responsible for the
         ------------------
execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

  18.5.  PAYMENTS.
         --------

         18.5.1.  PAYMENTS TO AGENT. A payment by the Borrower to the Agent
                  -----------------
  hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the
                                      --- ----
  Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

         18.5.2.  DISTRIBUTION BY AGENT. If a court of competent jurisdiction
                  ---------------------
  shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         18.5.3.  DELINQUENT BANKS. Notwithstanding anything to the contrary
                  ----------------
  contained in this Credit Agreement or any of the other Loan Documents, any Bank for which a receiver is appointed or which is adjudicated bankrupt, becomes insolvent, or is being operated by a regulatory authority and fails
  (a) to make available to the Agent its pro rata share of any Loan or to
                                         --- ----
  purchase any Letter of Credit Participation or (b) to comply with the provisions of (S)16 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due
                                           --- ----
  and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and
                                 --- ----
  Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid
                   --- ----
  Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

  18.6.  HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or
         ----------------
the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

  18.7.  INDEMNITY. The Banks ratably agree hereby to indemnify and hold
         ---------
harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by (S)17), and liabilities of every nature and character arising out of or related to this Credit

Agreement (including without limitation (S)18.5.2), the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

  18.8.  AGENT AS BANK. In its individual capacity, FNBB shall have the same
         -------------
obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

  18.9.  RESIGNATION. The Agent may resign at any time by giving sixty (60) days
         -----------
prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution which has or has a parent company which has, a senior, unsecured debt rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

  18.10.  NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby
          ----------------------------------------------
agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this (S)18.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

  18.11.  DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of
          ---------------------------------
Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not
                                            --------
comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                                19.  EXPENSES.
                                     --------

  The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) subject to the limitations and requirements of (S)8.3, any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income or otherwise excluded under
(S)8) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including fees and expenses of commercial finance examiners, fees and expenses related to the obtaining of the solvency opinion referred to in (S)14.13, title insurance premiums and surveyor, engineering, environmental consulting and appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries hereunder or under the other Loan Documents or with respect to the transactions contemplated hereby other than any such litigation, proceeding or dispute in which the Agent or the applicable Bank has been finally adjudicated to have acted with gross negligence or willful misconduct or to have violated its obligations under this Credit Agreement or any law, and (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, other title or collateral searches, UCC filings, other collateral filings or mortgage recordings and taxes relating to or paid in connection with mortgages, UCC filings and other collateral filings. The covenants of this (S)19 shall survive payment or satisfaction of all other Obligations.

                             20.  INDEMNIFICATION.
                                  ---------------

  The Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (c) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding and EXPRESSLY INCLUDING ANY SUCH CLAIM, ACTION OR SUIT ARISING OUT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PERSON (but excluding such claim, action or suit to the extent attributable to the gross negligence or willful misconduct of, or violation of any law or regulation by, any such indemnified person). In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel; provided, however, the Borrower shall only be required to pay the reasonable fees and expenses of one such counsel for all the Banks and the Agent. If, and to the extent that the obligations of the Borrower under this
(S)20 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The Borrower shall be entitled to notice of any proceeding in respect of which a claim for indemnity or contribution will be made and shall be entitled to participate in the defense of any such proceeding. The failure to provide such notice shall not discharge or reduce any indemnity or contribution claim except to the extent that the Borrower has been prejudiced thereby. The covenants contained in this (S)20 shall survive payment or satisfaction in full of all other Obligations.

                        21.  SURVIVAL OF COVENANTS, ETC.
                             --------------------------

  All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of

Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified with respect to such provisions in this Credit Agreement. Notwithstanding the foregoing, the covenants contained in (S)(S)11, 12 and 13 shall remain in full force and effect for so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit. All written statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder. The Agent and the Banks acknowledge and agree that the delivery by the Borrower of its financial projections and forecasts pursuant to this Credit Agreement does not constitute a representation or warranty by the Borrower or its Subsidiaries that the Borrower or such Subsidiary will achieve the results estimated on such projection or forecast.

                      22.  ASSIGNMENT AND PARTICIPATION.
                           ----------------------------

  22.1.  CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank
         ---------------------------------
may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage with respect to Revolving Credit Loans, Term Loans A, Term Loans B and Expansion Loan and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, so
                                    --------
long as no Default or Event of Default has occurred and is continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations in respect of Revolving Credit Loans, Term Loans A, Term Loans B or Expansion Loans under this Credit Agreement, provided, however, that nothing contained herein shall restrict any
           --------  -------
Bank from making a non-pro rata assignment of its Loans, (c) each assignment
                       --- ----
shall be in a minimum amount that is at least $5,000,000 (or, if less than $5,000,000, all of the assigning Bank's rights and obligations in respect of Revolving Credit Loans, Term Loan A, Term Loan B or Expansion Loan under the Credit Agreement), (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an
                                                        ---------
"Assignment and Acceptance"), together with any Notes subject to such assignment and (e) such Eligible Assignee shall (i) be a financial institution organized under the laws of the United States, or any State thereof or the District of Columbia or (ii) have duly filed with the Borrower and the Agent, Internal Revenue Service Form 1001 or Form 4224 (or any successor or similar form) evidencing that deduction or withholding of United States income taxes is not required. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5)

Business Days after the execution thereof, (a) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (b) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in (S)22.3, be released from its obligations under this Credit Agreement.

  22.2.  CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS.
         --------------------------------------------------------------
By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

         (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

         (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

         (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in (S)10.4 and (S)11.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

         (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

         (e) such assignee represents and warrants that it is an Eligible Assignee;

         (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

         (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

         (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

         (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata
                                                                   --- ----
  share, if any, of Letter of Credit Fees in respect of outstanding Letters of Credit.

  22.3.  REGISTER. The Agent shall maintain a copy of each Assignment and
         --------
Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

  22.4.  NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by
         ---------
the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. As soon as reasonably practicable but in any event within thirty (30) days of issuance of any new Notes pursuant to this (S)22.4, the Borrower shall deliver an opinion of counsel (which may be the General Counsel of the Borrower), addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be canceled and returned to the Borrower.

  22.5.  PARTICIPATIONS. Each Bank may sell participations to one or more banks
         --------------
or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (s) each
                                                          --------
such participation
shall be in an amount of not less than $2,500,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

  22.6.  DISCLOSURE. The Borrower agrees that in addition to disclosures made in
         ----------
accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that
                                                                   --------
such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except upon the order of any court or administrative agency, or upon the request of any administrative agency or authority, or upon the request or demand of any regulatory agency or authority, or otherwise as required by law and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation; provided that (to
                                                            --------
the extent permitted by applicable law) such Bank will promptly notify the Borrower of disclosures of confidential information under the exception in clause (b) above.

  22.7.  ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee
         ----------------------------------------------------
Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)16.1 or (S)16.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)16.1 or (S)16.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

  22.8.  MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain
         -----------------------------------
its rights to be indemnified pursuant to (S)20 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, as a condition precedent to the effectiveness of the assignment and prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this (S)22 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C. (S)341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

  22.9.  ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any
         ----------------------
of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

  22.10. SYNDICATION. The Borrower shall provide such written information as is
         -----------
reasonably necessary to enable the Agent to complete the syndication of the Obligations. In addition, the management of the Borrower will be available at all reasonable times to answer questions and otherwise cooperate in the syndication process.

                              23.  NOTICES, ETC.
                                   ------------

  Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

         (a)  if to the Borrower, at 6080 Surety Drive, El Paso, Texas 79905,
  Attention: Chief Financial Officer with a copy to each of (i) Petro GP at c/o Chartwell Investments Inc., 717 Fifth Avenue, New York, New York 10022; and
  (ii) Russell W. Parks, Jr., P.C., Akin, Gump, Strauss, Hauer & Feld, L.L.P, 1333 New Hampshire Avenue, NW., Suite 400, Washington, DC. 20036; or at such other address for notice as the Borrower shall have furnished in writing to the Person giving the notice;;

         (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Michael P. Hannon, Director, Energy & Utilities Division or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

         (c)  if to any Bank, at such Bank's address set forth on Schedule 1
                                                                  -------- -
  hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

  Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier, telegraph, telecopy, telex or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the receipt of such telegraph, telecopy, telex or facsimile and (b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof; provided, however, that telexed, telecopied or facsimile
                     --------  -------
notices received by any party after its normal business hours (or on a day other than a Business Day) shall be effective on the next Business Day.

                              24.  GOVERNING LAW.
                                   -------------

  THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN (S)23. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                25.  HEADINGS.
                                     --------

  The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                              26.  COUNTERPARTS.
                                   ------------

  This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                          27.  ENTIRE AGREEMENT, ETC.
                               ---------------------

  The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
(S)29.

                          28.  WAIVER OF JURY TRIAL.
                               --------------------

  The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                   29.  CONSENTS, AMENDMENTS, WAIVERS, ETC.
                        ----------------------------------

  Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, a decrease in the rate of interest on the Notes, extension of maturities of the Notes, extension of any date fixed for payment, an increase in the amount of the Commitments of the Banks or the maximum amounts of the Term Loans, the release of Collateral having a fair market value in excess of $15,000,000 in any single transaction or series of related transactions and the release of Collateral having a fair market value in excess of $30,000,000 in the aggregate during the term of this Credit Agreement (in each case other than a release of Collateral in connection with any disposition permitted by
(S)12.5.2), and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks and this
(S)29 may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and (S)18 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                              30.  SEVERABILITY.
                                   ------------

  The provisions of this Credit Agreement and the Loans by each Bank are severable and if any one clause or provision hereof or any Loan shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or Loan, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision or Loan in any other jurisdiction, or any other clause or provision of this Credit Agreement or Loan in any jurisdiction.

                       31.  NO RECOURSE AGAINST OTHERS.
                            --------------------------

  No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Borrower or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any Obligations as maker or guarantor of the Notes, or otherwise under any of the Loan Documents by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.
This limitation of liability does not apply to any claim under the Securities Act of 1933 or the Securities Exchange Act of 1934, and the Banks are not waiving any rights under such laws.

                             32.  CONFIDENTIALITY.
                                  ---------------

  The Agent and each Bank agrees to exercise reasonable efforts to keep any confidential information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by the Agent or such Bank, including legal counsel, who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided,
                                                               --------
however, that nothing herein shall prevent the Agent or any Bank from disclosing
-------
such information (a) to any replacement Agent or other Bank, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over the Agent or such Bank,
(d) which has been publicly disclosed by or on behalf of the Borrower, (e) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective affiliates may be a party, (f) to the extent reasonably required in connection with any audits or accountings and (g) to any actual or proposed participant, assignee or other transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this (S)32; provided, that, should disclosure of any such confidential
               --------
information be required by virtue of either clause (b) or (c) of the immediately preceding sentence, the party making such disclosure shall promptly notify the Borrower as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, neither the Agent nor any
                          --------  -------
Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

                        33.  TRANSITIONAL ARRANGEMENTS.
                             -------------------------

  33.1.  ORIGINAL CREDIT AGREEMENT SUPERSEDED. This Credit Agreement shall on
         ------------------------------------
the Closing Date amend and restate the Original Credit Agreement in its entirety, except as provided in this (S)33. On the Closing Date, the rights and obligations of the parties evidenced by the Original Credit Agreement shall be evidenced by the Credit Agreement and the other Loan Documents, the "Revolving Credit Loans" as defined in the Original Credit Agreement shall be converted to Revolving Credit Loans as defined herein, "Term Loan A" as defined in the Original Credit Agreement shall be converted to a portion of the Term Loan A as defined herein, "Term Loan B" as defined in the Original Credit Agreement shall be converted to a portion of the Term Loan B as defined herein, and all outstanding letters of credit issued by the Agent for the account of the Borrower prior to the Closing Date shall, for purposes of this Credit Agreement, be Letters of Credit.

  33.2.  RETURN AND CANCELLATION OF NOTES. As soon as reasonably practicable
         --------------------------------
after its receipt of its Revolving Credit Note and Term Notes hereunder on the Closing Date, the Banks will promptly return to the Borrower, marked "Substituted" or "Cancelled" as the case may be, any notes of the Borrower held by the Banks pursuant to the Original Credit Agreement.

  33.3.  INTEREST AND FEES UNDER SUPERSEDED AGREEMENT. All interest and fees and
         --------------------------------------------
expenses, if any, owing or accruing under or in respect of the Original Credit Agreement through the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid in accordance with the method, and on the dates, specified in the Original Credit Agreement, as if the Original Credit Agreement were still in effect. Commencing on the Closing Date, the commitment fee shall be payable by the Borrower to the Agent for the account of the Banks in accordance with (S)2.2.

  IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                            PETRO STOPPING CENTERS, L.P.

                            By:/s/ Larry J. Zine
                               -------------------------------------
                                Name: Larry J. Zine
                                Title: Exec. Vice President

                            THE FIRST NATIONAL BANK
                             OF BOSTON, individually and as Agent

                            By:/s/ Michael P. Hannon
                               -------------------------------------
                                Name: Michael P. Hannon
                                Title: Director